UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________

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Professional Diversity Network, Inc.

(Name of Registrant as Specified In Its Charter)
________________________

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Professional Diversity Network, Inc. (the “Company”). The meeting will be held at the offices of the Company located at 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on Monday, October 17, 2016, at 8:00 a.m., Central Time.

At the meeting you will be asked to vote on the following proposals:

1.	to approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance and sale (the “Share Issuance”) to Cosmic Forward Limited (“CFL”) at a price of $1.20 per share (the “Per Share Price”), a number of shares of our common stock, par value $0.01 per share (the “Common Stock”), such that, after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement dated August 12, 2016, by and between CFL and the Company (the “Purchase Agreement”), CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis (the “Nasdaq Approval Proposal”);

2.	to approve and adopt a proposal to amend the Company’s certificate of incorporation, as amended to date (the “Certificate”), to increase the number of authorized shares of Common Stock from 25,000,000 to 45,000,000 (the “Authorized Shares Proposal”); and

3.	to approve the adjournment of the Special Meeting to a later date or time, if necessary, to solicit additional proxies in the event that (a) a quorum is not present at the Special Meeting or (b) there are not sufficient affirmative votes present at the Special Meeting to adopt the Nasdaq Approval Proposal or Authorized Shares Proposal (the “Adjournment Proposal”).

The approval of the Nasdaq Approval Proposal and the Authorized Shares Proposal are conditions to the consummation of the Share Issuance. If either of the Nasdaq Approval Proposal or Authorized Shares Proposal is not approved by our stockholders, we will not consummate any of the transactions contemplated by the Purchase Agreement.

We will hold our annual meeting on September 26, 2016. At that meeting, our stockholders will be asked to vote on a proposal to allow the Company to effect a reverse stock split of our Common Stock in a ratio set by the Board of Directors following stockholder approval, and to reduce proportionately the number of shares of Common Stock the Company is authorized to issue.  If the reverse stock split is approved by stockholders and implemented by the Board of Directors, it would not impact the Nasdaq Approval Proposal and the Authorized Shares Proposal, except that the number of shares to be issued in the Share Issuance would be proportionately reduced; however, the number of shares sold pursuant to the Purchase Agreement would continue to be an amount that would result in CFL beneficially owning 51% of the outstanding shares of Common Stock on a fully-diluted basis, after giving effect to the transactions contemplated thereby.  If you are a stockholder of record as of the record date for our annual meeting of stockholders, you will receive separate materials with respect to the annual meeting of stockholders.

This notice of special meeting and the accompanying proxy statement and form of proxy are first being sent on or about September 16, 2016 to our stockholders of record entitled to vote at the Special Meeting.

The Board of Directors has fixed the close of business on September 13, 2016 as the record date for the determination of the holders of our Common Stock entitled to notice of and to vote on all matters presented at the Special Meeting or at any adjournment or postponement thereof.

The Board of Directors has approved the Share Issuance and the increase to our authorized shares because it believes that these transactions are in the best interests of the Company's stockholders. The Board of Directors recommends that you vote "FOR" the Nasdaq Approval Proposal, "FOR" the Authorized Shares Proposal and "FOR" the Adjournment Proposal.

YOUR VOTE IS VERY IMPORTANT.  It is important that your shares be represented and voted at the Special Meeting regardless of the size of your holdings.  Whether or not you plan to attend the Special Meeting, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible.  Instructions regarding each of the methods of voting are provided on the enclosed proxy card.  Voting electronically or returning your proxy does NOT deprive you of your right to attend the Special Meeting and to vote your shares in person for the matters acted upon at the meeting.

By Order of the Board of Directors James Kirsch Executive Chairman of the Board of Directors
Chicago, Illinois
 September 16, 2016

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

801 W. Adams Street, Suite 600
 Chicago, IL  60607

___________________________________________________________________

PROXY STATEMENT
___________________________________________________________________

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

Q:	Why am I receiving this proxy statement?

A:
On August 12, 2016, we entered into a Purchase Agreement with CFL. Pursuant to the Purchase Agreement, we have agreed to issue and sell to CFL, and CFL has agreed to purchase, at a price of $1.20 per share, upon the terms and subject to the conditions set forth in the Purchase Agreement, a number of shares of our Common Stock such that, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis. In accordance with the terms of the Purchase Agreement, assuming that the full number of shares offered to be purchased by the Company in the Tender Offer (defined below) are purchased, CFL will acquire 17,122,794 shares of Common Stock from the Company (subject to reduction for shares purchased by CFL from our existing stockholder pursuant to a pre-existing co-sale right).  Specifically, this existing stockholder (who held 1,647,397 shares of Common Stock as of August 4, 2016) has the right to sell such shares directly to CFL upon the same terms and conditions as the terms and conditions set forth in the Purchase Agreement (the “Co-Sale Right”). To the extent the Co-Sale Right is exercised, it will reduce the number of shares of Common Stock that CFL purchases from us by approximately twice the number of shares sold in the Co-Sale Right.  This is because CFL would be purchasing shares from an existing shareholder instead of from us, and because we would be issuing fewer newly-issued shares in the Share Issuance, and therefore CFL would need to hold fewer shares in order to own 51% of the outstanding shares of Common Stock on a fully-diluted basis.

Under Nasdaq’s interpretation of Nasdaq Listing Rule 5635(b), a “change of control” would occur when, as a result of the issuance of securities, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.  The shares of Common Stock that will be purchased by CFL pursuant to the Purchase Agreement exceed this threshold.

You are receiving this proxy statement because you own shares of our Common Stock that entitle you to vote at the Special Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Q:	What am I voting on?

A:	At the Special Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation

1. To approve the Share Issuance in accordance with Nasdaq Listing Rule 5635(b) (the “Nasdaq Approval Proposal”).	FOR

2. To approve an amendment to the Company’s Certificate to increase the number of authorized shares of Common Stock from 25,000,000 to 45,000,000 (the “Authorized Shares Proposal”).	FOR

3.     To approve the adjournment of the Special Meeting to a later date or time, if necessary, to solicit additional proxies in the event that (a) a quorum is not present at the Special Meeting, or (b) there are not sufficient affirmative votes present at the Special meeting to adopt the Nasdaq Approval Proposal or the Authorized Shares Proposal (the “Adjournment Proposal”).
FOR

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The approval of the Nasdaq Approval Proposal and the Authorized Shares Proposal are conditions of both parties to the consummation of the Share Issuance. If either of these proposals is not approved by our stockholders, we will not consummate any of the transactions contemplated by the Purchase Agreement.

Q:	Why is the Board of Directors recommending that I vote “FOR” these proposals?

A:	After careful consideration and consultation with its advisors, our Board of Directors determined that the Share Issuance Proposal and the Authorized Shares Proposal are in the best interests of the Company and its stockholders, and recommends that you vote “FOR” each of the proposals.

In making its recommendation to recommend in favor of the Share Issuance Proposal, the Board of Directors considered, among other things, (i) the Company’s need for a significant capital infusion in order to continue as a going concern and to implement its productivity improvement initiatives, (ii) that the Per Share Price constitutes a significant premium over the closing price of our common stock as of the date on which the Board of Directors approved the Share Issuance and over the average closing price for the twelve-month period preceding such date, (iii) the lack of alternate financing opportunities on acceptable terms and (iv) the benefits related to the full pay-off of the Company’s master credit facility, including the ability to reduce leverage, release the lien on all of the Company’s assets and prevent a potential default. Although the Board of Directors considered the risks relating to the Share Issuance, including voting dilution to our existing stockholders and consequences of having a majority stockholder, the Board of Directors believes these risks were partially mitigated by minority stockholder protections negotiated as part of the transaction including, without limitation, the requirement that our Board of Directors be composed of a majority of independent directors immediately following the closing of the transaction and the standstill provision to which CFL will be subject. Therefore, our Board of Directors is recommending that you vote “FOR” the Share Issuance Proposal.

In making its recommendation to our stockholders that they vote for the Authorized Shares Proposal, our Board of Directors considered the fact that our Certificate does not currently provide for sufficient authorized shares to consummate the Share Issuance. Therefore, our Board of Directors is also recommending that you vote “FOR” the Authorized Shares Proposal so that the Company can consummate the Share Issuance.

Q:	Why is the Board of Directors proposing the Authorized Shares Proposal?

A:	In order to consummate the Share Issuance, we must amend our Certificate to increase the number of authorized shares of our Common Stock from 25,000,000 to 45,000,000 shares. Under the General Corporation Law of the State of Delaware (the “DGCL”), our stockholders must approve an amendment to our Certificate.

Q:	How will the Company use the proceeds from the Share Issuance?

A:	We expect gross proceeds and net proceeds (gross proceeds less the fees and expenses incurred in connection with the negotiation, execution, delivery and performance of the Purchase Agreement and other related transaction documents and the consummation of the transactions contemplated thereby) of the transaction contemplated by the Purchase Agreement to be up to approximately $20.5 million and up to approximately $17.6 million, respectively, assuming no exercise of the Co-Sale Right discussed above and assuming that the full number of shares offered to be purchased by the Company in the Tender Offer (discussed below) are purchased. If the Co-Sale Right is exercised in full, we expect the gross proceeds and net proceeds to be approximately $16.5 million and approximately $13.6 million, respectively. Of the net proceeds, we expect to use (i) approximately $1.6 million to fully pay off our master credit facility and pay associated fees (based on our outstanding borrowings as of August 31, 2016), (ii) up to $3.0 million to consummate a partial issuer tender offer for 2,500,000 shares of our Common Stock (the “Tender Offer”) and (iii) the remainder for general corporate and working capital purposes including to implement the productivity improvement initiatives that we have identified as key to our ability to deliver profitable growth over the long-term.

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Q:	What are the consequences if these proposals are not approved?

A:	The approval of the Nasdaq Approval Proposal and the Authorized Shares Proposal are conditions of both parties to the consummation of the Share Issuance. If either of these proposals is not approved by our stockholders, we will not consummate any of the transactions contemplated by the Purchase Agreement. As discussed above, if the Share Issuance is not completed, our liquidity would be materially adversely affected, we would likely not be able to implement the productivity improvement initiatives that we have identified as key to our ability to deliver profitable growth over the long-term and we may not be able to continue to operate as a going concern. In addition, the Company’s management and other employees will have expended extensive time and effort and their focus and attention will have been diverted from operational matters during the pendency of the Share Issuance, and the Company will have incurred significant third-party transaction costs without any commensurate benefit.

Q:	Will I receive any proceeds from the Share Issuance?

A:	If the Share Issuance is consummated, CFL will pay the purchase price for the Common Stock issued by the Company in the Share Issuance directly to the Company and the two principal corporate uses of the net proceeds from the Share Issuance, as discussed above, will be to fully pay off the Company’s current credit facility and pay associated fees and for general corporate purposes. The Company's stockholders will not receive any of the proceeds from the Share Issuance directly from CFL. However, we intend to use up to $3.0 million of the proceeds of the Share Issuance to consummate the Tender Offer that we expect to close after the closing of the Share Issuance (the “Closing”). The price per share to be paid for each share of Common Stock validly tendered and not withdrawn in the Tender Offer shall be equal to the $1.20 per share price paid by CFL to the Company in the Share Issuance, net in cash, but subject to reduction for any required withholding of taxes.

Q:	What will happen to my Common Stock if the Share Issuance is consummated?

A:	If the Share Issuance is consummated, there will be no change in the number of shares of Common Stock you own. However, as a result of the Share Issuance, you will experience significant voting dilution with respect to your shares of Common Stock. Specifically, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, our current stockholders would own 49% of the total outstanding shares of our Common Stock on a fully-diluted basis and CFL would own 51% of the total outstanding shares of our Common Stock on a fully-diluted basis, or 41.2% and 58.8% on a non-diluted basis. As a result, subject to the restrictions set forth in the Stockholders’ Agreement (described below), following the Closing, CFL will generally have control of determining the outcome of any corporate transaction or any other matter submitted to the Company’s stockholders for approval including mergers, consolidations, and the sale of all or substantially all of the assets of the Company.

At our annual meeting of stockholders to be held on September 26, 2016, our stockholders will be asked to vote on a proposal to allow the Company to effect a reverse stock split of our Common Stock in a ratio set by the Board of Directors following stockholder approval, and to reduce proportionately the number of shares of Common Stock the Company is authorized to issue. If the reverse stock split is approved by stockholders and implemented by the Board of Directors, it will impact the number of shares of Common Stock you own but not your ownership percentage. The reverse stock split would not impact the Nasdaq Approval Proposal and the Authorized Shares Proposal except that the number of shares to be issued in the Share Issuance would be proportionately reduced, however the number of shares sold pursuant to the Purchase Agreement and the transactions contemplated thereby would continue to be an amount that would result in CFL beneficially owning 51% of the outstanding shares of Common Stock on a fully-diluted basis, after giving effect to the transactions contemplated thereby.  If you are a stockholder of record for purposes of our annual meeting of stockholders, you will receive separate materials with respect to the annual meeting.

Q:	Will the Board of Directors of the Company change after the Share Issuance is consummated?

A:	Yes. At the Closing, we will enter into a stockholders’ agreement (the “Stockholders’ Agreement”) with CFL and each of the shareholders of CFL (the “CFL Shareholders”). Under the Stockholders’ Agreement, CFL and the CFL Shareholders will have the right to nominate one director for every 9.9% of total voting power that CFL, the CFL Shareholders and their respective controlled affiliates (collectively, the “CFL Group”) beneficially own, up to a maximum of six directors. At the Closing, our Board of Directors will consist of nine directors. CFL will be entitled to nominate five out of nine directors to serve on the Board of Directors immediately following the Closing, of which three must be independent directors within the meaning of applicable Nasdaq Stock Market listing rules. It is currently contemplated that the following four existing directors, Jim Kirsch, Star Jones, Lee Hillman and David Schramm, will continue to serve on our Board of Directors after the Closing.

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Q:	If the transaction with CFL is consummated, will the Company be a controlled-company under Nasdaq rules?

A:	Although CFL will own 51% of the Company on a fully-diluted basis, pursuant to the Stockholders’ Agreement, the Company will not avail itself of Nasdaq’s “controlled company” exception, unless approved by the majority of the independent directors then on the Board of Directors, including one independent director not nominated by CFL. As a result, immediately following the Closing and for so long as the Company does not avail itself of Nasdaq’s “controlled company” exception, a majority of our Board of Directors and all of the members of our Audit, Compensation and Nominating Committees will continue to be independent directors under applicable Nasdaq Stock Market listing rules.

Q:	Can CFL increase its ownership interest in the Company after the Share Issuance is consummated?

A:	Under the Stockholders’ Agreement, members of the CFL Group will be prohibited from acquiring beneficial ownership in excess of 51% of the outstanding shares of Common Stock on a fully-diluted basis directly from the Company or through a tender offer. However, subject to applicable law, including Rule 10b-18 and Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), members of the CFL Group will have the right to make open market purchases or privately-negotiated purchases of additional shares of our Common Stock up to any amount, provided that, as a result of such purchases, there are not fewer than 350 stockholders of the Company.

The Stockholders’ Agreement also contains “standstill” provisions that, among other things and subject to certain exceptions, will prohibit members of the CFL Group from facilitating, supporting or engaging in a proxy contest, submitting any proposals to our Board of Directors for a merger, reorganization, acquisition, sale or other similar fundamental transaction or taking any action to change the composition of our Board of Directors or its committees such that they no longer satisfy certain Nasdaq listing rules regarding board and committee independence.  The foregoing restrictions generally do not prohibit members of the CFL Group from (i) making a bona fide private acquisition proposal to the Company to acquire all outstanding shares of Common Stock if certain conditions are met including approval by a majority of the outstanding shares of Common Stock not then beneficially owned by members of the CFL Group or (ii) transferring their shares of Common Stock in connection with a third-party tender offer or a third-party business combination proposal subject to certain limitations set forth in the Stockholders’ Agreement.

Q:	Do I have dissenters’ rights of appraisal?

A:	The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with any of the proposals being voted on at the Special Meeting.

Q:	When and where will the Special Meeting be held?

A:	We will hold the Special Meeting on Monday, October 17, 2016 at 8:00 a.m., Central Time, at our corporate offices located at 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

Q:	Who can attend and vote at the Special Meeting?

A:	Only holders of our Common Stock as of the close of business on September 13, 2016, the record date for the Special Meeting are entitled to notice of and to vote their shares at the Special Meeting. As of September 13, 2016, there were 14,510,960 shares of Common Stock issued, outstanding and entitled to vote. Each share of Common Stock issued and outstanding is entitled to one vote.

Q:	What constitutes a quorum, and why is a quorum required?

A:	We are required to have a quorum of stockholders present to conduct business at the Special Meeting. The holders of record of a majority of the aggregate voting power of our Common Stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting or any adjournment or postponement thereof. Proxies received but marked as abstentions, if any, will be counted as present at the Special Meeting for quorum purposes. A broker non-vote (as described below) will not be counted as present at the Special Meeting for quorum purposes. In the absence of a quorum, a majority of our stockholders, present in person or represented by proxy at the Special Meeting, will have the power to adjourn the Special Meeting.

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Q:	What is the difference between a stockholder of record and a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, Inc., you are considered the “stockholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of shares held in street name.  As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting via telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card provided by your nominee.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote:

●	via the Internet;

●	by telephone;

●	by mail, if you have received a paper copy of the proxy materials; or

●	in person at the meeting.

Detailed instructions for voting via the Internet, by telephone and by mail are set forth on your proxy card.

If you are a beneficial stockholder, you must follow the voting procedures of your nominee. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement) and a legal proxy from your nominee authorizing you to vote your shares.

Q:	What if I abstain on a proposal?

A:	If you sign and return your proxy marked “abstain” on any proposal, your shares will not be voted on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	What happens if I do not give specific voting instructions?

A:	If you are a holder of record of shares of Common Stock and you indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Special Meeting.

If you are a beneficial owner and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. None of the proposals to be presented at the Special Meeting are considered routine, and therefore broker non-votes will not be included in the calculation of the number of votes considered to be present at the meeting and will not be considered for purposes of determining the presence of a quorum.

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The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

1. The Nasdaq Approval Proposal	No	None

2. The Authorized Shares Proposal	No	Against

3. The Adjournment Proposal	No	None

As a result, if you do not provide your nominee with voting instructions, your shares will not be voted on any of the proposals and, with respect to the Authorized Shares Proposal, will have the same effect as a vote “AGAINST” the proposal.

Q:	What is the required vote for approval of each of the proposals in this proxy statement?

A:	Proposal	Vote Required for Approval

	1. The Nasdaq Approval Proposal	Majority of shares present in person or by proxy and entitled to vote

	2. The Authorized Shares Proposal	Majority of shares issued and outstanding

	3. The Adjournment Proposal	Majority of shares present in person or by proxy and entitled to vote

The Nasdaq Approval Proposal.  The affirmative vote of a majority of our outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting is required to approve the Nasdaq Approval Proposal. Because abstentions are considered present at the meeting, they will have the effect of a vote against this proposal.  Broker non-votes are not considered present at the meeting and will therefore have no effect on the outcome of this proposal.

The Authorized Shares Proposal.  The affirmative vote of a majority of our outstanding shares of Common Stock as of the record date is required to approve the Authorized Shares Proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal because such shares are outstanding but are not considered affirmative votes.

The Adjournment Proposal.  The affirmative vote of a majority of our outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting is required to approve the Adjournment Proposal. Because abstentions are considered present at the Special Meeting, they will have the effect of a vote against this proposal.  Broker non-votes are not considered present at the Special Meeting and will therefore have no effect on the outcome of this proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise by:

●	delivering to the Secretary, prior to the vote at the Special Meeting, a notice of revocation of the proxy bearing a later date than your proxy;

●	executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy;

●	by voting again by Internet or telephone as more fully detailed in your proxy card; or

●	attending the Special Meeting and voting in person.

If you are mailing a written notice of revocation or a later proxy, send it to: Professional Diversity Network, Inc., Attention: Secretary, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

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Q:	Who can attend the Special Meeting of Stockholders?

A:	Only stockholders of record as of the record date for the Special Meeting, and our invited guests may attend the Special Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Q:	If I plan to attend the Special Meeting of Stockholders, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Special Meeting.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record.

Beneficial owners who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Special Meeting.

Q:	Where can I find voting results of the Special Meeting of Stockholders?

A:	We will announce the results for the proposals voted upon at the Special Meeting and publish voting results in a Form 8-K filed within four business days after the Special Meeting.

Q:	Who is paying the cost of this proxy solicitation?

A:	We are paying the cost of soliciting proxies. We may retain a proxy solicitation firm to assist us in soliciting proxies for a nominal fee plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares of common stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board of Directors and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Q:	Who should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: Professional Diversity Network, Inc., Attention: Secretary, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, Telephone: (312) 614-0950.

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THE NASDAQ APPROVAL PROPOSAL

Background of the Proposal

On August 12, 2016, we entered into the Purchase Agreement with CFL. Pursuant to the Purchase Agreement, we have agreed to issue and sell to CFL, and CFL has agreed to purchase, at a price of $1.20 per share, upon the terms and subject to the conditions set forth in the Purchase Agreement, a number of shares of our Common Stock such that CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, including the Tender Offer described below.

Because our Common Stock is listed on the Nasdaq Capital Market, we are subject to Nasdaq Listing Rule 5635(b), which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.  Under Nasdaq’s interpretation of Nasdaq Listing Rule 5635(b), a “change of control” would occur when, as a result of the issuance of securities, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.  The shares of Common Stock that will be purchased by CFL pursuant to the Purchase Agreement exceed this threshold.  As of the record date, the Company had 14,510,960 shares of Common Stock issued and outstanding (18,951,317 shares on a fully-diluted basis).  In accordance with the terms of the Purchase Agreement, assuming that the full number of shares offered to be purchased by the Company in the Tender Offer are purchased, CFL will acquire 17,122,794 shares of Common Stock from the Company (subject to reduction for shares purchased by CFL upon exercise of the Co-Sale Right).

The approval of the Nasdaq Approval Proposal is a condition to the consummation of the Share Issuance. If this proposal is not approved by our stockholders, we will not consummate any of the transactions contemplated by the Purchase Agreement.

Use of Proceeds

We expect gross proceeds and net proceeds (gross proceeds less the fees and expenses incurred in connection with the negotiation, execution, delivery and performance of the Purchase Agreement and other related transaction documents and the consummation of the transactions contemplated thereby) of the transaction contemplated by the Purchase Agreement to be approximately $20.5 million and approximately $17.6 million respectively, assuming no exercise of the Co-Sale Right discussed above assuming that the full number of shares offered to be purchased by the Company in the Tender Offer are purchased. If the Co-Sale Right is exercised in full, we expect the gross proceeds and net proceeds to be approximately $16.5 million and approximately $13.6 million, respectively.  Of the net proceeds, we expect to use (i) approximately $1.6 million to fully pay off our master credit facility and pay associated fees (based on our outstanding borrowings as of August 31, 2016), (ii) up to $3.0 million to consummate the Tender Offer and (iii) the remainder for general corporate and working capital purposes including to implement the productivity improvement initiatives that we have identified as key to our ability to deliver profitable growth over the long-term.

Reasons for the Share Issuance

Our Board of Directors has determined that the Share Issuance, and Purchase Agreement, the related transaction agreements and the transactions contemplated thereby, are in the best interests of the Company and its stockholders, and recommends that you vote “FOR” the approval of the Nasdaq Approval Proposal.  In reaching its determination, our Board of Directors consulted with our management, financial advisors and legal counsel and considered a number of factors, including the following:

•	the Company’s need for a significant capital infusion by the end of 2016 in order to continue as a going concern, in light of its limited current cash levels and current and projected monthly cash burn rates;

•	our Board of Director’s belief that, without a significant infusion of cash, the Company would not be able to implement the productivity improvement initiatives that we believe are key to our ability to deliver profitable growth over the long-term, including expansion of our digital marketing team, optimization of all technology platforms, development of a robust content strategy and the implementation of big data strategies to leverage our marketing investment, and that the Share Issuance has been structured in a manner to provide such funds to the Company to permit it to implement these initiatives which are anticipated to improve its short-term and long-term business prospects;

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•	the financial terms of the transaction, including the fact that the consideration of $1.20 per share represented a 126% premium to the closing price of the Company’s Common Stock on the Nasdaq Capital Market on August 12, 2016, the last trading day prior to the announcement of the transaction, and a 114% premium to the average of the closing price of the Company’s Common Stock during the twelve-month period immediately preceding August 12, 2016;

•	the judgment of our Board of Directors, after discussions with its financial advisors, that there were no alternative financing opportunities that would provide the Company with the significant amount of required capital on a timely basis and on acceptable terms, if at all, in light of general market and liquidity conditions, the market price and trading volume of the Company’s common shares, and the business prospects of the Company:

•	the fact that the transactions were structured to include the Tender Offer, which enables the Company to distribute a portion of the proceeds of the Share Issuance to its existing stockholders, thereby allowing existing stockholders to receive liquidity for a portion of their shares, while also retaining an interest in a Company that has more capital to pursue its long term strategies to generate returns for its investors;

•	the opportunity to fully pay off the Company’s master credit agreement which will lower the Company’s leverage, release the lien on all of the Company’s assets and lower the risk of credit default;

•	the minority stockholder protections that the Board of Directors was able to negotiate as part of the Share Issuance, including that:

o	as of the Closing, the majority of the individuals that the CFL Group is permitted to designate for appointment to the Board of Directors are required to be “independent” directors, as defined under the Nasdaq Listing Rules;

o	unless otherwise approved by the majority of the independent directors then on the Board of Directors, including one independent director not nominated by CFL, the Company will not avail itself of the “controlled company” exception of the Nasdaq Listing Rules, which means that the majority of the Board of Directors and all of the members of the Audit, Compensation and Nominating committees will continue to be independent; and

•	standstill provisions that provide that:

o	Members of the CFL Group will be prohibited from acquiring beneficial ownership of more than 51% of the outstanding shares of Common Stock on a fully-diluted basis, directly from the Company or through a tender offer;

o	The ability of members of the CFL Group to make open market purchases or privately negotiated purchases will be limited to those purchases that would not result in the Company having fewer than 350 stockholders, thus preventing the CFL Group from causing the Company to fall below the number of stockholders required to maintain a listing on the Nasdaq Capital Market; and

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o	Members of the CFL Group will not facilitate, support or engage in a proxy contest, submit proposals to the Board of Directors other than as permitted by the Stockholders’ Agreement and take any action to change the composition of the Board of Directors or its committees such that the Company would not be in compliance with the Nasdaq Listing Rules.

Certain Risks Associated with the Share Issuance

In considering the Share Issuance, the Board of Directors also considered the following risks associated with the Share Issuance.

Upon consummation of the Share Issuance, the Company will be controlled by CFL.

After giving effect to the Share Issuance and related transactions, a majority of the members of our Board of Directors will be persons nominated by CFL, and pursuant to the terms of the Purchase Agreement, CFL will acquire a majority of the voting power of the Company. CFL may not exercise its rights as the Company’s controlling stockholder in a manner consistent with your interests. By virtue of its ownership of our Common Stock and the existence of the CFL Board Designees (as defined below), CFL will be in a position to influence the company’s actions for its own benefit.

Public sales of a substantial number of shares of our Common Stock by CFL could cause our stock price to fall.

After giving effect to the consummation of the transactions contemplated by the Purchase Agreement, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis.  Pursuant to the Stockholders’ Agreement, CFL and the other members of the CFL Group are subject to a one-year lock-up with respect to all shares of Common Stock owned by members of the CFL Group, subject to certain exceptions.  However, after the one-year period, it may generally sell its shares in the public markets, subject to applicable securities laws.  Furthermore, the Company has granted CFL and the CFL Shareholders certain registration rights that provide them the ability to register for resale, from time to time and in accordance with the terms of the registration rights agreement, all shares of Common Stock owned by members of the CFL Group, subject to certain exceptions.  Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could have a material adverse effect on the trading price of our Common Stock.

Because we will have a majority stockholder, our public float will be more limited which could impact your ability to sell your shares and could result in increased volatility in our stock price.

After giving effect to the consummation of the transactions contemplated by the Purchase Agreement, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis and approximately 58.8% on a non-diluted basis.  As a result, the trading volume of our Common Stock could be more limited than if our shares were more-widely held.  In addition, because we are a relatively small company, the range of investors willing to invest in our shares may be relatively limited. As a result of these factors, it may be more difficult for you to sell your shares of Common Stock at a time and price that you deem appropriate, and could increase the volatility of our stock price.

The proceeds from the Share Issuance may not be sufficient to implement our productivity improvement initiatives and your entire investment could be lost.

We expect gross proceeds and net proceeds (gross proceeds less the fees and expenses incurred in connection with the negotiation, execution, delivery and performance of the Purchase Agreement and other related transaction documents and the consummation of the transactions contemplated thereby) of the transaction contemplated by the Purchase Agreement to be up to approximately $20.5 million and up to approximately $17.6 million, respectively, assuming no exercise of the Co-Sale Right discussed above and assuming that the full number of shares offered to be purchased by the Company in the Tender Offer are purchased. If the Co-Sale Right is exercised in full, we expect the gross proceeds and net proceeds to be approximately $16.5 million and approximately $13.6 million, respectively.  Of the net proceeds, we expect to use (i) approximately $1.6 million to fully pay off our master credit facility and pay associated fees (based on our outstanding borrowings as of August 31, 2016) and (ii) up to $3.0 million to consummate the Tender Offer.  Any remaining proceeds will be used for general corporate and working capital purposes including to implement the productivity improvement initiatives that we have identified as key to our ability to deliver profitable growth over the long-term.  We cannot be sure that the proceeds from the Share Issuance will be sufficient to implement all or any of the initiatives or that these initiatives will improve our short and long-term business performance or prospects. In the event that we cannot implement these initiatives or that these initiatives are not successful, we could again face liquidity and going concern issues, which could result in your losing your entire investment in the Company.

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The likelihood of the Company’s stockholder obtaining an acquisition premium from a subsequent transaction may be diminished.

After giving effect to the consummation of the transactions contemplated by the Purchase Agreement, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis. Such ownership decreases the likelihood that the Company’s existing stockholders will obtain an acquisition premium on their shares in connection with another transaction.

Impact on Stockholders if the Nasdaq Approval Proposal is not Approved.

If the Nasdaq Approval Proposal is not approved, Nasdaq Listing Rule 5635(b) would not permit us to consummate the Share Issuance, and, therefore, we will not consummate any of the transactions contemplated by the Purchase Agreement.  As discussed above, if the Share Issuance is not completed, our liquidity would be materially adversely affected, we would likely not be able to implement productivity improvement initiatives that we have identified as key to our ability to deliver profitable growth over the long-term and we may not be able to continue to operate as a going concern.  In addition, the Company’s management and other employees will have expended extensive time and effort and their focus and attention will have been diverted from operational matters during the pendency of the Share Issuance, and the Company will have incurred significant third-party transaction costs without any commensurate benefit.

Dilution to Existing Stockholders

If the Share Issuance is consummated, no change would occur to the number of shares of Common Stock you own.  However, as a result of the Share Issuance, you will experience significant voting dilution with respect to your shares of Common Stock.  Specifically, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, our stockholders would own 49% of the total outstanding shares of our Common Stock on a fully-diluted basis and CFL would own 51% of the total outstanding shares of our Common Stock on a fully-diluted basis, or 41.2% and 58.8% on a non-diluted basis.  As a result, subject to the restrictions set forth in the Stockholders’ Agreement, following the Closing, CFL would generally have control of determining the outcome of any corporate transaction or any other matter submitted to the Company’s stockholders for approval including mergers, consolidations, and the sale of all or substantially all of the assets of the Company.

Composition of the Board of Directors Following the Transaction

Pursuant to the Purchase Agreement and Stockholders’ Agreement, at the Closing, our Board of Directors will consist of nine directors. CFL will be entitled to nominate five out of nine directors to serve on the Board of Directors immediately following the Closing, of which three must be independent directors within the meaning of applicable Nasdaq listing rules. For a further description of CFL’s board designation rights, see “The Transaction Documents—Stockholders’ Agreement—Board Representation Rights.” It is currently anticipated that the following four of our existing directors, Jim Kirsch, Star Jones, Lee Hillman and David Schramm, will continue to serve on our Board of Directors.

Interests of Certain Persons in the Share Issuance

In considering the recommendation of the Board of Directors with respect to the Share Issuance, you should be aware that the Company's directors and executive officers have interests in the Share Issuance that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of these interests and considered them, among other matters, in making its recommendations regarding approval of the Nasdaq Approval Proposal.

The Share Issuance constitutes a “Change in Control” under certain of the Company’s Restricted Stock Award Agreements (the “Restricted Stock Agreements”).  Specifically, pursuant to the Restricted Stock Agreements, the vesting of 319,699 shares of restricted stock held by Star Jones, the Company’s President, and 79,925 shares of restricted stock held by Christopher Wesser, the Company’s Executive Vice President, General Counsel and Secretary, will accelerate upon the consummation of the Share Issuance, representing $169,440 and $42,360, respectively, in additional benefits based on the closing price of a share of our Common Stock as of August 12, 2016.

Impact of Potential Reverse Stock Split

Pursuant to the Purchase Agreement, if prior to the Closing, the number of outstanding shares of Common Stock are changed into a different number of shares as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, issuer tender offer or other similar transaction, then the number of shares of Common Stock, the Per Share Price and any other amounts payable pursuant to the Purchase Agreement shall be adjusted accordingly.

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The Company will hold its annual meeting on September 26, 2016. At that meeting, our stockholders will be asked to vote on a proposal to allow the Company to effect a reverse stock split of our Common Stock in a ratio set by the Board of Directors following stockholder approval, and to reduce proportionately the number of shares of Common Stock the Company is authorized to issue.

•	If the reverse stock split is approved by the stockholders and implemented by the Board of Directors, your shares of Common Stock, the number of shares of Common Stock to be issued in the Share Issuance, the Per Share Price and any other amounts payable pursuant to the Purchase Agreement shall be adjusted accordingly. However, the proposed increase of our authorized shares to 45,000,000 shares of Common Stock requested pursuant to the Authorized Shares Proposal will not change. The reverse stock split alone will not impact your ownership percentage in the Company.

•	If the reverse stock split is not approved by the stockholders or not implemented by the Board of Directors, our shares of Common Stock may be delisted from the Nasdaq Stock Market for failing to comply with the continued listing requirement of maintaining a minimum bid price of at least $1.00 per share. As we previously announced, we have received a delisting notice from the Nasdaq Stock Market with respect to this issue. In order to regain compliance, the closing bid price of our Common Stock must be $1.00 per share for a minimum of ten consecutive business days by October 10, 2016. If we are delisted, it could adversely affect our ability to consummate the transactions contemplated by the Purchase Agreement.

Vote Required

The approval of the Nasdaq Approval Proposal requires the affirmative vote of a majority of our outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal. This proposal is conditioned on the approval of the Authorized Shares Proposal. If the Authorized Shares Proposal is not approved, the Nasdaq Approval Proposal will have no effect (even if approved by the requisite vote of our stockholders at the Special Meeting or any adjournment or postponement thereof) and we will not consummate any of the transactions contemplated by the Purchase Agreement.

Recommendation of the Board of Directors

After careful consideration and consultation with its advisors, our Board of Directors has determined that the Share Issuance, and the Purchase Agreement, the related transaction agreements and the transactions contemplated thereby, are in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NASDAQ APPROVAL PROPOSAL.

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THE TRANSACTION DOCUMENTS

The following includes a summary of the material provisions of the Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A. This summary may not contain all of the information about the Purchase Agreement and related transactions that is important to you. We encourage you to read carefully the Purchase Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Purchase Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note

The following summary of the Purchase Agreement is intended to provide information regarding its terms, although the SEC has taken the position that the Purchase Agreement (when included in filings made with the SEC) and the related summary constitute public disclosures. The Purchase Agreement contains representations and warranties by the parties thereto that were made as of specified dates and for purposes of the Purchase Agreement (notwithstanding that the Purchase Agreement has been included in filings made with the SEC, and the SEC has taken the position that its representations and warranties therefore constitute disclosures), including establishing the circumstances in which a party to the Purchase Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations, warranties and covenants in the Purchase Agreement may be subject to limitations agreed upon by the contracting parties, including for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, and subsequent information may have been included in this proxy statement or reflected in the Company’s other public disclosures. Moreover, the description of the Purchase Agreement below does not purport to describe all of the terms thereof and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this proxy statement as Appendix A. Any material change to the terms of the purchase agreement or other documents will be disclosed in subsequent filings by the Company with the SEC.

Purchase Agreement

Issuance and Sale of Common Stock; Tender Offer; Co-Sale Right

On August 12, 2016, we entered into the Purchase Agreement with CFL. Pursuant to the Purchase Agreement, we have agreed to issue and sell to CFL, and CFL has agreed to purchase, at a price of $1.20 per share, upon the terms and subject to the conditions set forth in the Purchase Agreement, a number of shares of our Common Stock such that, after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, including the Tender Offer, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis.  In accordance with the terms of the Purchase Agreement, assuming that the full number of shares offered to be purchased by the Company in the Tender Offer are purchased, CFL will acquire 17,122,794 shares of Common Stock from the Company (subject to reduction for shares purchased by CFL from our existing stockholder pursuant to the Co-Sale Right).

One of our existing stockholders has a Co-Sale Right, pursuant to a Separation Agreement entered into with us on July 16, 2015. Pursuant to the Co-Sale Right, this existing stockholder, who held 1,647,397 shares of Common Stock as of August 4, 2016, has the right to sell such shares directly to CFL upon the same terms and conditions as the terms and conditions set forth in the Purchase Agreement. To the extent the Co-Sale Right is exercised, it will reduce the number of shares of Common Stock that CFL purchases from us by approximately twice the number of shares sold in the Co-Sale Right.  This is because CFL would be purchasing shares from an existing shareholder instead of from us, and because we would be issuing fewer newly-issued shares in the Share Issuance, and therefore CFL would need to hold fewer shares in order to own 51% of the outstanding shares of Common Stock on a fully-diluted basis. If the Co-Sale Right is exercised in full, we expect the anticipated gross proceeds from the Share Issuance to decrease by approximately $4.0 million.

We intend to use a portion of the proceeds from the Share Issuance to consummate the Tender Offer, which we expect to close after the Closing of the Share Issuance.  The price per share to be paid for each share of Common Stock validly tendered and not withdrawn shall be equal to the Per Share Price, net in cash but subject to reduction for any required withholding of taxes.

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Call Option

Pursuant to the Purchase Agreement, if, immediately following the consummation of the Tender Offer and after giving effect to our purchase of shares  in the Tender Offer, the aggregate number of shares of Common Stock held by CFL is less than 51% of the outstanding shares of Common Stock, on a fully-diluted basis, then beginning 10 days after the closing of the Tender Offer, CFL shall have an option (the “Call Option”) to purchase, at a price per share equal to the Per Share Price, such additional number of shares of Common Stock (the “Call Option Shares”) so that immediately following the purchase of the Call Option Shares, CFL beneficially owns 51% of the outstanding shares of Common Stock on a fully-diluted basis.

Representations and Warranties

The Purchase Agreement contains representations and warranties of the Company as to, among other things:

•	corporate organization, existence and good standing of the Company and its subsidiaries, and the power and authority of the Company and its subsidiaries to own their respective properties and carry on their respective business;

•	the power and authority of the Company to enter into the Purchase Agreement and other transaction documents and to consummate the transactions contemplated thereby, subject to the approval by the Company’s stockholders of the Share Issuance Proposal and the Authorized Shares Proposal;

•	the absence of certain violations, defaults, or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the purchase agreement and other transaction documents;

•	required regulatory filings and authorizations, consents or approvals of governmental entities;

•	the listing of the Company’s Common Stock on, and the Company’s compliance with the listing requirements of the Nasdaq Capital Market;

•	the capitalization of the Company;

•	the Company’s subsidiaries;

•	matters relating to the Company’s filings with the SEC, financial statements, and liabilities;

•	the absence of certain litigation, actions, proceedings, inquiries and governmental investigations related to the Company;

•	compliance with applicable laws during the last three years and possession of necessary authorizations and permits by the Company and its subsidiaries;

•	compliance with the Foreign Corrupt Practices Act and other anti-corruption and anti-money laundering laws;

•	employee relations, employee benefit plans and employee matters;

•	tax matters;

•	insurance policies of the Company and its subsidiaries;

•	internal accounting and disclosure controls;

•	title to the assets of the Company and its subsidiaries;

•	the absence of certain changes or events since December 31, 2015;

•	the absence of any undisclosed fees owed to investment bankers, financial advisors or brokers in connection with the transactions contemplated by the Purchase Agreement;

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•	matters relating to information to be included in required filings with the SEC in connection with the transactions contemplated by the purchase agreement;

•	material contracts of the Company and its subsidiaries;

•	compliance with SEC and Nasdaq Stock Market rules and regulations;

•	absence of related party transactions;

•	the solvency of the Company;

•	the Company’s receipt of an opinion from Cassel Salpeter & Co., LLC, its financial advisor; and

•	certain provisions of Delaware law.

The Purchase Agreement contains representations and warranties of CFL as to, among other things:

●	its organization, existence and good standing;

●	the power and authority of CFL to enter into the Purchase Agreement and the other transaction documents to which CFL is a party and to consummate the transactions contemplated thereby;

●	the absence of certain violations, defaults, or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Purchase Agreement;

●	required regulatory filings with or actions of governmental entities;

●	CFL’s receipt of certain information;

●	CFL’s knowledge, sophistication and experience;

●	CFL’s status as an “accredited investor”;

●	securities law matters;

●	the operations of CFL and its ownership prior to the completion of the Share Issuance;

●	its ownership of shares of Common Stock or other securities of the Company; and

●	the availability of funds sufficient to pay the purchase price at Closing.

Conduct of the Business Pending Closing

The Purchase Agreement provides that until the closing date of the Share Issuance (the “Closing Date”), subject to certain exceptions in the Purchase Agreement, the Company will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and key employees. The Purchase Agreement further provides that during such period, the Company will not take, and will not permit any of its subsidiaries to take, among others, the following actions (subject, in some cases, to certain exceptions), other than with CFL’s prior written consent and as contemplated by the Purchase Agreement:

●	redeem, repurchase or otherwise acquire or split, combine or reclassify the terms of any of the Company’s securities, other than in connection with the Tender Offer or the reverse stock split proposal to be voted upon at the annual meeting;

●	declare, set aside or pay any dividend or other distribution with respect to shares of their respective capital stock;

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●	issue or sell any securities of the Company, including grants or awards under the Company’s equity compensation plan, except for the issuance of securities (a) upon the exercise or conversion of outstanding stock options, warrants or other convertible securities of the Company and (b) in connection with the Share Issuance, or amend any term of any outstanding security of the Company;

●	sell, lease, transfer or encumber any of their respective assets other than in the ordinary course of business consistent with past practice;

●	amend the certificate of incorporation, bylaws or other similar organizational documents of the Company and its subsidiaries, other than in connection with the increase of authorized shares of the Company’s Common Stock as contemplated by the Purchase Agreement and described below;

●	acquire, by merger, acquisition of stock or assets or otherwise, any amount of assets, securities, properties, interests or businesses, other than in the ordinary course of business consistent with past practice;

●	incur indebtedness, other than pursuant to the Company’s existing credit facilities and similar agreements;

●	make capital expenditures in excess of $100,000;

●	make certain loans, advances and investments;

●	modify, amend or waive any term or provision of specified agreements;

●	increase or agree to increase compensation or benefits to existing and former officers, directors, employees and consultants of the Company or its subsidiaries; grant or increase or agree to grant or increase severance or termination pay of existing and former officers, directors, employees and consultants of the Company or its subsidiaries; adopt, enter into, modify or terminate any employee benefit or compensation plan; terminate the employment of any officer of the Company or any of its subsidiaries other than for cause; grant or agree to grant any new awards or modify any existing awards under any employee benefit or compensation plan; forgive any loans or enter into or make loans to any current or former officers, directors, employees or consultants of the Company or its subsidiaries; enter into any collective bargaining agreement or other agreement with a labor union or similar organization; or plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of Company employees;

●	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries; or

●	agree, resolve or commit to do any of the foregoing.

Alternative Transaction Proposals

The Purchase Agreement contains certain restrictions on the Company’s ability to solicit or knowingly encourage or facilitate a proposal for an alternative transaction to those contemplated by the Purchase Agreement, to engage, continue or participate in any discussions or negotiations regarding an alternative transaction proposal, or to enter into any definitive agreement, or any letter of intent or agreement in principle, relating to an alternative transaction proposal. Specifically, until the Closing or the termination of the Purchase Agreement in accordance with its terms, the Company is prohibited from:

•	directly or indirectly soliciting, initiating, inducing, knowingly facilitating or knowingly encouraging any inquiries, or the making, announcement or submission to the Company, of any proposal that is, or could reasonably be expected to lead to, an “Acquisition Proposal”;
•	entering into, engaging, continuing or participating in discussions or negotiations with, furnishing any information to, or providing access to the business, properties, assets, books or records of the Company or its subsidiaries, or otherwise cooperate with, or assist any party who has made or informed the Company of its intention to make, any proposal that is, or could reasonably be expected to lead to, an Acquisition Proposal; or
•	entering into a definitive agreement with respect to an Acquisition Proposal.

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An “Acquisition Proposal” is defined in the Purchase Agreement as (i) any offer or proposal (including any tender or exchange offer) to acquire 15% or more of the assets or properties of the Company and its subsidiaries, taken as a whole, 15% or more of the consolidated net revenues or consolidated net income of the Company and its subsidiaries, or 15% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, (ii) any issuance or sale or other disposition by the Company of equity interests representing 15% or more of the aggregate voting power of the then outstanding shares of Common Stock, or (iii) any merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its significant subsidiaries, in each case other than the transactions contemplated by the Purchase Agreement.

The Company is, however, permitted to furnish information to, and engage in discussions and negotiations with, any third party who makes a bona-fide, written Acquisition Proposal if:

•	the Acquisition Proposal did not result directly or indirectly from a breach by the Company of its non-solicitation covenants under the Purchase Agreement;
•	the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that (i) the Acquisition Proposal is, or is reasonably likely to lead to, a “Superior Proposal” and (ii) the failure to take such actions would be inconsistent with the Board’s fiduciary duties under applicable law; and
•	the Company has given CFL prior written notice of its intention to take such actions as required under the Purchase Agreement.

A “Superior Proposal” is defined in the Purchase Agreement as an unsolicited bona fide written Acquisition Proposal (except that references in the definition of “Acquisition Proposal” to “15% or more” are replaced by “50% or more” for purposes of the definition of Superior Proposal) that is not attributable to a breach by the Company of its non-solicitation covenants under the Purchase Agreement or to any material breach by the Company of any other provisions of the Purchase Agreement, which the Board determines in good faith, after consultation with its financial advisor and outside legal counsel, taking into account all legal, financial, regulatory, timing and other aspects of the proposal (including financing, stockholder litigation and breakup fee and expense reimbursement provisions) and the party making the proposal, (i) is reasonably likely to be consummated on the terms proposed, (ii) to the extent financing is required, such financing is then fully committed on customary terms and conditions, (iii) the per-share consideration offered is greater than the $1.20 per share price CFL is paying in the Share Issuance (including, if the per-share consideration is not all cash, a determination by the Board in good faith by majority vote, after consultation with its financial advisor, to such effect), and (iv) is otherwise on terms the Board has determined is superior, from a financial point of view, to the transactions contemplated by the Purchase Agreement.

The Company must notify CFL promptly (and in any event within 24 hours) after receipt by the Company or any of its subsidiaries or representatives of any Acquisition Proposal or any request for information relating to the Company or any of its subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its subsidiaries by any third party, which notice must include the material terms and conditions of any such Acquisition Proposal and the identity of the party making such Acquisition Proposal, and must provide copies of all correspondence and other written materials sent or provided to the Company or any of its representatives relating to any material developments, discussions or negotiations with respect thereto.  Furthermore, the Company must promptly (and in any event within 24 hours) make available to CFL any such information that is provided to any such third party by or on behalf of the Company and which was not previously provided or made available to CFL.

Except as expressly permitted by the Purchase Agreement, the Board may not:

•	fail to make or include in this proxy statement the Board’s recommendations that our stockholders vote to approve the Authorized Share Proposal and the Nasdaq Approval Proposal at the Special Meeting;
•	change, modify, withhold, qualify or withdraw (or resolve or propose publicly to do any of the foregoing), in a manner adverse to CFL, the Board’s recommendations that our stockholders vote to approve the Authorized Share Proposal and the Nasdaq Approval Proposal at the Special Meeting in a manner adverse to the Buyer, or take any public action or make any public statement inconsistent with such recommendations;
•	take any action or make any recommendation or public announcement or filing in response to a tender or exchange offer commenced by any third party, other than an express recommendation that our stockholders reject such tender or exchange offer and certain other permitted statements; or
•	enter into, approve, adopt or recommend any Acquisition Proposal or any definitive agreement (other than a permitted confidentiality agreement) relating thereto (any of the foregoing, a “Company Recommendation Change”).

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However, at any time before our stockholders approve the Authorized Share Proposal and the Nasdaq Approval Proposal, the Board is permitted to make a Company Recommendation Change:

•	in response to a Superior Proposal that has been made and not withdrawn and continues to be a Superior Proposal and which did not result from a violation in any material respect by the Company of its non-solicitation covenants under the Purchase Agreement, or
•	if an “Intervening Event” has occurred;

provided that:

•	the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the Board’s fiduciary duties under applicable law;
•	the Company notifies CFL in writing of its intention to duly convene a meeting of the Board to consider making a Company Recommendation Change within 24 hours after the Board determines to convene such a meeting and at least four business days prior to convening such meeting, which notice must provide certain information concerning the Superior Proposal or the Intervening Event, as applicable, required by the Purchase Agreement; and
•	the Board has given CFL four business days to (i) in the case of a Superior Proposal, make a binding offer that, as determined by the Board in good faith, after consultation with its financial advisor and outside legal counsel, is at least as favorable to the Company and its stockholders as the Superior Proposal or (ii) in the case of an Intervening Event, make a binding offer that, as determined by the Board in good faith, after consultation with its financial advisor and outside legal counsel, eliminates the need for the Board to make or consider making a Company Recommendation Change.

An “Intervening Event” is defined in the Purchase Agreement as an event, state of facts, change, discovery, development or circumstance relating specifically to the Company that arises after the date of the Purchase Agreement and is continuing on any date of determination that was not known or reasonably foreseeable by the Board before as of prior to the date of the Purchase Agreement, and which is materially beneficial to the business, assets, liabilities, financial condition, results of operation or prospects of the Company and its subsidiaries, take as a whole, with certain exceptions set forth in the Purchase Agreement, including changes in market price of the Common Stock (although the underlying reasons for the stock price increase may be deemed to be an Intervening Event) and the Company exceeding internal or published forecasts or projections (although the underlying reasons for such occurrence may be deemed to be an Intervening Event).

Other Covenants and Agreements

Proxy Statement; Special Meeting.  Pursuant to the Purchase Agreement, the Company is required to give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action on the Nasdaq Approval Proposal and the Authorized Shares Proposal.

Certain Filings; Listing of Common Stock.  The Company must make those specified filings and reports required in connection with the offer and sale of the shares of Common Stock to CFL under the Purchase Agreement.  In addition, the Company has agreed to use its reasonable best efforts to maintain its listing or authorization for quotation on the Nasdaq Capital Market, and to refrain from taking any action that would be reasonably expected to result in the delisting or suspension of its Common Stock on the Nasdaq Capital Market.

Board of Directors.  Pursuant to the Purchase Agreement and the Stockholders’ Agreement to be entered into on the Closing Date, effective as of the Closing Date, the Company’s Board of Directors will consist of nine directors, and CFL will have the right to nominate one director for every 9.9% of total voting power the CFL Group beneficially own, up to a maximum of six directors. The Company has agreed to take all actions necessary to cause sufficient vacancies on the Board of Directors to accommodate such nominations, including by making any necessary amendments to the bylaws.  See the description of the Stockholders’ Agreement below for additional information regarding the composition of the Board of Directors following the Closing Date.

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Director and Officer Liability Insurance; Indemnification Arrangements.  Pursuant to the Purchase Agreement, Company is required to purchase prior to Closing (1) an officers’ and directors’ liability insurance “tail policy”, with a term of at least six years following the Closing, covering the current and former directors and officers of the Company and its subsidiaries and any employee of the Company or any subsidiary who is a fiduciary under any Company benefit plan for events occurring at or prior to the Closing Date and (2) an officers’ and directors’ liability insurance policy, with a term of at least six years following the Closing, covering the directors and officers of the Company and its subsidiaries and any employee of the Company or any subsidiary who is a fiduciary under any Company benefit plan for events occurring after the Closing Date, in each case of (1) and (2) on terms no less favorable than the Company’s existing officers’ and directors’ liability policy, subject to certain limitations on the amount of the premiums.

Credit Facility.  Pursuant to the Purchase Agreement, the Company must take all actions necessary to repay all amounts owed under, and to terminate, the Company’s master credit facility, to cause the release of all security interests created thereunder, and to cause the termination of the board representation agreement with the lender under the master credit facility.

Other Covenants.  The Purchase Agreement contains additional agreements between the Company and CFL relating to, among other things:

●	publicity, including the issuance of press releases and filings with the SEC relating to the Share Issuance;

●	the filing of a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”); and

●	the Company’s use of proceeds from the Share Issuance.

Escrow.  Pursuant to the terms of the Purchase Agreement, CFL and the Company entered into an escrow agreement, pursuant to which CFL deposited approximately $1.7 million in an escrow account.  This escrow amount is intended to serve as security for CFL’s potential termination fee obligations as described below under “—Termination Fee,” and will be applied to the purchase price for the shares of Common Stock to be purchased by CFL at the Closing of the Share Issuance.

Equity Commitment; Specific Performance.  Pursuant to the terms of the Purchase Agreement, CFL has received an equity commitment letter from the CFL Shareholders, pursuant to which the CFL Shareholders have committed to fund the purchase price at the Closing.  The Company will be entitled to seek specific performance of the funding contemplated by the equity commitment letter and to cause CFL to consummate the Share Issuance if:

●	all of the conditions set forth in the Purchase Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at Closing);

●	CFL has failed to consummate the Closing within three business days following the date the Closing should have occurred in accordance with the terms of the Purchase Agreement and the Company has provided written notice to CFL that it was ready and willing to consummate the Closing during such period;

●	CFL has failed to consummate the Closing within three business days following receipt of the notice from the Company described above; and

●	the Purchase Agreement has not been terminated in accordance with its terms.

If specific performance is granted to the Company and the funding has occurred pursuant to the equity commitment letter, the Company and CFL will be required to consummate the Closing.

Adjustments to Common Stock.  Pursuant to the Purchase Agreement, if prior to the Closing, the number of outstanding shares of Common Stock are changed into a different number of shares as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, issuer tender offer or other similar transaction, then the number of shares of Common Stock, the Per Share Price and any other amounts payable pursuant to the Purchase Agreement shall be adjusted.

Conditions to Closing

The obligation of each of the Company and CFL to consummate the Share Issuance is subject to the satisfaction or waiver of the following conditions:

●	each of the Authorized Shares Proposal and the Nasdaq Approval Proposal shall have been approved by the requisite vote of the Company’s stockholders;

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●	the absence of any final, non-appealable restraining order, injunction or similar order or legal restraint or prohibition which remains in effect and enjoins or otherwise prohibits the consummation of the transactions contemplated by the Purchase Agreement;

●	the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the completion of the Share Issuance; and

●	the Company and CFL shall have received the CFIUS Approval.

The obligation of CFL to consummate the Share Issuance is also subject to the satisfaction of the following conditions:

●	the representations and warranties of the Company shall be true and correct (without regard to any “materiality” or “material adverse effect” or similar qualifications contained in them) as of the date of the Purchase Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) that certain representations and warranties of the Company must be true and correct in all respects and certain representations and warranties that address matters only as of a particular date need only be true and correct as of such date and (ii) for such failures to be true and correct that, individually and in the aggregate, have not had, and would not be likely to have, a material adverse effect on the Company;

●	the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

●	the Company shall have delivered to CFL certain documents and other items, including the duly executed Stockholders’ Agreement, a certificate, signed by a duly authorized officer of the Company certifying to the matters in the above two bullets, a report of the Company’s transfer agent regarding matters relating to the Tender Offer and irrevocable instructions to the transfer agent with respect to the shares of the Company’s Common Stock to be purchased by CFL pursuant to the Purchase Agreement;

●	the Company shall have duly executed and delivered to CFL each of the transaction documents to which it is a party; and

●	no change or event shall have occurred and no circumstances shall exist which have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

The obligation of the Company to consummate the Share Issuance is also subject to the satisfaction of the following conditions:

●	the representations and warranties of CFL shall be true and correct (without regard to any “materiality” or “material adverse effect” or similar qualifications contained in them) as of the date of the Purchase Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) that certain representations and warranties of CFL must be true and correct in all respects and certain representations and warranties that address matters only as of a particular date need only be true and correct as of such date and (ii) for such failures to be true and correct that, individually and in the aggregate, have not had, and would not be likely to have, a material adverse effect on CFL or its ability to perform any of its obligations under the Purchase Agreement or any of the other documents to which it is a party;

●	CFL shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by CFL at or prior to the Closing Date;

●	CFL shall have delivered to the Company the duly executed Stockholders’ Agreement, a certificate, signed by a duly authorized officer of CFL certifying to the matters in the above two bullets; and

●	CFL shall have delivered an amount in cash equal to the purchase price less the $1.7 million held in escrow as described above, and each of the Company and CFL shall have caused the escrow agent to release the escrow amount to the Company in accordance with the escrow agreement; and

●	CFL shall have duly executed and delivered to the Company each of the transaction documents to which it is a party.

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Survival and Indemnification

Survival.  The Purchase Agreement provides that all representations and warranties contained in the Purchase Agreement will survive the Closing Date for two years.  In addition, none of the pre-closing covenants will survive the Closing Date and any post-closing covenants will survive the Closing Date for the earlier of (i) the period contemplated by their respective terms and (ii) until performed.  However, a claim that is asserted in good faith and with specificity and given with proper notice to the other party prior to the expiration date of the applicable survival period will not be barred by the expiration of such period and will survive until finally resolved.

Indemnification and Reimbursement of Expenses.  Pursuant to the Purchase Agreement, following the Closing Date, each of the Company and CFL has agreed to indemnify and hold the other party and its respective directors, officers, employees, stockholders, partners, members and investors and their respective agents and representatives (each a “Company Indemnified Party” or “CFL Indemnified Party”, as the case may be, and collectively the “Indemnified Parties”) harmless from all losses, liabilities, obligations, claims, contingencies, damages, costs, expenses, actions, causes of action, suits, penalties and fees, including all judgments, amounts paid in settlements, court costs and reasonable out-of-pocket attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Indemnified Party may suffer or incur as a result of, or arising out of or relating to:

•	the other party’s breach of any representation or warranty contained in the Purchase Agreement or any other transaction document; or

•	any breach by the other party of any covenant, agreement or obligation contained in the Purchase Agreement or any other transaction document.

In addition, the Company must reimburse each CFL Indemnified Party and CFL must reimburse each Company Indemnified Party for its expenses incurred in connection with such Losses.

Limitations on Indemnification.  Claims for indemnification by the Company or CFL are subject to certain limitations, including time limits (as described above under “—Survival”) and a deductible, basket and cap on indemnification amounts depending on the nature of the claim.  Specifically, neither the Company nor CFL will be liable to an Indemnified Party for any Losses resulting from one or more breaches of representations or warranties unless and until the aggregate amount of such Losses exceeds 1% of the aggregate purchase price (the “Basket”), in which case the Company or CFL, as the case may be, would be liable for all such Losses, including those Losses incurred prior to exceeding the Basket.  However, neither the Company nor CFL will be liable to an Indemnified Party for any Losses relating to a claim where the individual or series of related Losses do not exceed 0.29% of the aggregate purchase price, and such Losses would not count toward the Basket described in the preceding sentence.

The cumulative indemnification obligations of each of the Company and CFL will be limited to a cap of 10% of the aggregate purchase price (the “10% Cap”).  However, the 10% Cap will not apply respect to Losses arising out of a breach of certain representations and warranties of the Company and CFL, including:

•	with respect to the Company, its representations and warranties relating to organization, existence and good standing, subsidiaries, authorization, enforcement and validity, issuance of Common Stock in the Share Issuance, capitalization, disqualification events, and payment of placement agent fees; and

•	with respect to CFL, its representations and warranties relating to organization, existence and good standing, authorization, enforcement and validity, no public sale or distribution, accredited investor status, transfer and resale, general solicitation, knowledge, sophistication and experience, access to information and availability of funds.

In any such case, the Company or CFL, as the case may be, will be obligated to indemnify the Indemnified Party for Losses up to an amount equal to the aggregate purchase price for the shares of Common Stock to be sold to CFL in the Share Issuance.

In addition, there is no basket or cap with respect to breaches of covenants, agreements or obligations contained in the Purchase Agreement or any other transaction document.

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Termination

The Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned prior to the Closing Date as follows:

●	by mutual written consent of CFL and the Company, by action of their respective boards of directors or similar governing body;

●	by either CFL or the Company if:

ᴑ	there shall be any final and non-appealable restraining order, injunction or similar order or legal restraint or prohibition of any governmental authority of competent jurisdiction which remains in effect and enjoins or otherwise prohibits the consummation of the Share Issuance or any of the other transactions contemplated by the Purchase Agreement;

ᴑ	at the Special Meeting, the Company’s stockholders shall have failed to approve either the Nasdaq Approval Proposal or the Authorized Shares Proposal; or

ᴑ	if the Closing does not occur by December 30, 2016, provided that the party seeking to terminate for this reason shall not have breached its obligations in any material respect in any manner that is the primary cause of the failure of the Closing to occur by such date; or

●	by CFL, if:

ᴑ	the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Purchase Agreement such that certain conditions would not be satisfied and either (a) such breach is not capable of being cured or (b) if such breach is curable, such breach shall not have been cured prior to the earlier of (i) fifteen days following notice of such breach and (ii) December 29, 2016;

ᴑ	the Company breaches, in any material respect, any of its obligations with respect to its covenants described under the caption “Alternative Transaction Proposals” in this proxy statement (collectively, the “No Shop Covenants”);

ᴑ	the Company’s Board of Directors recommends, or fails to recommend, against an Acquisition Proposal, or fails under certain circumstances and within certain timeframes to reaffirm its recommendation of the Nasdaq Approval Proposal and the Authorized Shares Proposal; or

●	by the Company, if:

ᴑ	CFL shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Purchase Agreement such that certain conditions would not be satisfied and either (a) such breach is not capable of being cured or (b) if such breach is curable, such breach shall not have been cured prior to the earlier of (i) fifteen days following notice of such breach and (ii) December 29, 2016;

ᴑ	all Closing conditions have been satisfied or waived, CFL fails to consummate the transactions contemplated by the Purchase Agreement within three business days following the date such Closing should have occurred pursuant to the terms of the Purchase Agreement, the Company provides written notice to CFL that it is ready and willing to consummate the Closing during such period and CFL fails to consummate the Closing within three business days after delivery of such notice; or

ᴑ	the Company has received a Superior Proposal, has satisfied its obligations with respect to the No Shop Covenants, the Company’s Board of Directors approves and the Company enters into a definitive transaction agreement with respect to such Superior Proposal, and the Company pays the required termination fee to CFL (as described below).

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Termination Fee

Pursuant to the Purchase Agreement, the Company is required to pay CFL a termination fee of $615,000 in the event that:

•	the Purchase Agreement is terminated by CFL because the Company’s Board of Directors recommends, or fails to recommend against, an Acquisition Proposal, or fails under certain circumstances and within certain timeframes to reaffirm its recommendation of the Nasdaq Approval Proposal and the Authorized Shares Proposal;

•	the Purchase Agreement is terminated by the Company because the Company has received a Superior Proposal, has satisfied its obligations with respect to the No Shop Covenants, and the Company’s Board of Directors approves, and the Company enters into, a definitive transaction agreement with respect to such Superior Proposal; or

•	the Purchase Agreement is terminated for any of the following reasons, in circumstances where an Acquisition Proposal has been made to the Company and not withdrawn prior to the date of termination of the Purchase Agreement, and within twelve months of such termination, the Company enters into a definitive transaction agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated:

ᴑ	by the Company or CFL because at the Special Meeting, the Company’s stockholders have failed to approve either the Nasdaq Approval Proposal or the Authorized Shares Proposal,

ᴑ	by the Company or CFL because the Closing has not occurred by December 30, 2016 and the party seeking to terminate for this reason has not breached its obligations in any material respect in any manner that is the primary cause of the failure of the Closing to occur by such date,

ᴑ	by CFL because the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Purchase Agreement such that certain conditions would not be satisfied and either (x) such breach is not capable of being cured or (y) if such breach is curable, such breach has not been cured prior to the earlier of (1) fifteen days following notice of such breach and (2) December 29, 2016, or

ᴑ	by CFL because the Company has breached its obligations with respect to its No Shop Covenants in any material respect.

In addition, the escrow agent will be required to release to the Company the full $1.7 million escrow amount funded by CFL as a “reverse” termination fee in the event that the Purchase Agreement is terminated by the Company because:

•	CFL has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Purchase Agreement such that certain conditions would not be satisfied and either (a) such breach is not capable of being cured or (b) if such breach is curable, such breach has not been cured prior to the earlier of (i) fifteen days following notice of such breach and (ii) December 29, 2016; or

•	all Closing conditions have been satisfied or waived, CFL has failed to consummate the transactions contemplated by the Purchase Agreement within three business days following the date such Closing should have occurred pursuant to the terms of the Purchase Agreement, the Company has provided written notice to CFL that it is ready and willing to consummate the Closing during such period and CFL has failed to consummate the Closing within three business days after delivery of such notice.

Other Fees, Costs and Expenses

Pursuant to the Purchase Agreement, each party shall bear its own expenses. However, if the Purchase Agreement is terminated by CFL (1) because the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the Purchase Agreement such that certain conditions would not be satisfied (subject to the cure procedures described above) or (2) because the Company has breached its obligations with respect to its No Shop Covenants in any material respect, and, in either case, the breach by the Company giving rise to the termination was intentional, then, the Company would be required to reimburse CFL for its costs and expenses in connection with the Share Issuance, up to a maximum amount of $205,000.

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Stockholders’ Agreement

At the Closing, the Company will enter into the Stockholders’ Agreement with CFL and each of the CFL Shareholders.  The form of the Stockholders’ Agreement is attached as Appendix B to this proxy statement.  As described below, the Stockholders’ Agreement sets forth the agreement of the Company, CFL and the CFL Shareholders relating to board representation rights, transfer restrictions, standstill provisions, voting, registration rights and other matters following the Closing.

Restrictions on Acquisition of Additional Securities

Under the Stockholders’ Agreement, members of the CFL Group will be prohibited from directly or indirectly acquiring, agreeing to acquire or publicly proposing or offering to acquire any shares of Common Stock directly from the Company or commencing any tender offer or exchange offer for any shares of Common Stock, in each case which would cause the aggregate beneficial ownership of members of the CFL Group to exceed 51% of the then outstanding shares of Common Stock, on a fully-diluted basis  In addition, members of the CFL Group are prohibited from directly or indirectly acquiring, agreeing to acquire or publicly proposing or offering to acquire directly or indirectly, or commencing any tender offer or exchange offer for, any other capital stock of the Company or any debt securities of the Company.  Any Common Stock or rights to acquire Common Stock granted to an affiliate of CFL or a CFL Shareholder in his or her capacity as an employee, director or officer of the Company pursuant to a Board-approved compensation or equity plan are excluded from this beneficial ownership cap and are to be excluded from the calculation of the beneficial ownership of members of the CFL Group.

Notwithstanding the foregoing, members of the CFL Group will have the right to make open market purchases or privately-negotiated purchases from Company stockholders of additional shares of the Company’s Common Stock up to any amount, provided that, as a result of such purchases, there are not fewer than 350 stockholders of the Company, thus preventing the CFL Group from causing the Company to fall below the number of stockholders required to maintain a listing on the Nasdaq Capital Market.

Participation Right in Future Equity Issuances

For so long as members of the CFL Group beneficially own at least 25% of our Common Stock, CFL and the CFL Shareholders will have a participation right with respect to any future issuances of Common Stock by the Company, such that CFL and the CFL Shareholders may purchase an amount of shares necessary to maintain its then-current beneficial ownership interest, up to a maximum of 51% of the Company’s then-outstanding Common Stock, on a fully-diluted basis subject to certain exceptions.  This participation right will not apply to any issuance by the Company:

•	as consideration in any merger, acquisition or similar strategic transaction approved by the Board of Directors;

•	to directors, officers or employees, advisors or consultants pursuant to a compensation, incentive or similar plan approved by the Board of Directors;

•	as a result of the conversion of convertible securities or the exercise of any warrants, options or other rights to acquire capital stock of the Company; or

•	in an “at the market offering” or other continuous offering of equity securities by the Company.

This participation right shall also not apply to the extent that, as a result of the exercise thereof, CFL and the CFL Shareholders would beneficially own greater than 51% of the Company’s then outstanding Common Stock, on a fully-diluted basis.

Standstill

The Stockholders’ Agreement contains standstill provisions that, among other things and subject to certain exceptions, will prohibit members of the CFL Group from, directly or indirectly:

•	facilitating, knowingly encouraging, inducing, supporting or becoming a “participant” in, or a member of certain “groups” (as defined in Section 13(d) of the Exchange Act) formed for the purposes of acting with respect to, any solicitation of proxies or consents with respect to any proposal submitted to the holders of the Company’s voting securities for their consideration, vote or consent, other than any such proposal included in a definitive proxy statement of the Company including the affirmative recommendation of the Company’s Board of Directors;

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•	submitting, or inducing, facilitating or knowingly encouraging the making or submission by any person or entity to the Company’s Board of Directors, Company management or any of the Company’s security holders, any proposal providing for or contemplating any merger, acquisition, sale, lease, mortgage, encumbrance or pledge or other transfer of all or a material portion of the assets of, business combination, amalgamation, share exchange, tender or exchange offer, recapitalization, reorganization, spin-off, issuance or sale or purchase or shares of any class of capital stock, dissolution, liquidation or winding up, or any similar transaction involving the securities, assets or businesses of the Company or any of its subsidiaries, except for an acquisition proposal for all of the outstanding Common Stock satisfying the conditions described below; or

•	taking any action, directly or indirectly, to change the composition of our Board of Directors or its committees such that they no longer satisfy applicable Nasdaq listing rules regarding board and committee independence.

These restrictions generally do not prohibit members of the CFL Group from:

•	making a bona fide private acquisition proposal to the Company to acquire all outstanding shares of Common Stock not then beneficially owned by members of the CFL Group, provided such proposal contemplates the acquisition of all shares of Common Stock for 100% cash consideration and is expressly and irrevocably conditioned at the time the proposal is made on the approval of both a committee (a “Special Committee”) of the Board of Directors comprised solely of independent directors, a majority of which are not CFL Board Designees (as defined below) and the affirmative vote of a majority of the outstanding shares of Common Stock not then beneficially owned by the CFL Group; or

•	transferring their shares of Common Stock in connection with a third-party tender offer or a third-party business combination proposal, provided that:

o	such third-party tender offer or proposal was not commenced or conducted as a result of a breach of the standstill provisions of the Stockholders’ Agreement; and

o	no such transfer shall be permitted during the one-year period following the Closing unless the third-party tender offer or proposal has been approved and recommended by a Special Committee or by our Board of Directors (including the affirmative vote of a majority of the independent directors, which majority includes at least one independent director that is not a CFL Board Designee).

Restrictions on Transfer

The Stockholders’ Agreement provides for certain restrictions on the ability of members of the CFL Group to transfer their shares of Common Stock for a one-year period following the Closing (the “Lock-Up Period”).  However, members of the CFL Group are permitted to transfer shares of Common Stock to:

•	their respective controlled affiliates;

•	to the Company or any of its subsidiaries; or

•	in any transaction approved in advance by the Special Committee or our Board of Directors (including the affirmative vote of a majority of the independent directors, which majority includes at least one independent director that is not a CFL Board Designee).

Notwithstanding these restrictions, during the Lock-Up Period, members of the CFL Group may transfer shares of Common Stock at any time, in a single transaction or in multiple transactions, provided the aggregate number of shares transferred may not exceed 10% of the outstanding shares of Common Stock.  In addition, as noted above under “—Standstill,” members of the CFL Group may transfer their shares of Common Stock during the Lock-Up Period in connection with a third-party tender offer or third-party business combination proposal.

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Following the expiration of the Lock-Up Period, members of the CFL Group may transfer their shares of Common Stock without restriction under the Stockholders’ Agreement, provided that, as a result of such transfers, no single transferee acquires beneficial ownership of more than 14.9% of the then-outstanding outstanding shares of Common Stock.

CFL and the CFL Shareholders may transfer or issue capital stock of CFL to any party, as long as the CFL Shareholders continue to own a majority of the outstanding capital stock and voting power of CFL.

Board Representation Rights

Under the Stockholders’ Agreement, CFL and the CFL Shareholders will have the right to nominate individuals reasonably acceptable to the Nominating and Governance Committee of our Board of Directors for election as directors of the Company (the “CFL Board Designees”), for so long as the CFL Group beneficially owns 9.9% of the total voting power of the Company.  For purposes of the Stockholders’ Agreement, “total voting power” means the total number of votes represented by and entitled to be cast by holders of the Company’s outstanding voting securities.

CFL will have the right to nominate one director nominee for every 9.9% of total voting power that the CFL Group beneficially owns, provided that CFL will never have the right to nominate more than six directors regardless of how many shares of Common Stock it beneficially owns.  CFL and the CFL Shareholders may assign the right to designate a director to any third party to whom CFL or a CFL Shareholder sells 9.9% of the total voting power.

At the Closing, our Board of Directors will consist of nine directors and CFL will be entitled to designate five out of the nine directors to serve on the Board.  For so long as the Stockholders’ Agreement is in effect, the size of the Board of Directors will be fixed at nine directors.  It is currently anticipated that the following four of our existing directors, Jim Kirsch, Star Jones, Lee Hillman and David Schramm, will continue to serve on our Board of Directors.  The Company will prepare and file an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 with the SEC in connection with the change in composition of the Board.

In addition, unless otherwise approved by the Board of Directors (including the affirmative vote of a majority of the independent directors then on the Board of Directors, which majority includes at least one independent director that is not a CFL Board Designee), the Company will not seek the controlled company exception under Nasdaq rules, which means a majority of the Board of Directors, and all of the members of the Audit, Compensation and Nominating committees must be independent under Nasdaq rules.  As CFL’s board designation rights decrease, so do the number of CFL Board Designees that must be independent.  Specifically, if CFL has the right to designate:

•	five or six CFL Board Designees, then three must be independent;

•	four CFL Board Designees, then two must be independent;

•	three CFL Board Designees, then one must be independent; and

•	fewer than three CFL Board Designees, then CFL will not be required to designate any independent directors.

At least one CFL Board Designee shall serve on each committee of the Board of Directors. At Closing, the Board of Directors will appoint co-Chairmen of the Board, who will initially be Jim Kirsch, the Company’s current Executive Chairman, and Song Jing Bo, a CFL Shareholder.  If Mr. Kirsch is no longer serving on the Board of Directors, then there will be no co-Chairmanship, and Mr. Song or another CFL Board Designee will be the sole Chairman of the Board of Directors.  Board Chairmanship will be designated by CFL for so long as CFL has board designation rights under the Stockholders’ Agreement.

The Company will maintain directors’ and officers’ liability insurance for the benefit of each CFL Board Designee on substantially similar terms as the Company’s current insurance policy, and shall provide the CFL Board Designees with all benefits as currently provided to other directors performing similar roles.

Voting

CFL and the CFL Shareholders must cause all of the shares of Common Stock held by the CFL Group to be present for quorum purposes at every meeting of the Company’s stockholders.  In addition, CFL and the CFL Shareholders will cause all of the shares of Common Stock held by the CFL Group to be voted (i) “for” the election of all director nominees approved and recommended by the Board of Directors, for so long as the Company is in material compliance with the Stockholders’ Agreement and (ii) “against” any proposal that would have the effect of circumventing the Stockholders’ Agreement.

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Registration Rights

The shares to be issued to CFL at Closing will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations of the SEC promulgated thereunder.  Pursuant to the Stockholders’ Agreement, following the expiration of the Lock-Up Period, CFL and the CFL Shareholders will have unlimited demand, shelf and piggyback registration rights to require the Company to effect the registration under the Securities Act of the resale of the shares of Common Stock acquired by CFL at Closing and any other shares of Common Stock acquired by CFL or the CFL Shareholders following the Closing.

CFL and the CFL Shareholders will have the right to require the Company to file a registration statement every 120 days (up to three times per year), and the Company will have the right, once per twelve-month period, to delay such filing up to 120 days. The Company will be required to use its commercially reasonable efforts to cause the registration statement to become effective.  The Company will be precluded from granting any registration rights to any party in the future that would adversely impact CFL’s registration rights.

The Company, on the one hand, and CFL and the CFL Shareholders, on the other hand, will indemnify each other for any material misstatements or omissions in any registration statement filed pursuant to the registration rights provisions of the Stockholders’ Agreement, provided that the indemnity obligations of CFL and the CFL Shareholders will cover only information provided by them expressly for inclusion in the registration statement and will be limited to the amount of net proceeds received by CFL and the CFL Shareholders in the offering to which the registration statement relates.

The registration rights of CFL and the CFL Shareholders under the Stockholders’ Agreement will terminate when CFL or the CFL Shareholder, as applicable, no longer holds “registrable securities.”  For purposes of the Stockholders’ Agreement, “registrable securities” means:

•	any shares of Common Stock issued to, purchased or acquired by CFL or a CFL Shareholder (other than in violation of the Stockholders’ Agreement); and

•	any Company securities issued or issuable to CFL or a CFL Shareholder with respect to any shares of Common Stock (including, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

Any particular registrable securities once issued shall cease to be “registrable securities” upon the earliest to occur of:

•	the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act;

•	the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under Securities Act;

•	the date on which such securities may be sold without volume limitations or manner of sale restrictions pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act (without the requirement for the Company to be in compliance with the current public information requirement of such rule);

•	the date on which CFL (or a CFL Shareholder, if applicable) holds such securities ceases to hold, together with its affiliates, at least 10% of the then outstanding Common Stock; and

•	the date on which such securities cease to be outstanding.

Term of the Stockholders’ Agreement

The Stockholders’ Agreement will automatically terminate on the 181st day following the date on which the CFL Group beneficially owns less than 9.9% of the total voting power of our Common Stock, provided that the registration rights provided under the Stockholders’ Agreement will not terminate until CFL and the CFL Shareholders no longer hold any registrable securities as described above.  In addition, the Stockholders’ Agreement will terminate with respect to a CFL Shareholder if it no longer holds any registrable securities and ceases to control CFL, either jointly or solely. The Stockholders’ Agreement may also be terminated by the mutual written consent of the parties or if there is a dissolution of the Company.

27

THE AUTHORIZED SHARES PROPOSAL

You are being asked to approve and adopt a proposal to amend the Company’s Certificate, in the form attached as Appendix C to this proxy statement. The consummation of the Share Issuance requires amending the Certificate as described herein. If this proposal is not approved, the conditions to consummating the Share Issuance will not be satisfied and we will not consummate any of the transactions contemplated by the Purchase Agreement.

The Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate to increase the number of shares of our Common Stock authorized for issuance from 25,000,000 to 45,000,000. We believe that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. It is important that the Company have a sufficient number of authorized but unissued shares to issue the shares of Common Stock it would be required to issue in the Share Issuance and to provide the Company with the flexibility to, among other things, undertake important strategic initiatives the Board of Directors may approve from time to time.

Under Delaware law, we may only issue shares of Common Stock to the extent such shares have been authorized for issuance under our Certificate. From time to time, we issue shares of our Common Stock in connection with capital raises to fund operations and for other general corporate purposes, including upon the exercise of warrants issued in connection therewith. Upon each of these occurrences, the amount of available authorized shares decreases. Our Certificate currently authorizes the issuance of up to 25,000,000 shares of Common Stock (which amount is subject to change if, at our annual meeting of stockholders to be held on September 26, 2016, our stockholders vote in favor of a proposal that would allow the Company to effect a reverse stock split as described below in more detail). As of August 31, 2016, 14,510,960 shares of Common Stock were issued and outstanding and 4,440,357 shares were issuable upon exercise of outstanding options and warrants.  However, assuming that the full number of shares offered to be purchased by the Company in the Tender Offer are purchased, and subject to reduction for exercise of the Co-Sale Right, the Share Issuance will result in the issuance of 17,122,794 shares of Common Stock to CFL.  The proposed increase in the authorized Common Stock is necessary to enable the Company to issue the shares of Common Stock it would be required to issue in the Share Issuance and would also provide the Company with the flexibility to, among other things, issue additional equity and equity-linked securities in the future to fund its operations and expected growth and other general corporate purposes.

The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, unless stockholder approval is otherwise required by law or the rules of the Nasdaq Stock Market.

We do not have any arrangements, commitments or understandings to issue any shares of our capital stock except in connection with our existing stock option and purchase plans, the exercise of outstanding warrants, and the Share Issuance. The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While this proposal may have potential anti-takeover effects, it is not prompted by any specific effort or takeover threat currently perceived by management other than the Share Issuance.

Reverse Stock Split

The Company will hold its annual meeting on September 26, 2016. At that meeting, our stockholders will be asked to vote on a proposal related to the approval of a series of alternate amendments to our Certificate to effect a reverse stock split in a ratio of [1-for-2] [1-for-3] [1-for-4] [1-for-5] [1-for-6] [1-for-7] [1-for-8] [1-for-9] [1-for-10] [1-for-11] [1-for-12] [1-for-13] [1-for-14] or [1-for-15], with the final ratio to be set by the Board of Directors following stockholder approval and prior to the time of filing of an amendment to our Certificate with the Delaware Secretary of State, and to reduce proportionately the number of shares of Common Stock the Company is authorized to issue. If the reverse stock split is approved at the annual meeting and implemented by the Board of Directors, the number of shares of our Common Stock authorized for issuance will be adjusted accordingly but the proposed increase to 45,000,000 shares of Common Stock requested pursuant to the Authorized Shares Proposal will not change.

Vote Required

The affirmative vote of the outstanding shares of Common Stock as of the record date for the Special Meeting is required to approve the Authorized Shares Proposal. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal.

28

The Authorized Shares Proposal is conditioned upon the approval of the Nasdaq Approval Proposal. If the Nasdaq Approval Proposal is not approved, then the Authorized Shares Proposal will not have any effect. If the Authorized Shares Proposal is not approved by our stockholders, we will not consummate any of the transactions contemplated by the Purchase Agreement.

Recommendation of the Board of Directors

After careful consideration and consultation with its advisors, our Board of Directors has determined that the increase in our authorized shares in connection with the Share Issuance is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED SHARES PROPOSAL.

29

THE ADJOURNMENT PROPOSAL

A proposal may be submitted to stockholders at the Special Meeting to authorize the chairperson of the Special Meeting to adjourn or postpone the Special Meeting, if necessary, to a later date and time to solicit additional proxies in the event (a) a quorum is not present at the time of the Special Meeting, or (b) there are not sufficient affirmative votes present at the time of the Special Meeting to approve the Nasdaq Approval Proposal or Authorized Shares Proposal. Any adjournment or postponement of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Vote Required

Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting. Abstentions have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of August 4, 2016 by:

●	each person known by us to beneficially own more than 5% of our Common Stock;

●	each of our current named executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable or restricted stock units that vest within 60 days after August 4, 2016 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other stockholders.  To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

In determining the percentages of shares beneficially owned by each person after giving effect to the consummation of the transactions contemplated by the Purchase Agreement, it was assumed that (i) warrants to purchase 4,112,500 shares of the Company’s Common Stock currently outstanding were fully exercised, (ii) options to purchase 327,857 shares of the Company’s Common Stock currently outstanding were fully exercised, (iii) the full number of shares of the Company’s Common Stock offered to be purchased by the Company in the Tender Offer were purchased and (iv) there was no exercise of the Co-Sale Right.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

	Before the Transactions			After the Transactions
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Class (1)	Number of Shares Beneficially Owned		Percentage of Class
5% Stockholders
Cosmic Forward Limited	-		-	17,122,794	(2)	51%
White Winston Select Asset Funds, LLC	2,750,000	(3)	15.93%	2,750,000		7.62%
Daniel Ladurini	2,290,541	(4)	15.78%	2,290,541		6.35%
North Star Investment Management Corporation	1,563,977	(5)	10.78%	1,563,977		4.34%
Matthew B. Proman	2,011,647	(6)	13.52%	2,011,647		5.58%
Executive Officers and Directors
Katherine Butkevich	-		-	-		-
Lee Hillman	20,000	(7)	*	20,000		*
Star Jones	960,596		6.62%	960,596		2.66%
James Kirsch	1,507,288	(8)	10.13%	1,507,288		4.18%
David Mecklenburger	24,500	(9)	*	24,500		*
Stephen Pemberton	8,435	(10)	*	8,435		*
Andrea Sáenz	9,180	(11)	*	9,180		*
David Schramm	60,000	(12)	*	60,000		*
Randi Zuckerberg	5,102	(13)	*	5,102		*
Directors and executive officers as a group (10 persons)	2,834,875	(14)	19.00%	2,834,875		7.86%

__________
*	Less than 1%.

(1)	The percentages reported are based on 14,510,960 outstanding shares of our Common Stock as of August 4, 2016.

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(2)	Cosmic Forward Limited’s address is P.O. Box 1239, Offshore Incorporations Centre, Victoria, Mahe, Republic of Seychelles.

(3)	Based on Schedule 13D filed by White Winston Select Asset Funds, LLC (“White Winston”) on July 11, 2016. All of these shares may be acquired upon the exercise of two warrants that are currently exercisable or will become exercisable within 60 days of August 4, 2016. White Winston has the sole voting power and the sole dispositive power over the 2,750,000 shares of our Common Stock underlying the warrants. Todd M. Enright, Mark Blundell and Donald Feagan, the managers (the “Managers”) of White Winston, have shared voting power and dispositive power over the 2,750,000 shares of our Common Stock underlying the warrants. Does not include a warrant to purchase 1,000,000 shares of our Common Stock exercisable beginning on December 30, 2016. White Winston’s and the Managers’ address is 265 Franklin St., Suite 1702, Boston, MA 02110.

(4)	Includes 2,071,781 shares held by the Ladurini Family Trust, of which Daniel Ladurini is Trustee. Mr. Ladurini holds voting and dispositive power over the shares held by the Ladurini Family Trust. Prior to the consummation of the Company’s initial public offering in March 2013, the Ladurini Family Trust entered into option agreements with certain of the Company’s directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust, up to 10% of the Company’s shares of Common Stock held by the Ladurini Family Trust, at $8.00 per share, the initial public offering price.

(5)	Based on a Schedule 13G/A filed by North Star Investment Management Corporation (“North Star”) on January 19, 2016. North Star has sole power to vote or direct the vote of 1,253,652 shares, sole power to dispose or direct the disposition of 1,253,652 shares and the power to dispose or direct the disposition of 310,325 shares. North Star’s address is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.

(6)	Based on the Company’s records and Form 4 filed by Mr. Proman on June 20, 2016. Includes (i) an option to purchase 183,000 shares at an exercise price of $3.45 per share, (ii) a warrant to purchase 50,000 shares at an exercise price of $4.00 per share, and (iii) a warrant to purchase 131,250 shares at an exercise price of $10.00 per share. Mr. Proman has sole power to vote or direct the vote of all shares beneficially owned by him and sole power to dispose or direct the disposition of all shares beneficially owned by him. Mr. Proman’s address is 966 Wateredge Place, Hewlett, NY 11557.

(7)	All of these shares are held by a trust, of which Mr. Hillman is the trustee.

(8)	1,000 of these shares are held by Mr. Kirsch’s daughter who shares the same household as Mr. Kirsch in an account over which Mr. Kirsch serves as custodian. 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult son and 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult daughter. 369,322 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Kirsch pursuant to which Mr. Kirsch may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Kirsch would have sole voting and sole dispositive power upon acquisition. As of the date of this proxy statement, Mr. Ladurini is also the beneficial owner of these 369,322 shares.

(9)	All of these shares may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of August 4, 2016.

(10)	Includes 8,435 shares that may be acquired upon the exercise of options that are currently exercisable, or will become exercisable within 60 days of August 4, 2016.

(11)	Includes 8,435 shares that may be acquired upon the exercise of options that are currently exercisable, or will become exercisable within 60 days of August 4, 2016.

(12)	All of these shares are held by a trust, of which Mr. Schramm and his wife are co-trustees.

(13)	Includes 5,102 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of August 4, 2016.

(14)	Includes an aggregate of 416,396 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of August 4, 2016.

32

OTHER MATTERS

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies to be voted at the Special Meeting. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Stockholder Nominations and Proposals for 2017 Annual Meeting of Stockholders

In order to be included in the Company’s proxy materials for the 2017 annual meeting of stockholders, any proposal must be received by May 1, 2017 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting.  For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding the annual meeting. Assuming that next year’s annual meeting of stockholders is held on schedule, we must receive written notice of an intention to introduce a nomination or other item of business at that meeting between May 1, 2017 and May 31, 2017.

However, in the event that the date of the next annual meeting is more than 30 days before or more than 60 days after the one year anniversary date of the prior year’s meeting, a stockholder must provide written notice of any stockholder nominations for the election of directors or other business to the Secretary not earlier than the close of business on the 120th day before the date of the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which a public announcement of the annual meeting was first made.

The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., Attention:  Secretary, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

As of the date of this proxy statement, we do not know of any matters to be presented at the Special Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.

List of Stockholders Entitled to Vote at the Special Meeting of Stockholders

A list of stockholders entitled to vote at the Special Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the Special Meeting and continuing through the Special Meeting.

Householding

The SEC rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual sets.  This procedure reduces printing costs and postage fees incurred by the registrant.

We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our Common Stock.  If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker.  Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple sets.  Those options are available to you at any time.

33

Available Information

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov. The Company will make available a copy of the documents we file with the SEC on the “Investor Relations - SEC Filings” section of our website at www.prodivnetr.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Proxy Statement and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website or upon request in writing addressed to Professional Diversity Network, Inc., Attention:  Secretary 801 W. Adams Street, Suite 600, Chicago, Illinois 60607.

34

APPENDIX A
Execution Copy

STOCK PURCHASE AGREEMENT

by and between

Professional Diversity Network, Inc.

and

Cosmic Forward Limited

dated as of August 12, 2016

i

(b)	Subsidiaries	11
(c)	Authorization; Enforcement; Validity	11
(d)	Issuance of Common Shares	11
(e)	No Conflicts	12
(f)	Consents	12
(g)	Principal Market	12
(h)	No General Solicitation; Placement Agent’s Fees	12
(i)	Opinion of Financial Advisor	13
(j)	No Integrated Offering	13
(k)	SEC Documents; Financial Statements	13
(l)	Absence of Certain Changes	14
(m)	Conduct of Business; Regulatory Permits	14
(n)	Compliance with Laws; Foreign Corrupt Practices	14
(o)	Sarbanes-Oxley Act	15
(p)	Transactions With Affiliates	16
(q)	Equity Capitalization	16
(r)	Indebtedness	17
(s)	Absence of Litigation	17
(t)	Insurance	18
(u)	Employee Relations	18
(v)	Title	18
(w)	Intellectual Property Rights	19
(x)	Environmental Laws	20
(y)	Tax Status	20
(z)	Internal Accounting and Disclosure Controls	21
(aa)	Off Balance Sheet Arrangements	21
(bb)	Investment Company Status	21
(cc)	U.S. Real Property Holding Corporation	22
(dd)	Employee Benefit Plans	22
(ee)	Employee Matters	24
(ff)	Privacy	25

	(gg)	Information Technology	26
	(hh)	No Disqualification Events	26
	(ii)	Material Contracts	27
	(jj)	Application of Takeover Protections	27
	(kk)	Disclosure	27
	(ll)	CFIUS	27
	(mm)	PCI Standards	27
	(nn)	Solvency	28
	(oo)	No Additional Representations	28

4.	COVENANTS.		28
	(a)	Form D and Blue Sky	28
	(b)	Use of Proceeds	28
	(c)	Listing	29
	(d)	Fees and Expenses	29
	(e)	Publicity	29
	(f)	Integration	29
	(g)	Notice of Disqualification Events	29
	(h)	Tender Offer	30
	(i)	Proxy Statement; Special Meeting	32
	(j)	Conduct of Business	34
	(k)	No Solicitation	36
	(l)	Director, Officer and Employee Indemnification Arrangements	42
	(m)	Survival; Indemnification	43
	(n)	CFIUS	47
	(o)	Board of Directors	47
	(p)	Credit Facility	48
	(q)	Domain Names	48
	(r)	Escrow Account	48

5.	LEGEND.		48
	(a)	Legends	48
	(b)	Removal of Legends	49

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.		49

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.		50

8.	TERMINATION.		52
	(a)	Termination	52
	(b)	Notice of Termination	54
	(c)	Effect of Termination	54
	(d)	Termination Fees	54

9.	MISCELLANEOUS.		55
	(a)	Governing Law; Jurisdiction; Jury Trial	55
	(b)	Counterparts	56
	(c)	Headings; Gender	56
	(d)	Severability	56
	(e)	Entire Agreement; Amendments	56
	(f)	Notices	57
	(g)	Successors and Assigns	58
	(h)	No Third Party Beneficiaries	58
	(i)	Further Assurances	58
	(j)	Construction	58
	(k)	Specific Performance	58
	(l)	Agent for Service	59

Exhibit A	Form of Stockholders’ Agreement

Exhibit B	Knowledge of the Buyer

Exhibit C	Knowledge of the Company

INDEX OF DEFINED TERMS

Section
1933 Act	Recitals
1934 Act	2(i)
8-K Filing	4(e)
Acceptance Date	4(h)(ii)
Acquisition Proposal	4(k)(viii)(1)
Affiliate	2(i)
Agreement	Preamble
Authorized Shares Proposal	4(i)(i)
Board of Directors	3(c)
Bribery Act	3(n)(ii)
Business Day	1(b)
Buyer	Preamble
Buyer Indemnified Party	4(m)(ii)
Buyer Nominee	4(o)
Buyer Shareholders	2(q)
Bylaws	3(e)
Call Exercise Notice	1(e)
Call Option	1(e)
Call Option Shares	1(e)
Card Associations	3(mm)
Certificate of Incorporation	3(e)
CFIUS	2(s)
CFIUS Approval	2(s)
Closing	1(b)
Closing Date	1(b)
Code	3(cc)
Common Shares	1(a)
Common Stock	Recitals
Company	Preamble
Company Material Adverse Effect	3(a)
Company Plan	3(dd)(i)

v

Section
Company Recommendation Change	4(k)(iv)
Company Stockholder Approval	3(c)
Contingent Obligation	3(r)
Controlled by	2(i)
Controlling	2(i)
Definitive Transaction Agreement	4(k)(viii)(2)
Disqualification Event	2(p)
Eligible Market	4(c)
Employment Practices	3(ee)(i)
Encumbrance	3(b)
Environmental Laws	3(x)
Equity Commitment Letter	2(r)
ERISA	3(dd)(i)
ERISA Affiliate	3(dd)(i)
Escrow Agent	Recitals
Escrow Agreement	Recitals
Escrow Amount	Recitals
Exon-Florio	2(s)
Expenses	4(d)
Expiration Date	4(h)(i)
FCPA	3(n)(ii)
Financial Advisor	3(h)
Fully Diluted Shares Outstanding	1(e)
GAAP	3(a)
Government Official	3(n)(ii)
Governmental Authority	3(n)(ii)
Hazardous Materials	3(x)
Indebtedness	3(r)
Indemnified Parties	4(l)(i)
Information Privacy and Security Laws	3(ff)
Initial Expiration Date	4(h)(i)
Intellectual Property Rights	3(w)

Section
Intervening Event	4(k)(viii)(3)
Irrevocable Transfer Agent Instructions	1(d)(ii)(5)
Issuer Covered Person	3(hh)
IT Systems	3(gg)
knowledge	2(j); 3(n)(i)
Losses	4(m)(ii)
Master Credit Facility	4(p)
Material Contract	3(ii)
Maximum Premium	4(l)(ii)
Maximum Tender Offer Share Amount	4(h)(i)
Money Laundering Laws	3(n)(iii)
Nasdaq Approval Proposal	4(i)(i)
Non-Disclosure Agreement	9(e)
Non-Solicitation Period	4(k)(ii)
Offer Commencement Date	4(h)(i)
Operating Rules	3(mm)
Other Anticorruption Laws	3(n)(ii)
Outside Date	8(a)(ii)(3)
Owned IP	3(w)
PCI Standards	3(mm)
Per Share Price	1(c)
Person	2(b)
Personal Information	3(ff)(i)
Placement Agent	3(h)
Principal Market	3(e)
Proman Co-Sale Shares	1(a)
Proposed Transactions	2(a)
Proxy Statement	4(i)(ii)
Purchase Price	1(c)
Regulation D	Recitals
Regulation D Securities	3(hh)
Representatives	4(k)(i)

Section
Returns	3(y)(i)
Rule 144	2(f)(i)
Schedule TO	4(h)(v)
SEC	Recitals
SEC Documents	3(k)
Share Issuance and Sale	1(a)
Short Sales	2(i)
Stockholder Meeting	4(i)(i)
Stockholder Vote Recommendations	4(i)(iii)
Stockholders’ Agreement	1(d)(i)(1)
Subsidiaries	2(f)
Superior Proposal	4(k)(viii)(4)
Tender Offer	4(h)(i)
Tender Offer Documents	4(h)(v)
Tender Offer Price	4(h)(i)
Termination Fee	8(d)(i)
Transaction Documents	2(a)
under common Control with	2(i)
WWSAF	4(p)

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of August 12, 2016, is by and between Professional Diversity Network, Inc., a Delaware corporation (the “Company”), and Cosmic Forward Limited, a Republic of Seychelles company (the “Buyer”).

RECITALS

A.          The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.          The Buyer wishes to purchase from the Company, and the Company wishes to issue and sell to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement, such number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) such that Buyer will hold shares of Common Stock equal to fifty-one percent (51%) of the outstanding shares of Common Stock of the Company, on a fully-diluted basis, after giving effect to the consummation of the Proposed Transactions (as defined below), including the Tender Offer (as defined below) and the Share Issuance and Sale (as defined below).

C.          Contemporaneously with the execution and delivery of this Agreement, the Buyer and the Company are entering into an Escrow Agreement (the “Escrow Agreement”) with Wilmington Trust, N.A., as escrow agent (the “Escrow Agent”), and Buyer is funding $1,700,000 (the “Escrow Amount”) into an escrow account with the Escrow Agent as security for the Buyer’s potential termination fee obligations hereunder.  The Escrow Amount will be held by the Escrow Agent in accordance with, and released pursuant to the terms and subject to the conditions set forth in, the Escrow Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF COMMON SHARES.

(a)          Purchase and Sale of Common Shares.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing (as defined below), the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, such number of shares of Common Stock that, together with the Proman Co-Sale Shares, comprise fifty-one percent (51%) of the then-outstanding shares of Common Stock of the Company, on a fully-diluted basis, after giving effect to such issuance and sale and assuming that 2,500,000 shares of Common Stock are purchased in the Tender Offer (such purchased shares, together with the Call Option Shares, the “Common Shares” and, such issuance by the Company and sale to the Buyer, the “Share Issuance and Sale”).  As used herein, “Proman Co-Sale Shares” means such number of shares of Common Stock, if any, purchased by the Buyer from Matthew Proman at or prior to the Closing pursuant to his rights under the Separation Agreement, dated July 16, 2015, by and between the Company and Matthew Proman.

(b)          Closing.  The closing (the “Closing”) of the purchase and sale of the Common Shares hereunder shall occur at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166 or at such other place (including virtually, via the electronic exchange of documents and signatures) as the Buyer and the Company may mutually agree.  The date and time of the Closing shall be 10:00 a.m., New York City time, on the third (3rd) Business Day following the first day on which the conditions to the Closing set forth in Sections 6 and 7 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other time or on such other date as the Buyer and the Company may mutually agree (the “Closing Date”).  As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)          Purchase Price.  The price for the Common Shares to be purchased by the Buyer hereunder shall be an amount equal to $1.20 per Common Share (the “Per Share Price”).  As used herein, “Purchase Price” means the aggregate purchase price paid by the Buyer hereunder for the Common Shares and the Call Option Shares (if any are purchased hereunder).  Without limiting the other provisions of this Agreement, in the event that, during the period between the date of this Agreement and the Closing, the number of outstanding shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock shall be changed into a different number of shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the number of Common Shares, the Per Share Price and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change; provided that, in any case, nothing in this Section 1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(d)          Closing Deliveries.

(i)            At the Closing, the Buyer shall deliver or cause to be delivered to the Company:

(1)	the Stockholders’ Agreement between the Company and the Buyer, in the form of Exhibit A attached hereto (the “Stockholders’ Agreement”), duly executed by the Buyer;

(2)	a certificate, executed by a duly authorized officer of the Buyer and dated as of the Closing Date, certifying that the conditions specified in Section 6(a)(iii) and Section 6(a)(iv) have been satisfied; and

(3)	an amount in cash equal to the Purchase Price less the Escrow Amount, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, which shall have been provided to the Buyer at least three (3) Business Days prior to the Closing Date.

(ii)           At the Closing, the Company shall deliver or caused to be delivered to the Buyer:

(1)	the Stockholders’ Agreement, duly executed by the Company;

(2)	a certificate, executed by a duly authorized officer of the Company and dated as of the Closing Date, certifying that the conditions specified in Section 7(a)(iii) and Section 7(a)(iv) have been satisfied;

(3)	a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries (as defined below) in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days prior to the Closing Date;

(4)	a report of the Company’s transfer agent (or such other agent retained by the Company for the purpose of collecting and calculating tenders from Company stockholders pursuant to the Tender Offer) identifying (A) the names of those holders of Common Stock who have validly tendered and not properly withdrawn their shares of Common Stock pursuant to the Tender Offer, (B) the number of shares tendered by each such tendering holder and (C) the number of remaining record holders of Common Stock after assuming the acceptance of all shares of Common Stock from holders who have validly tendered and not properly withdrawn their shares of Common Stock pursuant to the Tender Offer; and

(5)	a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue the Common Shares in the form of book-entry restricted shares in the name of the Buyer and to deliver a statement to the Buyer reflecting the share amount and the restrictions on the shares (the “Irrevocable Transfer Agent Instructions”).

(e)          Call Option.  In the event that, immediately following the consummation of the Tender Offer and after giving effect to the purchase by the Company of all shares of Common Stock validly tendered and not withdrawn in the Tender Offer, the Common Shares and the Proman Co-Sale Shares amount to less than fifty-one percent (51%) of the Fully Diluted Shares Outstanding, then the Buyer shall have an option (the “Call Option”) to purchase, at a price per share equal to the Per Share Price, such additional number of shares of Common Stock (the “Call Option Shares”) as are necessary for the previously issued Common Shares plus the Proman Co-Sale Shares plus the Call Option Shares to equal fifty-one percent (51%) of the Fully Diluted Shares Outstanding (as defined below), taking into account the issuance of the Call Option Shares.  The Call Option shall be exercisable for a period of five (5) Business Days beginning on the eleventh (11th) Business Day following the Expiration Date.  If the Buyer wishes to exercise the Call Option, the Buyer shall deliver to the Company, on or prior to 5:00 p.m., New York City time, on the fifteenth (15th) Business Day following the Expiration Date, a written, unconditional, and irrevocable notice (the “Call Exercise Notice”) exercising the Call Option.  The closing of the purchase and sale of the Call Option Shares shall occur on the third (3rd) Business Day following the Company’s receipt of the Call Exercise Notice or on such other date mutually agreed to by the Buyer and the Company.  At the closing of the purchase and sale of the Call Option Shares, the Buyer shall deliver to the Company the aggregate purchase price for the Call Option Shares, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to the Buyer a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to issue the Call Option Shares in the form of book-entry restricted shares in the name of the Buyer and to deliver a statement to the Buyer reflecting the share amount and the restrictions on the shares.  Unless the context otherwise requires, all references herein to the Common Shares shall be read to include the Call Option Shares.  As used in this Agreement, “Fully Diluted Shares Outstanding” means the aggregate number of shares of Common Stock outstanding, plus the aggregate number of shares of Common Stock issuable upon the exercise or conversion of or otherwise pursuant to any and all options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, Common Stock, in each case other than pursuant to this Agreement or any other Transaction Document.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that:

(a)          Organization; Authority.  The Buyer is an entity duly organized, validly existing and in good standing under the laws of Seychelles with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) (collectively, the “Proposed Transactions”) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  As used in this Agreement, “Transaction Documents” means, collectively, this Agreement, the Stockholders’ Agreement, the Escrow Agreement and the Irrevocable Transfer Agent Instructions.

(b)          No Public Sale or Distribution.  The Buyer is acquiring the Common Shares for its own account and not with a view towards, or for resale in connection with, any public sale or distribution thereof in violation of applicable securities laws.  The Buyer is acquiring the Common Shares hereunder in the ordinary course of its business.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Common Shares in violation of applicable securities laws.  As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or any other entity, or a government or any department or agency thereof.

(c)          Accredited Investor Status.  The Buyer is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.   Any and all information that has been furnished or that will be furnished by the Buyer to evidence its status as an “accredited investor” is or will be when furnished accurate and complete, and does not and will not contain any misrepresentation or material omission.

(d)          Reliance on Exemptions.  The Buyer understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Common Shares.

(e)          No Governmental Review.  The Buyer understands that no United States federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(f)          Transfer or Resale.  The Buyer understands that:  (i) the Common Shares have not been and are not being registered under the 1933 Act or any state securities laws and are “restricted securities,” as that term is defined in Rule 144 under the 1933 Act (“Rule 144”); (ii) the Common Shares may not be offered for sale, sold, assigned or transferred except (A) to the Company or one of its Subsidiaries, (B) pursuant to a registration statement that has been declared and remains effective under the 1933 Act, or (C) in a transaction that is exempt from the requirements of the 1933 Act, which may require the delivery of certificates, legal opinions and other information as may be requested by the Company or its agents; and (iii) neither the Company nor any other Person is under any obligation to register the Common Shares under the 1933 Act or any state securities laws.  The Buyer further understands that the Common Shares will also be subject to additional restrictions on transfer pursuant to the Stockholders’ Agreement.  As used in this Agreement, the term “Subsidiaries” means, with respect to the Company or the Buyer (as applicable) any Person in which the Company or the Buyer (as applicable), directly or indirectly, (1) owns at least fifty percent (50%) of the outstanding capital stock or holds at least fifty percent (50%) of the equity or similar interest of such Person or (2) Controls or operates all or any material part of the business, operations or administration of such Person.

(g)          Validity; Enforcement.  Each of this Agreement and each other Transaction Document to which the Buyer is a party has been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)          No Conflicts.  The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which the Buyer is a party, and the consummation by the Buyer of the Proposed Transactions, will not (i) result in a violation of the certificate of incorporation or bylaws, or similar organizational documents, of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(i)          Certain Trading Activities.  None of the Buyer or any of its Affiliates has, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Buyer or any of its Affiliates has, engaged in any transactions in the securities of the Company (including, without limitation, Short Sales involving the Company’s securities) since the time that the Buyer, any of its Affiliates or any of their respective agents or Representatives (as defined below) was first in contact with the Company regarding the investment in the Company contemplated herein.  As used herein:  (x) the term “Short Sales” means all “short sales,” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934 (as amended and, together with the rules and regulations promulgated thereunder, the “1934 Act”), and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers; (y) the term “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person (it being acknowledged and agreed that each of the individuals listed on Schedule 2(i) shall be deemed to be an Affiliate of the Buyer for purposes of this Agreement); and (z) the terms “Controlling,” “Controlled by,” and “under common Control with,” as applied to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership or voting securities, by contract or otherwise.

(j)          Manipulation of Price.  Since the time that the Buyer, any of its Affiliates or any of their respective agents or Representatives was first in contact with the Company or its agent regarding the investment in the Company contemplated herein, none of the Buyer or any of its Affiliates has, and, to the knowledge of the Buyer, no Person acting on its or their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares, or (ii) other than any Proman Co-Sale Shares, (A) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any Common Stock (other than the location and/or reservation of borrowable shares of Common Stock by the Buyer), or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.  With respect to the Buyer, “knowledge” means the actual knowledge of those individuals set forth on Exhibit B, after due inquiry of his or her direct reports who have principal responsibility with respect to the subject matter of the particular matter in question.

(k)          General Solicitation.  The Buyer is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(l)           Experience of the Buyer.  The Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment.  The Buyer is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment in the Common Shares.  The Buyer understands that its investment in the Common Shares involves a high degree of risk.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

(m)          Access to Information.  The Buyer acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Common Shares, and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to its investment in the Common Shares.  The Buyer acknowledges and agrees that neither the Placement Agent (as defined below) nor any Affiliate of the Placement Agent has provided the Buyer with any information or advice with respect to the Common Shares nor is such information or advice necessary or desired.

(n)          Disclosure.  Except for the representations and warranties expressly set forth in this Agreement and the other Transaction Documents, including the related disclosure schedules, the Buyer acknowledges and agrees that the Company is not making any representation or warranty and has not made any representation or warranty, express or implied, with respect to the Company or its Subsidiaries or their respective businesses or operations, including with respect to any information provided or made available to the Buyer or its Representatives or to any other Person and the Buyer is not relying on any such representation or warranty.

(o)          Ownership of Company Securities.  Other than the Common Shares to be issued hereunder and the Proman Co-Sale Shares, none of the Buyer or any of its Affiliates beneficially owns, directly or indirectly, and none of the Buyer or any of its Affiliates has for a period of two (2) years prior to the date hereof, directly or indirectly, beneficially owned any Common Stock or other securities of the Company.

(p)          No Disqualification Event.  The Buyer is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

(q)          Operations of the Buyer; Ownership of the Buyer.  The Buyer was formed solely for the purpose of engaging in the Proposed Transactions, and it has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Proposed Transactions. The individuals set forth on Schedule 2(q) (the “Buyer Shareholders”) collectively own, directly, one hundred percent (100%) of the capital stock or other equity interests of the Buyer, free and clear of any Encumbrances (as defined herein).  There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Buyer, or contracts, commitments, understandings or arrangements by which the Buyer is or may become bound to issue additional capital stock of the Buyer or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Buyer, which, individually or in the aggregate, would result in the transfer of Control of the Buyer to any Person other than the Controlling Shareholders.

(r)          Availability of Funds.  The Buyer will have as of the Closing Date, unrestricted cash on hand and available to it that is at least sufficient to enable the Buyer to pay the Purchase Price in full at the Closing.  The Buyer has received an executed equity commitment letter (the “Equity Commitment Letter”) from the Buyer Shareholders, pursuant to which the Buyer Shareholders have committed to provide cash in an aggregate amount that is sufficient to enable the Buyer to pay the Purchase Price in full at the Closing.  The Equity Commitment Letter is in full force and effect, is enforceable against each of the Buyer Shareholders, has not been amended in any manner that could reasonably be expected to prevent or materially impair the ability of Buyer to perform any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party as of the date of this Agreement, and has not been terminated as of the date of this Agreement.  The Buyer has provided the Company a true, complete and correct copy of the Equity Commitment Letter from the Buyer Shareholders.  There are no conditions precedent or other contingencies relating to the funding contemplated by the Equity Commitment Letter, except as expressly set forth therein.

(s)          CFIUS.  The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby require no action by or in respect of, or filing with, any agency of the U.S. Government other than the filing of a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the Exon-Florio Amendment to the Defense Production Act of 1950, 50 U.S.C. app. § 2170, as amended (“Exon-Florio”), and the receipt of CFIUS Approval.  As used in this Agreement, “CFIUS Approval” means (i) a written notification issued by CFIUS that it has determined that the transactions contemplated by this Agreement are not a “covered transaction” pursuant to Exon-Florio, (ii) a written notification issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and CFIUS has concluded all action with respect to its review (or, if applicable, investigation) of the transactions contemplated by this Agreement, and such determination is not conditioned upon the commitment of Buyer to take any action described in Section 4(n), or (iii) if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the transactions contemplated by this Agreement, and either (A) the period under Exon-Florio during which the President may announce his decision to take action to suspend or prohibit the transactions contemplated by this Agreement has expired without any such action being announced or taken, or (B) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement and has not required Buyer to take any action described in Section 4(n).

(t)          No Additional Representations.  Except for the representations and warranties made by the Buyer in this Section 2, neither the Buyer nor any other Person makes any express or implied representation or warranty with respect to the Buyer or its respective businesses, operations, assets liabilities, condition or prospects, and the Buyer hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Buyer nor any other Person makes or has made any representation or warranty to the Company, or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Buyer or its respective business, or (ii) except for the representations and warranties made by the Company in this Section 2, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of the negotiation of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that, except as set forth in (a) the disclosure schedules (it being agreed that any matter set forth in any disclosure schedule to this Agreement shall be deemed to qualify only (i) the section of this Agreement that corresponds to the applicable disclosure schedule and (ii) any other section of this Agreement to which the applicability of such disclosure is readily apparent, notwithstanding the omission of an appropriate cross-reference to such other disclosure schedule) or (b) in the SEC Documents filed by the Company since December 31, 2015 and publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded):

(a)          Organization and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.  Each of the Company’s Subsidiaries (as defined below) is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Company Material Adverse Effect.  As used in this Agreement, the term “Company Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any change, effect, development or event that, individually or in the aggregate, (i) has a material adverse effect on the business, assets, properties, liabilities, results of operations or condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially impairs the ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party; provided, however, that no change, effect, development or event (individually or in the aggregate) to the extent resulting from, arising out of, or attributable to, any of the following shall be deemed to constitute or be taken into account when determining whether a Company Material Adverse Effect has occurred: (1) any changes, effects, developments or events in the economy or the financial, credit or securities markets in general (including changes in interest or exchange rates), (2) any changes, effects, developments or events in the industries in which the Company and its Subsidiaries operate, (3) any changes, effects, developments or events resulting from the announcement or pendency of the Proposed Transactions, the identity of Buyer or any action taken that is required or expressly contemplated by this Agreement (provided that the exception in this clause (3) shall not apply to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 3(e), and, to the extent related thereto, the condition in Section 7(a)(iii), (4) natural disasters, calamities, national or international political or social conditions, including the engagement by any country in hostility (whether commenced before, on or after the date hereof, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of a military or terrorist attack, or (5) any adoption, implementation, promulgation, repeal, change or proposal in applicable law or United States generally accepted accounting principles (“GAAP”), or any interpretation thereof, except to the extent such changes, effects, developments or events resulting from or arising out of the matters described in clauses (1), (2), (4) and (5) disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate.

(b)          Subsidiaries.  All of the Company’s Subsidiaries are set forth on Schedule 3(b).  The Company does not have any other Subsidiaries.  The Company owns, directly or indirectly, one hundred percent (100%) of the capital stock or other equity interests of each of its Subsidiaries, free and clear of any Encumbrances.  All of the issued and outstanding shares of capital stock of each Subsidiary owned by the Company are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  As used in this Agreement, “Encumbrance” means any mortgage, deed of trust, lien, pledge, charge, defect in title, security interest, title retention device, collateral assignment, indenture, hypothecation, license to third parties, pledge, option, conditional or installment sale agreement, easement, right of first refusal, right of first offer, right of repurchase, claim, restriction or other encumbrance of any kind (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any security or other asset).

(c)          Authorization; Enforcement; Validity.  The Company has all requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and, subject to the adoption and approval of the Authorized Shares Proposal and the Nasdaq Approval Proposal at the Stockholder Meeting (at which a quorum is present) by (i) in the case of the Authorized Shares Proposal, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on the Authorized Shares Proposal and (ii) in the case of the Nasdaq Approval Proposal, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Stockholder Meeting and entitled to vote on the Nasdaq Approval Proposal (together, the “Company Stockholder Approval”), to perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to issue the Common Shares in accordance with the terms hereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company, and, assuming Company Stockholder Approval, the consummation by the Company of the Proposed Transactions, including the Tender Offer and the Share Issuance and Sale, have been duly and validly authorized by all necessary corporate action, including having been duly and validly authorized by the Company’s board of directors (the “Board of Directors”), and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the Proposed Transactions (other than the receipt of the Company Stockholder Approval).  This Agreement and the Escrow Agreement have been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company or its agent, and each constitutes or when so executed and delivered will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(d)          Issuance of Common Shares.  The Common Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof (except for Encumbrances set forth in this Agreement or any other Transaction Document and Encumbrances imposed by the Buyer).  Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Common Shares is exempt from registration under the 1933 Act.

(e)          No Conflicts.  The execution and delivery Transaction Documents by the Company have not, and performance of the Transaction Documents by the Company and the consummation by the Company of the Proposed Transactions (including, without limitation, the Tender Offer and the Share Issuance and Sale) will not, (i) assuming receipt of the Company Stockholder Approval, result in a violation of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Company’s bylaws, as amended (the “Bylaws”), or the organizational documents of any of the Company’s Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the filing of a Form D with the SEC and any filings required under applicable “blue sky” laws, the receipt of the Company Stockholder Approval, and the receipt of any and all approvals required under Sections 4(e), 4(h), and 4(i) or the rules of the Nasdaq Capital Market (the “Principal Market”), result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Company Material Adverse Effect.

(f)          Consents.  Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Authority, any self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof, other than (i) the filing of a Form D with the SEC and any filings required under applicable “blue sky” laws, (ii) the receipt of the Company Stockholder Approval, (iii) the making of such filings contemplated by Sections 4(e), 4(h), 4(i) and 4(n), and (iv) any other filings, consents and authorizations listed on Schedule 3(f), and such other consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect).

(g)          Principal Market.  The Company has not received any written notification from the Principal Market that the Company is in violation of the requirements of the Principal Market, and the Company has not taken any action designed to, or which would reasonably be expected to lead to, the termination or suspension of the listing of the Common Stock on the Principal Market.

(h)          No General Solicitation; Placement Agent’s Fees.  None of the Company or any of its Subsidiaries, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Shares.  Other than Aegis Capital Corp. (the “Placement Agent”) and  Cassel Salpeter & Co., LLC (the “Financial Advisor”), neither the Company nor any of its Subsidiaries has engaged any placement agent, financial advisor or other agent in connection with the sale of the Common Shares.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the Proposed Transactions (including, without limitation, the fees of the Financial Advisor and the Placement Agent).

(i)          Opinion of Financial Advisor.  The Board of Directors has received the opinion of the Financial Advisor to the effect that, as of the date of the meeting of the Board of Directors at which the Board of Directors approved this Agreement and subject to the assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Per Share Price to be received by the Company in exchange for each Common Share in the Share Issuance and Sale pursuant to this Agreement was fair, from a financial point of view, to the Company, which such opinion, as of the date hereof, has not been withdrawn, rescinded or modified, and a copy of which has been or will be made available to the Buyer solely for informational purposes upon receipt thereof by the Company.

(j)          No Integrated Offering.  None of the Company, its Subsidiaries or any of their Affiliates or, to its knowledge, any Person acting on their behalf, has, directly or indirectly, made any offer or sale of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Common Shares under the 1933 Act, whether through integration with prior offerings or otherwise.

(k)          SEC Documents; Financial Statements.  Since January 1, 2015, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed since January 1, 2014 and prior to the date hereof or the Closing Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”), except where the failure to timely file would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  As of its respective date, each SEC Document ,as it may have been amended by filings made by the Company at least two (2) Business Days prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.  None of the SEC Documents, at the time they were filed with the SEC and as they may have been amended by filings made by the Company at least two (2) Business Days prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (or as updated, amended, restated or corrected by the subsequent SEC Document filed at least two (2) Business Days prior to the date hereof) have been prepared in accordance with GAAP, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

(l)            Absence of Certain Changes.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) none of the Company or any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Closing without Buyer’s consent, would constitute a material breach of Section 4(j).

(m)           Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Bylaws, or other organizational documents, as applicable.  Neither the Company nor any of its Subsidiaries is in violation, in any material respect, of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation, in any material respect, of any of the foregoing.  The Company and each of its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its respective business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.  None of the Company or any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, and the Company does not have knowledge or reason to believe that any of its or any of its Subsidiaries’ respective creditors intends to initiate involuntary bankruptcy proceedings.

(n)           Compliance with Laws; Foreign Corrupt Practices.

(i)          Each of the Company and its Subsidiaries is in compliance, and since August 1, 2013 has been in compliance, in all material respects, with any and all applicable laws, and to the knowledge of the Company, none of the Company or any of its Subsidiaries is under investigation with respect to and has not been charged with, or threatened to be charged with, or given written notice of, any material violation of any applicable law by any Governmental Authority.  With respect to the Company, “knowledge” means the actual knowledge of those individuals set forth on Exhibit C, after due inquiry of his or her direct reports who have principal responsibility with respect to the subject matter of the particular matter in question.

(ii)          Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees, representatives, distributors, consultants or agents acting directly for or on behalf of the Company or its Subsidiaries has, in the course of his, her or its actions (1) made, offered, promised, or authorized any illegal contributions, gifts, entertainment or payments of other expenses, in each case from corporate funds, related to political activity, (2) unlawfully made, offered, promised, or authorized the giving of anything of value, or any direct or indirect unlawful payments to any foreign or domestic Government Official for the purpose of (A) influencing any act or decision of such person in their capacity as a Government Official, (B) inducing a Government Official to do or omit to do any act in violation of his or her lawful duties, (C) securing any improper advantage or (D) inducing a Government Official to influence or affect any act or decision of any Governmental Authority in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage, (3) made, offered, promised, or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any Government Official or (4) violated any provision of the Foreign Corrupt Practices Act (the “FCPA”) the U.K. Bribery Act 2010 (the “Bribery Act”) or any other applicable laws, regulations or conventions to which the Company or any of its Subsidiaries is subject relating to corruption (governmental or commercial), bribery, money laundering, political contributions or gifts, entertainment, and gratuities, involving or to any Governmental Authority or any Government Official or commercial entity, including all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively, “Other Anticorruption Laws”).  Since January 1, 2013, none of the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority or similar agency with respect to any alleged act or omission arising under or relating to any noncompliance with the FCPA, the Bribery Act or any Other Anticorruption Law.  Neither the Company nor its Subsidiaries have received any written notice, request, or citation for any actual or potential noncompliance with any of the foregoing in this Section 3(n)(ii).  As used in this Agreement, “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.  “Government Official” means (w) any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority, (x) any political party or party official or candidate for political office, (y) a Politically Exposed Person as defined by the Financial Action Task Force or Groupe d’action Financière sur le Blanchiment de Capitaux or any (z) company, business, enterprise or other entity controlled by any person described in the foregoing clause (w), (x), or (y) of this definition.

(iii)          The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.  The operations of the Company and its Subsidiaries have been conducted at all times in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and all applicable money laundering-related laws of other jurisdictions where the Company and its Subsidiaries conduct business or own assets, and any related or similar law issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”).  No proceeding by or before any Governmental Authority involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, is threatened.

(o)          Sarbanes-Oxley Act.  Each of the Company and each Subsidiary is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(p)          Transactions With Affiliates.  None of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, or employee has a substantial interest or is an employee, officer, director, trustee or partner.

(q)          Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share.  As of August 8, 2016, (i)(A) 14,510,960 shares of Common Stock were issued and outstanding (including 843,692 unvested restricted shares), (B) 8,382 shares of Common Stock were held in treasury, (C) no shares of Common Stock were held by Subsidiaries of the Company, (D) 1,472,143 shares of Common Stock were reserved for issuance of equity incentives pursuant to the 2013 Equity Compensation Plan, (E) options to purchase 327,857 shares of Common Stock granted under the 2013 Equity Compensation Plan were outstanding, with a weighted average exercise price per share of $3.60, (F) warrants to purchase up to 4,112,500 shares of Common Stock were outstanding, (G) no shares of restricted stock granted under the 2013 Equity Compensation Plan were outstanding, and (ii) no shares of preferred stock of the Company were outstanding.  All of such outstanding shares of Common Stock are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable.  All of such outstanding shares of Common Stock have been have been issued in compliance in all material respects with all applicable federal and state securities laws.  None of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or Encumbrances.  There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries.  There are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries.  Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the Share Issuance and Sale.

(r)          Indebtedness.  Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), or (ii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  For purposes of this Agreement:  (1) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (2) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(s)          Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Authority, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or any of the other Transaction Documents or (ii) would, if there were an unfavorable decision, ruling or finding, have or reasonably be expected to result in a Company Material Adverse Effect.  To the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

(t)          Insurance.  The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(u)          Employee Relations.  None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or other labor organization.  To the knowledge of the Company, no employees of the Company or any of its Subsidiaries are represented by any labor union or other labor organization.  To the knowledge of the Company there are no activities or proceedings of any labor union or other labor organization to organize any employees of the Company or any of its Subsidiaries and no demand for recognition or certification as the exclusive bargaining representative of any employees has been made by or on behalf of any labor union or other labor organization.  The Company believes that its and its Subsidiaries’ relations with their respective employees are good.  There are no pending or, to the knowledge of the Company, threatened, and in the past three (3) years there have been no strikes, lockouts, pickets, slowdowns claims (other than ordinary claims under employee benefit plans), unfair labor charge, disputes, actions, grievances or disciplinary actions pending or, to the knowledge of the Company, threatened, by or between the Company or any of its Subsidiaries and any of their respective employees.  The Company and its Subsidiaries are in material compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(v)          Title.  The Company and its Subsidiaries have good and marketable title to all personal property (exclusive of Intellectual Property Rights, which are addressed in Section 3(w)), owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all Encumbrances, except for (i) Encumbrances that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Encumbrances for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.  There is not, under any such real property lease, any material default or breach by the Company or any of its Subsidiaries, nor, to the knowledge of the Company, by any other party thereto.  The Company and its Subsidiaries lease four properties as disclosed in the SEC Documents, and there are no other real property leases to which the Company or any of its Subsidiaries is a party.  No portion of such real property leased by the Company or any of its Subsidiaries is sublet or licensed for use to any third party other than the sublease of Suite 210 of the building located at 50 Jericho Quadrangle, Jericho, New York by NAPW, Inc. to Intercontinental Capital Group, Inc.  There is not, under any such real property lease or sublease, any material default or breach by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party thereto.  None of the Company or any of its Subsidiaries owns any real property.

(w)          Intellectual Property Rights.  Each of the Company and its Subsidiaries (i) exclusively owns (free and clear of all Encumbrances) all Intellectual Property Rights owned (or purported to be owned) by the Company or its Subsidiaries (“Owned IP”); and (ii) possesses valid and continuing rights or licenses to use any and all other rights in (1) trademarks, trade names, service marks, service names, domain names, logos, slogans, and other indicia of origin, and all goodwill associated with any of the foregoing, (2) issued patents and patent applications (whether provisional or non-provisional) and patent rights, (3) copyrights, works of authorship, original works, inventions, (4) software, data, databases and compilations of data and other technology, (5) licenses, approvals and governmental authorizations, (6) trade secrets and confidential or other proprietary information, (7) social media, privacy and publicity, and (8) all other intellectual property and proprietary rights and all applications and registrations therefor, in each case, in any jurisdiction throughout the world (collectively, “Intellectual Property Rights”) used in or necessary to conduct their respective businesses as currently conducted (and such Intellectual Property Rights will not be adversely affected by the consummation of the Proposed Transactions).  A true and complete list of all registrations or pending applications for registration of Owned IP are set forth on Schedule 3(w)(i).  All of the Owned IP is valid, enforceable and subsisting except as would not reasonably be expected to have a Company Material Adverse Effect.  None of the Company’s or its Subsidiaries’ Intellectual Property Rights used in or necessary to conduct any of their respective businesses as now conducted or as presently proposed to be conducted have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned within five (5) years from the date of this Agreement, except where such expiration, termination or abandonment would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  None of the Company or any of its Subsidiaries has any knowledge of any infringement by the Company or any of its Subsidiaries of any patents of any third parties.  The Company, its Subsidiaries, their products and services, the conduct of their business and the use of their Intellectual Property Rights do not infringe on, misappropriate or otherwise violate the Intellectual Property Rights (other than patents) of any third party.  There is no claim, action or proceeding pending, or to the knowledge of the Company or any of its Subsidiaries, being threatened, by or against the Company or any of its Subsidiaries regarding Intellectual Property Rights.  Each of the Company and each of its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(x)          Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) are not subject to any claims, actions, suits, proceedings, remedial action obligations or investigations pursuant to Environmental Laws where, in each of the foregoing clauses (i), (ii), (iii) and (iv), the failure to so comply, or the claim, action, suit, proceeding, remedial action obligation or investigation, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)          Tax Status.

(i)            The Company and each of its Subsidiaries:

(1)	has made or filed with the appropriate taxing authorities all material foreign, federal and state income and all other tax returns, reports, forms and declarations (including elections, disclosures, schedules, estimates and informational tax returns) for taxes (“Returns”) required by any jurisdiction to which it is subject, or obtained extensions of time for the filing thereof, which Returns are true, correct and complete in all material respects, and accurately reflect all liability for taxes of the Company for the periods covered thereby.

(2)	has paid all material taxes and other governmental assessments and charges that are due and payable, by or with respect to the income, assets or operations of the Company, except those being contested in good faith; and

(3)	with respect to all material taxes incurred that are not yet due and payable, (A) has adequately accrued and adequately disclosed such amounts on its financial statements in accordance with GAAP, and (B) for periods not covered by the financial statements, has accrued on its books provisions reasonably adequate for the payment of such taxes.

(ii)           To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(iii)          Neither the Company nor any of its Subsidiaries (1) has entered into an agreement or waiver (that has not expired) or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or (2) is presently contesting the tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency.

(iv)          Neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Return provided for under the law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to taxes for any taxable period for which the statute of limitations has not expired.

(v)           No written claim has been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Returns that the Company or any of its Subsidiaries is or may by subject to taxation by that jurisdiction and, to the knowledge of the Company, there is no basis in tax law for such an assertion.

(vi)          Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(z)            Internal Accounting and Disclosure Controls.  The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial offices, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  The Company has not received any notice or correspondence from any accountant relating to any potential material weakness in any part of the internal controls over financial reporting of the Company or the Company’s disclosure controls and procedures.

(aa)          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Company Material Adverse Effect.

(bb)          Investment Company Status.  The Company is not, and upon consummation of Share Issuance and Sale will not be, an “investment company,” and affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, and “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(cc)          U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”).

(dd)         Employee Benefit Plans.

(i)           “Company Plan” means each benefit or compensation plan, program, policy, practice, contract, agreement or other arrangement, covering current or former employees, directors or consultants of the Company or any of its Subsidiaries, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, vacation, sick, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to, or required to be maintained or contributed to, or with respect to which any potential liability is borne by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

(ii)          With respect to each Company Plan, the Company has made available to Buyer, to the extent applicable, true, correct and complete copies of (1) all documents embodying such Company Plan, (2) written descriptions of any material Company Plans that are not set forth in a written document, (3) the most recent summary plan description together with the summary or summaries of material modifications thereto, (4) the three most recent annual actuarial valuations, (5) the three most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto), and (6) all material correspondence to or from the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority received in the last three years.

(iii)          Each Company Plan has been established, operated and administered in all material respects in compliance with its terms and all applicable laws including ERISA and the Code.  The Company and each ERISA Affiliate have performed in all material respects all obligations required to be performed by them under each Company Plan.  With respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate would reasonably expect to be subject to any material liabilities (other than for liabilities with respect to routine benefit claims) under the terms of, or with respect to, such Company Plans, ERISA, the Code or any other applicable law.

(iv)          Neither the Company, any Company Plan nor to the knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject the Company or any ERISA Affiliate to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

(v)          No Company Plan is or has at any time been covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any ERISA Affiliate has ever maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability under any Multiemployer Plan (as defined in Section 3(37) of ERISA).

(vi)          Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other Person or entity, has made any binding commitment to modify, change or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or the Code, and there has been no amendment to, or written interpretation or announcement by the Company or any of its Subsidiaries regarding any Company Plan that would increase the expense of maintaining such Company Plan above the level or expense incurred with respect to that plan for the most recently completed fiscal year.

(vii)         Neither the Company, any of its Subsidiaries nor any ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Plan.  All required contributions in respect of any Company Plan have been timely made or properly accrued on the financial statements included in or incorporated by reference into the SEC Documents, and all such contributions are deductible under Section 162 or 404 of the Code.

(viii)        Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ix)          Except as required by applicable law, no Company Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits.  To the extent that the Company and any of its Subsidiaries sponsors any such plan, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time all plans or arrangements providing for retiree health or medical or life insurance coverage. Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the Proposed Transactions could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Plan, (iv) otherwise give rise to any material liability under any Company Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Closing, (vi) require a “gross-up,” indemnification for, or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code due to the imposition of the excise tax under Section 4999 of the Code on any payment to such disqualified individual or due to the failure of any payment to such disqualified individual to be deductible under of Section 280G of the Code or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.  The Company has made available to Buyer true, correct and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the Proposed Transactions.

(x)            Each Company Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Buyer, the Company or any of its Subsidiaries other than ordinary administration expenses typically incurred in a termination event.

(xi)           Each Company Plan that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder.  Neither the Company nor any Subsidiary has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code or otherwise.

(ee)          Employee Matters.

(i)            The National Labor Relations Board has issued a preliminary order requiring the Company to post certain workplace notices.  The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices (including equal employment opportunity laws), terms and conditions of employment, immigration, workers’ compensation, compensation and benefits, worker classification, exempt and non-exempt status, affirmative action, plant closings, employee and data privacy and wages and hours (“Employment Practices”).  Except as would not be expected to result in a Company Material Adverse Effect, as of the date of this Agreement, (1) there are no actions pending or scheduled by any Governmental Authority or, to the knowledge of the Company, threatened, pertaining to the Employment Practices of the Company or any of its Subsidiaries and (2) no complaints relating to Employment Practices of the Company or any of its Subsidiaries have been filed with any Governmental Authority or submitted in writing to the Company or any of its Subsidiaries and to the knowledge of the Company, no such complaints are threatened.

(ii)           All payments due from the Company and any of its Subsidiaries on account of any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or any of its Subsidiaries, and employee health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company or its Subsidiaries.

(iii)          Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar slate or local law that remains unsatisfied.

(iv)          No individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Company Plan, and neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, with respect to any misclassification of any employee as exempt versus non-exempt, or with respect to any employee leased from another employer.

(v)          As of the date hereof, no senior executive or other key employee of the Company or any of its Subsidiaries has stated his or her intention to terminate his or her employment prior to or as a result of or following the consummation of the transactions contemplated by this Agreement.

(ff)          Privacy.  The Company and its Subsidiaries have in place privacy policies regarding the collection, use and disclosure of Personal Information (as defined below) in their possession, custody or control, or otherwise held or processed on their behalf.  The Company and its Subsidiaries are and have been (and following the consummation of the Proposed Transactions will be) in compliance in all material respects with all Information Privacy and Security Laws (as defined below), agreements to which they are parties that contain, involve or deal with Personal Information, and their own rules, policies and procedures relating to privacy, data protection, and the collection and use of, Personal Information.  None of the Company or any of its Subsidiaries has been notified of or is the subject of any action, suit, inquiry, investigation or proceeding related to data security or privacy or alleging a violation of any of its privacy policies or any Information Privacy and Security Law, nor, to the knowledge of the Company, is any such claim threatened.  The Company and its Subsidiaries have taken all measures reasonably necessary or appropriate to protect and maintain the confidentiality of all Personal Information collected by or on behalf of the Company or any of its Subsidiaries and to maintain the security of their data storage practices for Personal Information, in each case, in accordance with all Information Privacy and Security Laws and consistent with commercially reasonable industry practices applicable to such types of data gathered and maintained in the industry in which the Company and its Subsidiaries conduct their business.  To the knowledge of the Company, there has been no unauthorized access, use, or disclosure of Personal Information in the possession or control of the Company or any of its Subsidiaries.  For purposes of this Agreement:  (i) “Personal Information” means, collectively, any information or data that can be used, directly or indirectly, alone or in combination with other information possessed or controlled by the Company, to identify an individual and any other information or data pertaining to any individual (including name, address, telephone number, email address, photograph, credit or payment card information, bank account number, financial data or account information, password combinations, customer account number, date of birth, government-issued identifier, social security number, race, ethnic origin/nationality, and mental or physical health or medical information) or that is otherwise governed, regulated or protected by one or more Information Privacy and Security Laws; and (ii) “Information Privacy and Security Laws” means all applicable laws relating to privacy, data privacy, data protection, data security, anti-spam, and consumer protection, and all regulations promulgated by any governmental authority thereunder, including but not limited to, the Health Insurance Portability and Accountability Act, the Gramm-Leach-Bliley Act, the Federal Information Security Management Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state data security laws, state social security number protection laws, state data breach notification laws, and laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing) and all equivalent laws of any other jurisdiction.

(gg)          Information Technology.  The Company and its Subsidiaries’ IT Systems: (i) constitute all information technology assets necessary to conduct the businesses of the Company and its Subsidiaries in the manner in which their businesses are currently conducted, (ii) are adequate, sufficient and satisfactory in all material respects (including with respect to working condition, capacity, data storage and transmittal capability, functionality and performance) for the operations of the businesses of the Company and its Subsidiaries, (iii) are maintained and in good working condition, (iv) have functioned consistently and accurately in all respects since being installed and (v) have not suffered any material failure, security breach or unauthorized intrusion within the past five (5) years.  There are no substantial alterations, modifications or updates to the Company’s or its Subsidiaries’ IT Systems intended or required currently or that will be required in the near future for the operations of their businesses as currently conducted and as currently contemplated to be conducted. “IT Systems” means all computers, software, hardware, firmware, middleware, servers, systems, sites, circuits, networks, source code, object code, development tools, workstations, routers, hubs, switches, interfaces, platforms, data communications lines, websites, data, and all other telecommunications and information technology assets and equipment, and all associated documentation, in each case, (1) owned by the Company or any of its Subsidiaries or (2) used or held for use by the Company or any of its Subsidiaries, including pursuant to any and all outsourced or cloud computing based arrangements.

(hh)          No Disqualification Events.  With respect to Common Shares to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).  The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(ii)          Material Contracts.   There is no material contract or agreement required by the 1934 Act to be described in or filed as an exhibit to the Company’s SEC Documents (each, a “Material Contract”) which is not described or filed in an SEC Document filed on or after December 31, 2015.   None of the Company or any of its Subsidiaries is in violation or default in the performance or observance of any material obligation under any Material Contract now in effect, except as would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.  None of the Company or any of its Subsidiaries knows of, or has received written notice of, any violation or default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract, except as would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(jj)          Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise that can be waived by approval of the board of directors and which is or could become applicable to the Buyer as a result of the Proposed Transactions, including, without limitation, the Company’s issuance of the Common Shares and the Buyer’s ownership of the Common Shares.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(kk)          Disclosure.  The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ll)          CFIUS.  Except as provided in Section 3(f), the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any agency of the U.S. Government other than the filing of a joint voluntary notice with CFIUS pursuant to Exon-Florio and the receipt of CFIUS Approval.

(mm)          PCI Standards.  The Company and its Subsidiaries are registered with and in good standing in all material respects with the Card Associations (as defined below) and the Company and the Subsidiaries and their Business as currently conducted and as currently contemplated to be conducted are in material compliance with the Operating Rules (as defined below) and the PCI Standards (as defined below). “Card Associations” means any and all card networks whose payment cards are honored by the Company or any Subsidiary, and any third party payment card processors that the Company or any Subsidiary may use, including without limitation, MasterCard International, Visa USA Inc., American Express Company, Discover Bank, and any of their respective successors and assigns. “Operating Rules” means the rules and regulations, procedures and requirements, and interpretations thereof, issued by the Card Associations, as amended from time to time, including any data security requirements. “PCI Standards” means, collectively, (i) the Payment Card Industry Data Security Standard and (ii) any additional standards that may be issued by the PCI Security Standards Council or its successors, as the same may be supplemented, revised or replaced from time to time.

(nn)          Solvency.  As of the Closing, after giving effect to the Proposed Transactions, the Company will not:  (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay as they become due.

(oo)          No Additional Representations.  Except for the representations and warranties made by the Company in this Section 3, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiary or their respective businesses, operations, assets liabilities, condition or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Buyer, or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (ii) except for the representations and warranties made by the Company in this Section 3, any oral or written information presented to the Buyer or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company or the negotiation of this Agreement.

4.	COVENANTS.

(a)           Form D and Blue Sky.  The Company agrees to file with the SEC a Form D with respect to the Common Shares as required under Regulation D and to make any filings and reports relating to the offer and sale of the Common Shares required under applicable securities or “Blue Sky” laws of the states of the United States, and to provide copies thereof to the Buyer promptly after any such filing.

(b)           Use of Proceeds.  The Company shall use the proceeds from the Share Issuance and Sale to (i) pay tendering holders of Common Stock pursuant to the Tender Offer; (ii) pay any expenses resulting from (including those accelerated by) the consummation of the Proposed Transactions; (iii) to pay the fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Proposed Transactions; and (iv) for general corporate and working capital purposes.

(c)           Listing.  The Company shall use its reasonable best efforts to maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, the NYSE MKT, the New York Stock Exchange, the Nasdaq Global Market, or the Nasdaq Global Select Market (each, an “Eligible Market”).  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market.

(d)           Fees and Expenses.  Except as otherwise provided herein, if the Proposed Transactions are not consummated, each party to this Agreement shall bear its own expenses in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.  Furthermore, in the event that (1) this Agreement is terminated by the Buyer pursuant to Section 8(a)(iii)(1) or Section 8(a)(iii)(2), and (2) the breach by the Company giving rise to such termination was intentional, then the Company, in addition to any payments it may be required to make to the Buyer pursuant to Section 8(d) in respect of such termination, shall reimburse the Buyer for its Expenses, provided that in no circumstance will the Company’s reimbursement obligation under this Section 4(d) exceed $205,000. Any Expense reimbursement due under this Section 4(d) shall be paid by wire transfer of same-day funds to an account provided in writing by the Buyer to the Company within five (5) Business Days of becoming due and payable hereunder. As used in this Agreement, “Expenses” means all reasonable, out-of-pocket, documented expenses (including all reasonable, documented fees and expenses of counsel, accountants, financial advisors, experts and consultants to a party to this Agreement and its Affiliates) incurred by any party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Proposed Transactions.

(e)          Publicity.  On or before 5:00 p.m., New York City time, on the fourth (4th) Business Day after the date of this Agreement, the Company will: (i) issue a press release reasonably acceptable to the Buyer disclosing all the material terms of the Proposed Transactions and (ii) file a Current Report on Form 8-K describing all the material terms of the Proposed Transactions, in the form required by the 1934 Act, and attaching all the material Transaction Documents (including, without limitation, this Agreement and the form of the Stockholders’ Agreement) (including all attachments, the “8-K Filing”).  Subject to the foregoing, none of the Company, any of its Subsidiaries, the Buyer, or any of the Buyer’s Affiliates shall issue any press releases or any other public statements with respect to the Proposed Transactions; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions (1) in substantial conformity with the 8-K Filing and (2) as is required by applicable law and regulations.

(f)          Integration.  None of the Company, any of its Affiliates, or any person acting on behalf of the Company or any of its Affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the Share Issuance and Sale in a manner which would require the registration of the Common Shares under the 1933 Act.

(g)          Notice of Disqualification Events.  The Company will notify the Buyer in writing if prior to the Closing Date there occurs (i) any Disqualification Event relating to any Issuer Covered Person or (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person.  The Buyer will notify the Company in writing if prior to the Closing Date there occurs (1) any Disqualification Event relating with respect to the Buyer or (2) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event with respect to the Buyer.

(h)          Tender Offer.

(i)          Substantially contemporaneously with the initial mailing of the definitive Proxy Statement (as defined below), the Board of Directors shall cause the Company to commence (within the meaning of Rule 14d-2 under the 1934 Act) a self-tender offer for up to the Maximum Tender Offer Share Amount (the “Tender Offer”).  The Tender Offer shall be made on the terms and subject to the conditions set forth in this Section 4(h) and in compliance with all applicable law (including, without limitation, Rule 13e-4 and Regulation 14E of the 1934 Act).  The date on which the Company commences the Tender Offer is referred to herein as the “Offer Commencement Date.”  The expiration date of the Tender Offer shall be 5:00 p.m., New York time, on the date that is at least twenty-one (21) Business Days following the Offer Commencement Date (the “Initial Expiration Date,” with the final expiration time and date established in connection with any extension of the Tender Offer, as so extended pursuant to the terms and conditions set forth herein being the “Expiration Date”).  The price per share to be paid for each share validly tendered and not withdrawn shall be $1.20, net to the tendering holder in cash but subject to reduction for any required withholding of taxes (or any higher price offered and paid pursuant to the Tender Offer, subject to the mutual agreement of the Company and the Buyer) (the “Tender Offer Price”).  As used herein, “Maximum Tender Offer Share Amount” means 2,500,000 of the issued and outstanding shares of the Company’s Common Stock.  Notwithstanding the foregoing, if, prior to the Closing, the Company combines (including by way of reverse stock split) the outstanding shares of Common Stock into a smaller number of shares, then (1) the Maximum Tender Offer Share Amount shall be adjusted to such number of shares of Common Stock equal to the product of (A) 2,500,000 and (B) a fraction of which the numerator shall be the number of shares of Common Stock (excluding, for the avoidance of doubt, treasury shares, if any) outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock (excluding, for the avoidance of doubt, treasury shares, if any) outstanding immediately before such event, and (2) the Tender Offer Price shall be adjusted to a price per share equal to the product of (A) $1.20 and (B) a fraction of which the numerator shall be the number of shares of Common Stock (excluding, for the avoidance of doubt, treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock (excluding, for the avoidance of doubt, treasury shares, if any) outstanding immediately after such event.

(ii)          Subject to the satisfaction or waiver of the conditions set forth in this Section 4(h), promptly after the Expiration Date, the Company shall, pursuant to the Tender Offer, accept for payment and pay for shares of Common Stock validly tendered and not properly withdrawn pursuant to the Tender Offer (the date of such acceptance for payment, the “Acceptance Date”); provided, however, that if more shares than the Maximum Tender Offer Share Amount are validly tendered and not properly withdrawn pursuant to the Tender Offer, the Company shall purchase only (and not more than) the Maximum Tender Offer Share Amount, on a pro rata basis in accordance with Rule 13e-4(f)(3) under the 1934 Act and the Tender Offer Documents (as defined below).  Each share of Common Stock accepted shall be purchased by the Company for cash at the Tender Offer Price.  Subject to the applicable rules and regulations of the SEC, the obligations of the Company to accept for payment and to pay for any shares of Common Stock shall be subject to the condition that the Closing shall have been consummated hereunder and such other conditions set forth in the Tender Offer Documents.

(iii)          The Company and the Buyer may mutually agree to have the Company extend the Tender Offer for additional successive periods of up to twenty (20) Business Days per extension (with the length of such periods to be mutually agreed by the Company and the Buyer).  In addition, the Company shall extend the Tender Offer from time to time for any period required by any rule, regulation, interpretation or position of the SEC or the staff of the SEC applicable to the Tender Offer.  Other than as specifically provided in this Section 4(h) or following the termination of this Agreement in accordance with Section 8,without the prior written consent of the Buyer, the Company shall not (1) terminate or withdraw the Tender Offer, (2) amend, change or waive any term of condition of the Tender Offer, including, without limitation, by way of any increase or decrease in the Tender Offer Price, any change in the form of consideration payable in the Tender Offer or any decrease the number of shares of Common Stock sought to be purchased in the Tender Offer, (3) reduce or extend the time period during which the Tender Offer shall remain open (except for any extension required or permitted hereunder or required under applicable law) or (4) take any action that would reasonably be expected to unreasonably delay consummation of the Tender Offer.

(iv)          In the event this Agreement is terminated pursuant to Section 8 prior to the Acceptance Date, the Company shall promptly terminate the Tender Offer without accepting any shares of Common Stock previously tendered and shall promptly return, and shall cause the transfer agent (or any other agent acting on behalf of the Company) to promptly return, all tendered shares of Common Stock to the registered holders thereof.

(v)          On the Offer Commencement Date, the Company shall file with the SEC, pursuant to and in accordance with Rule 13e-4 and Regulation M-A under the 1934 Act, a Tender Offer Statement on Schedule TO with respect to the Tender Offer (together with all amendments and supplements thereto, the “Schedule TO”), which shall contain an offer to purchase and a related letter of transmittal, summary advertisement and other related documents ancillary to the Tender Offer, in each case reflecting the terms and conditions of this Agreement as they relate to the Tender Offer (such Schedule TO and the documents included therein pursuant to which the Tender Offer will be made, together with any supplements or amendments thereto, the “Tender Offer Documents”) and shall cause the Tender Offer Documents to be disseminated to holders of shares of Common Stock in accordance with the applicable requirements of the 1934 Act.  The Buyer shall promptly furnish to the Company all information concerning the Buyer that may be required by applicable law or reasonably requested by the Company for inclusion in the Tender Offer Documents.  The Company agrees (1) to use its commercially reasonable efforts to ensure that the Schedule TO and the other Tender Offer Documents as filed by it with the SEC will comply in all material respects with the applicable provisions of the 1934 Act and (2) that the information in the Schedule TO and the other Tender Offer Documents (excluding any information supplied to the Buyer by or on behalf of the Buyer for inclusion therein) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Buyer agrees that the information in the Schedule TO and the other Tender Offer Documents that it supplies to the Company for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company agrees to use its commercially reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Tender Offer Documents or the Tender Offer, and each of the Company and the Buyer agrees to promptly correct any information provided by it for use in the Tender Offer Documents if and to the extent that such information shall become false or misleading in any material respect or as otherwise required by applicable law.  The Company shall use its commercially reasonable efforts to take all steps necessary to amend or supplement the Schedule TO and the other Tender Offer Documents and to cause the Tender Offer Documents, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Common Stock, in each case as and to the extent required by applicable law.  The Buyer and its counsel shall be given reasonable opportunity to review and comment on the Schedule TO and the other Tender Offer Documents (including any amendments or supplements thereto) before they are filed with the SEC or disseminated to holders of shares of Common Stock.  The Company shall provide the Buyer and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel receives from the SEC or its staff with respect to the Schedule TO and the other Tender Offer Documents promptly after the receipt of such comments and shall give the Buyer and its counsel a reasonable opportunity to review and comment on any proposed written or oral responses to such comments.

(i)            Proxy Statement; Special Meeting.

(i)          The Company, at the direction of the Board of Directors, shall, in accordance with applicable law and the Certificate of Incorporation and Bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable after the mailing of the Proxy Statement (as defined below) to the Company’s stockholders (and in any event no later than forty-five (45) days after the mailing of the Proxy Statement) for the purpose of considering and taking action on proposals to (1) if required to consummate the Proposed Transactions, amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 45,000,000 shares (the “Authorized Shares Proposal”) and (2) approve the issuance and sale of the Common Shares hereunder pursuant to Nasdaq Listing Rule 5635 (the “Nasdaq Approval Proposal”).

(ii)          As soon as reasonably practicable after the date hereof, the Company, at the direction of the Board of Directors, shall prepare and file with the SEC, pursuant to and in accordance with Regulation 14A under the 1934 Act, a proxy statement (the “Proxy Statement”) and form of proxy for the consideration and approval by the holders of shares of Common Stock of the Authorized Shares Proposal and the Nasdaq Approval Proposal and shall cause the Proxy Statement and form of proxy to be disseminated to holders of shares of Common Stock in accordance with the applicable requirements of the 1934 Act and applicable law.  The Proxy Statement shall include the notice of meeting in the form required by the Delaware General Corporation Law.  The Buyer shall promptly furnish to the Company all information concerning the Buyer that may be required by applicable law or reasonably requested by the Company for inclusion in the Proxy Statement.  The Company agrees (1) to use its reasonable best efforts to ensure that the Proxy Statement and form of proxy as filed by it will comply in all material respects with the applicable provisions of the 1934 Act and (2) that the information in the Proxy Statement and form of proxy (excluding any information supplied to the Buyer by or on behalf of the Buyer for inclusion therein) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Buyer agrees that the information in the Proxy Statement that was supplied by it to the Company for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company agrees to use its commercially reasonable efforts to respond promptly to any comments of the SEC or its staff with respect to the Proxy Statement and form or proxy, and each of the Company and the Buyer agrees to promptly correct any information provided by it for use in the Proxy Statement and form of proxy if and to the extent that such information shall become false or misleading in any material respect or as otherwise required by applicable law.  The Company shall use its commercially reasonable efforts take all steps necessary to amend or supplement the Proxy Statement and form of proxy and to cause the Proxy Statement and form of proxy, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Common Stock, in each case as and to the extent required by applicable law.  The Buyer and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement and form of proxy (including any amendments or supplements thereto) before they are filed with the SEC or disseminated to holders of shares of Common Stock entitled to vote at the stockholder meeting.  The Company shall provide the Buyer and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel receives from the SEC or its staff with respect to the Proxy Statement and form of proxy promptly after the receipt of such comments and shall give the Buyer and its counsel a reasonable opportunity to review and comment on any proposed written or oral responses to such comments.

(iii)          The Board of Directors shall recommend that the holders of Common Stock approve and adopt the Authorized Shares Proposal and the Nasdaq Approval Proposal (the “Stockholder Vote Recommendations”) and shall cause the Stockholder Vote Recommendations to be included in the Proxy Statement.  Subject to Section 4(k)(v), unless this Agreement has been terminated pursuant to Section 8, the Board of Directors shall not withdraw, modify or qualify the Stockholder Vote Recommendations in any manner or publicly propose to do so.

(j)            Conduct of Business.

(i)          Except with the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Schedule 4(j), or as required by applicable law, from the date hereof until the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization and relationships with third parties and to keep available the services of its present officers and key employees.  The Company and its Subsidiaries shall not take any action that is not otherwise expressly contemplated by this Agreement (including the schedules hereto) that would adversely affect or delay in any material respect the consummation of the Proposed Transactions, it being acknowledged and agreed that nothing herein shall limit the Company’s right to terminate this Agreement pursuant to and in accordance with Section 8.  Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except (A) with the prior written consent of the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), (B) as expressly contemplated by this Agreement or (C) set forth in Schedule 4(j), the Company shall not, nor shall it permit nor procure any of its Subsidiaries to:

(1)	amend the Certificate of Incorporation, Bylaws or other similar organizational documents of the Company or any of its Subsidiaries;

(2)	(I) split, combine or reclassify any shares of its capital stock, (II) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (III) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company securities;

(3)	(I) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company securities, other than the issuance of Company securities upon the exercise or conversion of stock options, warrants or other convertible securities of the Company issued and outstanding as of the date hereof and solely in accordance with the terms of such stock options, warrants or convertible securities, or (II) amend any term of any outstanding Company security;

(4)	acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any amount of assets, securities, properties, interests or businesses, other than in the ordinary course of business consistent with past practice;

(5)	sell, lease, transfer, encumber, dispose of or otherwise subject to any Encumbrance, any of its tangible or intangible assets, other than in the ordinary course of business consistent with past practice;

(6)	disclose any trade secret or material confidential information (other than subject to commercially reasonable confidentiality and non-disclosure restrictions) or sell, lease, transfer, encumber, license, sublicense, covenant not to assert, abandon, allow to lapse, dispose of or otherwise subject to any Encumbrance, any its Intellectual Property Rights, securities, interests or businesses, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice;

(7)	make any loans, advances or capital contributions to, or investments in, any other Person (other than (I) loans or advances between and among the Company and/or any of its wholly-owned Subsidiaries and (II) capital contributions to or investments in wholly-owned Subsidiaries);

(8)	incur any Indebtedness, other than pursuant to the Company’s existing credit facilities and similar agreements disclosed in the SEC Documents, in each case as in existence on the date hereof;

(9)	other than as required by applicable law, or as required under any Company Plan in effect as of the date hereof, (I) grant, increase or agree to grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any current or former officer, employee, director, or individual consultant of the Company or any of its Subsidiaries (II) increase or agree to increase the direct or indirect compensation, commission, bonus, pension, welfare, fringe or other benefits payable to any current or former officer, employee, director, or individual consultant of the Company or any of its Subsidiaries, (III) adopt, enter into, establish, amend, modify or terminate any Company Plan, (IV) or terminate the employment of any officer of the Company or any of its Subsidiaries other than terminations of employment for cause, (V) grant any new awards under any Company Plan, (VI) amend or modify any outstanding award under any Company Plan, (VII) forgive any loans, or enter into or make any loans to any of its current or former officers, employees, directors, or individual consultants of the Company or any of its Subsidiaries, (VIII) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, or (IX) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company (other than routine individual employee terminations for cause in the ordinary course of business consistent with past practice and in compliance with applicable law);

(10)	change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X under the 1934 Act, or as agreed to by its independent public accountants;

(11)	modify, amend or change in any material respect, or terminate, or waive compliance with the terms of or breaches under, or waive, release, assign or terminate any material rights or claims under, any material term of any real property lease or any other Material Contract or enter into a new Material Contract, agreement or arrangement;

(12)	waive, settle or compromise any action, suit, proceeding, inquiry or investigation before or by the Principal Market, any Governmental Authority, self-regulatory organization or body against or affecting the Company or any of its Subsidiaries;

(13)	make any capital expenditures with respect to the Company or its Subsidiaries in excess of $100,000;

(14)	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries;

(15)	make or change any tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, amend any United States federal income or state income or franchise tax return or any other tax returns or file claims for tax refunds, prepare any Returns in a manner which is inconsistent with the past practices of the Company with respect to the treatment of items on such Returns, enter into any material closing agreement, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in tax liability; or

(16)	agree, resolve or commit to do any of the foregoing.

(k)          No Solicitation.

(i)          Termination of Existing Discussions.  The Company shall, and shall cause each of its Subsidiaries and its and their Representatives to, cease immediately and cause to be immediately terminated any and all existing soliciting activities, discussions and negotiations and access to nonpublic information with, to or by any Person (other than the Buyer or any of its Affiliates) regarding any proposal, expression of interest or other communication that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below).  The Company has requested, or promptly following the execution and delivery of this Agreement will request, that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries.  The Company agrees that it will take all necessary steps to promptly inform its Representatives of the obligations undertaken in this Section 4(k).  As used in this Agreement, “Representatives” means, with respect to any Person, such Person’s directors, officers, employees and representatives.

(ii)          Prohibition on Soliciting Activities.  Except as expressly permitted by this Section 4(k), from the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with Section 8 (the “Non-Solicitation Period”), the Company shall not, and shall not authorize any of its Subsidiaries or any of its or their respective Representatives to, directly or indirectly, (1) solicit, initiate, induce, knowingly facilitate, or knowingly encourage (including by means of furnishing any Company information or responding to any communication), any inquiries or the making, announcement or submission to the Company of any proposal or offer that constitutes, or could reasonably be expected to lead to any Acquisition Proposal, (2) enter into, engage, continue or participate in any discussions or negotiations with, or furnish any information (whether orally or in writing) relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate with, knowingly assist, or participate in any effort by, any Person (other than the Buyer and its Affiliates) that has made, has informed the Company of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, or (3) enter into any Definitive Transaction Agreement (as defined below).  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any of the Company or its Subsidiaries or their respective Representatives shall be deemed to be a breach of this Section 4(k) by the Company.

(iii)          Discussions Permitted in Certain Circumstances.  Notwithstanding anything to the contrary contained in this Agreement, including Section 4(k)(ii), if at any time during the Non-Solicitation Period, the Company or any of its Representatives receives from any Person a bona fide written Acquisition Proposal and (1) such Acquisition Proposal did not result directly or indirectly from any breach by the Company of this Section 4(k), (2) the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel that, (A) such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal (as defined below) and (B) the failure to take the actions referred to below in clauses (I) and (II) of this Section 4(k)(iii) would be inconsistent with the fiduciary duties of the Board of Directors under applicable law, and (3) the Company has given the Buyer prior written notice of its intention to take any such actions, then the Company and its Subsidiaries and its or their respective Representatives shall be permitted to, directly or indirectly, (I) engage in negotiations or discussions with such Person and its Representatives, (II) furnish to such Person or its Representatives non-public information relating to the Company or any of its Subsidiaries; provided that such information shall be subject to a confidentiality agreement between the Company and the Person receiving such information that contains confidentiality and standstill obligations and covenants of such Person that the Board of Directors determines in good faith are no less favorable in the aggregate to the Company than the obligations and covenants of the Buyer contained in the Non-Disclosure Agreement (as defined below), and which shall not restrict, in any manner, the Company’s ability to consummate the Proposed Transactions or to comply with its disclosure obligations to the Buyer pursuant to this Agreement, and (III) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take.  The Company shall promptly (and in any event within twenty-four (24) hours) make available to the Buyer any such information that is provided to any such Person by or on behalf of the Company and which was not previously provided to or made available to Buyer.

(iv)          Company Recommendation.  Except as expressly permitted by Section 4(k)(v), the Board of Directors shall not (1) fail to include in the Proxy Statement the Stockholder Vote Recommendations or fail to make the Stockholder Vote Recommendations, (2) change, modify, withhold, qualify or withdraw, or resolve or propose publicly to change, modify, withhold, qualify or withdraw, in each case, in a manner adverse to the Buyer, the Stockholder Vote Recommendations, or take any public action or make any public statement inconsistent with the Stockholder Vote Recommendations (it being acknowledged and agreed that any position taken by the Company pursuant Rule 14e-2(a)(2) under the 1934 Act with respect to the Tender Offer shall not be deemed to be a violation of this Section 4(k)(iv)), (3) take any action or make any recommendation or public announcement or filing in response to a tender or exchange offer commenced by any Person(s), other than the Buyer or any of its Affiliates, other than an express recommendation (made pursuant to Rule 14e-2(a)(1) under the 1934 Act) that the Company’s stockholders reject such tender or exchange offer, or a temporary “stop-look-listen” communication by the Board of Directors, or (4) enter into, approve, adopt or recommend, or resolve or propose publicly to enter into, approve, adopt or recommend, any Acquisition Proposal or any Definitive Transaction Agreement (other than a confidentiality agreement permitted by Section 4(k)(iii) (any of the foregoing, a “Company Recommendation Change”).

(v)          Change in Recommendation Permitted in Certain Circumstances.  Prior to obtaining the approval of the Company’s stockholders to the Authorized Shares Proposal and the Nasdaq Approval Proposal, the Board of Directors shall be permitted to make a Company Recommendation Change solely in the manner and to the extent hereafter expressly set forth in this Section 4(k)(v) in response to (1) a Superior Proposal that has been made and has not been withdrawn and continues to be a Superior Proposal and such Superior Proposal did not result from a violation in any material respect of this Section 4(k) or (2) an Intervening Event that has occurred, in each case only if the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors under applicable law.  Notwithstanding any other provision of this Agreement to the contrary, at no time shall the Board of Directors be permitted to make a Company Recommendation Change, unless:  (A) the Company notifies the Buyer in writing of its intention to duly convene a meeting of the Board of Directors to consider making a Company Recommendation Change, which notice to the Buyer shall be delivered by the Company within twenty four (24) hours after the Board of Directors determines to convene such meeting, but in any case, not less than four (4) Business Days before such meeting is convened, and which notice shall include, (I) if the meeting of the Board of Directors at which a Company Recommendation Change is to be considered is in response to a Superior Proposal, the identity of the Person making the Superior Proposal, the material terms and conditions of the Superior Proposal (including the consideration offered therein) and a true and complete copy of all documentation comprising the most current version of such Superior Proposal (including all proposed transaction agreements, including any exhibits and schedules), it being understood and agreed that any material amendment to the financial terms or any other material term of such Superior Proposal (it being understood that any change to the amount or form of consideration shall be deemed to be material) shall require a new notice and a new four (4) Business Day period, or (II) if the meeting of the Board of Directors at which a proposed Company Recommendation Change is to be considered is in response to an Intervening Event, a detailed description of all underlying facts, conditions and circumstances giving rise to the occurrence and continuing existence of such Intervening Event, it being understood and agreed that any material development in an Intervening Event shall require a new notice and a new four (4) Business Day period, (B) for four (4) Business Days following receipt by the Buyer of such notice, the Company and its Representatives shall negotiate in good faith with the Buyer and its Representatives with respect to any bona fide proposal from the Buyer to amend or modify the terms of this Agreement (if the Buyer, following its receipt of such notice from the Company, has notified the Company in writing that it desires to negotiate such amendment or modification) and (C) if the meeting of the Board of Directors at which a proposed Company Recommendation Change is to be considered is  in response to (I) a Superior Proposal, the Buyer does not make, within such four (4) Business Day period of good faith negotiation with the Buyer, a binding offer in the form of a proposed definitive amendment to this Agreement (which, if accepted by the Company, shall become a binding definitive agreement between the Buyer and the Company) that, as determined by the Board of Directors in good faith, after consultation with its financial advisor and outside legal counsel, is at least as favorable to the Company and its stockholders as such Superior Proposal, or (II) an Intervening Event, the Buyer does not make, within such four (4) Business Day period of good faith negotiation, a binding offer in the form of a proposed definitive amendment to this Agreement (which, if accepted by the Company, shall become a binding definitive agreement between the Buyer the Company) that, as determined by the Board of Directors in good faith, after consultation with its financial advisor and outside legal counsel, eliminates the need for the Board of Directors to consider making and to make a Company Recommendation Change.

(vi)          Required Notices.  The Company shall promptly (and in any event, within twenty-four (24) hours) notify the Buyer after receipt by the Company or any of its Subsidiaries (or any of its or their Representatives) of any Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person other than the Buyer or any of its Affiliates that the Company knows is considering making, or has made, an Acquisition Proposal, which notice shall include the material terms and conditions of any such Acquisition Proposal, indication or request (including, if applicable, copies of any written requests, proposals or offers, including any proposed Definitive Transaction Agreement) and the identity of the Person or Persons making such Acquisition Proposal, and the Company shall keep the Buyer reasonably informed on a prompt basis of any material developments, discussions or negotiations with respect to any such Acquisition Proposal (including any material changes to such Acquisition Proposals) and shall provide copies of all correspondence and other written materials sent or provided to the Company or any of its Representatives relating to such material developments, discussions or negotiations promptly upon receipt thereof, and in any event within twenty-four (24) hours.  The terms and existence of any such Acquisition Proposal, and the identity of such Person, shall be subject to the confidentiality obligations imposed on the Buyer pursuant to the Non-Disclosure Agreement.

(vii)         Unless this Agreement is otherwise terminated in accordance with its terms, the Company shall not take any action to make the provisions of any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar law inapplicable to any transactions contemplated by an Acquisition Proposal.

(viii)        As used herein, the following terms shall have the following definitions:

(1)	“Acquisition Proposal” means, other than with respect to the Proposed Transactions or any other transaction involving the Buyer and the Company, any offer or proposal made by any Person or “group” (within the meaning of Section 13(d) of the 1934 Act) relating to or providing for, in any single transaction or series of related transactions, directly or indirectly, (A) any acquisition or purchase, including by means of the acquisition of capital stock of any Subsidiary of the Company, of (x) assets or properties that constitute fifteen percent (15%) or more of the assets and properties (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, (y) assets of the Company and its Subsidiaries representing fifteen percent (15%) or more of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries, (z) beneficial ownership, or the right to acquire beneficial ownership, of fifteen percent (15%) or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company (based on fair market value), (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or “group” beneficially owning fifteen percent (15%) or more of any class of equity or voting securities of the Company or one or more of Subsidiaries of the Company whose assets, individually or in the aggregate, constitute fifteen percent (15%) or more of the consolidated assets of the Company (based on fair market value), (C) any issuance or sale or other disposition by the Company of equity interests representing fifteen percent (15%) or more of the aggregate voting power of the then-outstanding shares of Common Stock, (D) any merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries that would constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1934 Act, except that references to “10 percent” in such definition shall be deemed to be references to “15 percent”) (other than any such transaction solely between or among the Company and one or more of its Subsidiaries) or (E) any other transaction having a similar effect to those described in the foregoing clause (A) through (D).

(2)	“Definitive Transaction Agreement” means any written acquisition agreement, merger agreement or similar definitive agreement or a letter of intent or agreement in principle with respect thereto (other than a confidentiality agreement), in each case relating to an Acquisition Proposal.

(3)	“Intervening Event” means an event, state of facts, change, discovery, development or circumstance relating specifically to the Company that arises after the date of this Agreement and is continuing on any date of determination of the occurrence thereof, that was not known or reasonably foreseeable by the Board of Directors as of or prior to the date of this Agreement, and which event, state of facts, change, discovery, development or circumstance is materially beneficial to the business, assets, liabilities, financial condition, results of operation or prospects of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following constitute an Intervening Event: (A) any Acquisition Proposal or Superior Proposal, or any inquiry, offer or proposal that constitutes or that could reasonably be expected to lead to or result in any Acquisition Proposal or Superior Proposal, (B) a willful breach of this Agreement by the Company or any of its Subsidiaries, (C) changes in the market price or trading volume of the Common Stock (however, the underlying reasons for such changes may constitute an Intervening Event), (D) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Closing by the Company, its Subsidiaries or the Buyer from any Governmental Authority in connection with this Agreement and the consummation of the Proposed Transactions, or (E) the fact that, in and of itself, the Company exceeds any internal or published projections or forecasts or estimates or outlook of revenues or earnings (however, the underlying reasons for such events may constitute an Intervening Event).

(4)	“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (except that references in the definition of “Acquisition Proposal” to “fifteen percent (15%) or more” shall be replaced by “fifty percent (50%) or more” for purposes of this definition of “Superior Proposal”) that is not attributable to or arising from a breach of Section 4(k) or to any material breach of any other provision of this Agreement, which the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, financial, regulatory, timing and other aspects of the proposal (including financing, stockholder litigation and breakup fee and expense reimbursement provisions) and the Person making the proposal, (i) is reasonably likely to be consummated on the terms proposed, (ii) to the extent financing is required, such financing is then fully committed on customary terms and conditions, (iii) the per-share consideration offered is greater than the Per Share Price (including, if the per-share consideration is not all cash, a determination by the Board of Directors in good faith by majority vote (after consultation with its financial advisors) to such effect) and (iv) is otherwise on terms that the Board of Directors has determined is superior, from a financial point of view, to the Proposed Transactions.

(l)            Director, Officer and Employee Indemnification Arrangements.

(i)          From and after the Closing, the Company shall, and (for so long as the Buyer, either alone or together with its Affiliates owns at least fifty-one percent (51%) of the outstanding Common Stock or has the right to elect a majority of the Board of Directors), the Buyer shall cause the Company to honor, maintain in full force and effect all the Company’s obligations to exculpate or indemnify, defend and hold harmless (including advancing funds for expenses), to the fullest extent permitted by law, the current and former directors and officers of the Company and its Subsidiaries and any employee of the Company or any of its Subsidiaries who acts as a fiduciary under any Company Plan (the “Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any claim or action, whether civil, criminal, administrative or investigative, arising out of or pertaining to acts or omissions by such persons occurring at, before or following the Closing (including acts or omissions relating to this Agreement and the Proposed Transactions), in accordance with the terms of the Certificate of Incorporation, the Bylaws and any individual indemnity agreements or other applicable documents until the expiration of the applicable statute of limitations with respect to any claims against such persons arising from, relating to, or otherwise in respect of, such acts or omissions.

(ii)          Prior to the Closing, the Company shall:  (1) purchase a “tail” prepaid officers’ and directors’ liability insurance policy, providing, for a period of at least six (6) years following the Closing, the Indemnified Parties with insurance and indemnification policy coverage for events occurring at or prior to the Closing that is no less favorable than the existing officers’ and directors’ liability policy (including that such purchase does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Closing); provided, however, that the Company shall not be required to pay an aggregate amount for such “tail” policy in excess of 300% of the current aggregate annual premium paid by the Company for the existing officers’ and directors’ liability insurance policy (the “Maximum Premium”), but in such case shall purchase such coverage under a six-year “tail” prepaid policy as shall then be available at an aggregate cost no greater than the Maximum Premium; and (2) purchase a new officers’ and directors’ liability insurance policy, providing, for a period of at least six (6) years following the Closing, the Indemnified Parties with insurance and indemnification policy coverage for events occurring from and after the Closing (the “D&O Insurance”) that is no less favorable than the existing policy; provided, however, that the Company shall not be required to pay an aggregate amount for such D&O Insurance in excess of the Maximum Premium, but in such case shall purchase such coverage under such D&O Insurance policy as shall then be available at an aggregate cost no greater than the Maximum Premium.  From and after the Closing, the Company shall, and (for so long as the Buyer, either alone or together with its Affiliates owns at least fifty-one percent (51%) of the outstanding Common Stock or has the right to elect a majority of the Board of Directors), the Buyer shall cause the Company to maintain in effect the D&O Insurance for a period of at least six (6) years following the Closing; provided, however, that the Company may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties and, if such insurance coverage is not available for annual premiums lower than the Maximum Premium, the Company shall maintain the most advantageous policies of D&O Insurance obtainable for an annual premium equal to the Maximum Premium.

(iii)          The Indemnified Parties (and their respective successors and heirs) are intended express third party beneficiaries of this Section 4(l).  This Section 4(l) shall not be amended in a manner that is adverse to the Indemnified Parties (including their respective successors and heirs) affected thereby, except pursuant to a termination of this Agreement pursuant to Section 8.  All rights under this Section 4(l) are intended to be in addition to and not in substitution of other rights any of the Indemnified Parties may otherwise have.

(m)          Survival; Indemnification.

(i)          Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date.  None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance in whole or in part after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms or, if earlier, until performed in full.  Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.  For the elimination of doubt, the parties hereby agree and acknowledge that the survival period set forth in this Section 4(m) is a contractual statute of limitations and any claim brought by any party pursuant to this Section 4(m) must be brought or filed prior to the expiration of the survival period.

(ii)          Subject to the limitations and other provisions of this Agreement, from and after the Closing, the Company will indemnify and hold the Buyer and its directors, officers, stockholders, partners, employees, members and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the Proposed Transactions) (each, a “Buyer Indemnified Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, expenses, actions, causes of action, suits, penalties and fees, including all judgments, amounts paid in settlements, court costs and reasonable out-of-pocket attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Buyer Indemnified Party may suffer or incur as a result of, arising out of or relating to (1) any breach of any representation or warranty made by the Company in any of the Transaction Documents, or (2) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents.  In addition to the indemnity contained herein, the Company will reimburse each Buyer Indemnified Party for its Expenses incurred in connection therewith.

(iii)          Subject to the limitations and other provisions of this Agreement, from and after the Closing, the Buyer will indemnify and hold the Company and its directors, officers, stockholders, partners, employees, members and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the Proposed Transactions) (each, a “Company Indemnified Party” and, together with the Buyer Indemnified Parties, the “Indemnified Parties”) harmless from any and all Losses that any such Company Indemnified Party may suffer or incur as a result of, arising out of or relating to (1) any breach of any representation or warranty made by the Company in any of the Transaction Documents or (2) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents.  In addition to the indemnity contained herein, the Buyer will reimburse each Company Indemnified Party for its Expenses incurred in connection therewith.

(iv)          Promptly after receipt by any Indemnified Party under this Section 4(m) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving any Loss, such Indemnified Party shall, if a claim in respect thereof is to be made against the Company or the Buyer (as applicable, the “Indemnifying Party”) under this Section 4(m), deliver to the Company a written notice of the commencement thereof, and the Indemnifying Party shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Party and the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Indemnifying Party if:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Loss and to employ counsel reasonably satisfactory to such Indemnified Party in any such Loss; or (3) the named parties to any such Loss (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, then the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), provided further, that in the case of clause (3) above the Indemnifying Party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnified Party.  The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with any negotiation or defense of any such action or Loss by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or Loss.  The Indemnifying Party shall keep the Indemnified Party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such Loss or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party.  Following indemnification as provided for hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve the Indemnifying Party of any liability to the Indemnified Party under this Section 4(m), except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(v)          The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 4(m)(ii)(1) or Section 4(m)(iii)(1), as applicable, until the aggregate amount of all Losses in respect of indemnification under Section 4(m)(ii)(1) or Section 4(m)(iii)(1), as applicable, exceeds one percent (1%) of the Purchase Price (the “Basket”), in which event the Indemnifying Party shall be required to pay or be liable for all Losses from the first dollar, including Losses incurred prior to exceeding the Basket, subject to the immediately following sentence.  With respect to any single claim as to which the Indemnified Party may be entitled to indemnification under Section 4(m)(ii)(1) or Section 4(m)(iii)(1), as applicable, the Indemnifying Party shall not be liable for any individual or series of related Losses which do not exceed twenty nine hundredths of one percent (0.29%) of the Purchase Price (which Losses shall not be counted toward the Basket). The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 4(m)(ii)(1) or Section 4(m)(iii)(1), as applicable, shall not exceed ten percent (10%) of the Purchase Price (the “Indemnification Cap”); provided, however, that the Indemnification Cap shall not apply with respect to Losses arising out of a breach of any of the Company Excepted Representations or the Buyer Excepted Representations, in each case for which the Indemnifying Party shall be liable for all Losses up to the Purchase Price.

(vi)          Payments by an Indemnifying Party pursuant to Section 4(m) in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim.  The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(vii)         For purposes of this Agreement, notwithstanding anything in this Agreement to the contrary, the term “Losses” or “Loss” shall not include (1) punitive or special damages or (2) consequential damages (including lost profits or diminution in value), unless such damages are reasonably foreseeable or contemplated by the parties as arising out of, based upon or resulting from a breach of a representation, warranty or covenant contained in this Agreement (it being understood, however, that in the event any Person is required to pay any of such losses described in clauses (1) or (2) to a third party in respect of a third-party claim, such payment shall be considered actual “Losses” with respect to such Person and shall not be limited by the foregoing).

(viii)        The indemnity agreement contained herein shall be in addition to (1) any cause of action or similar right of an Indemnified Party against the Buyer or the Company, as applicable, and (2) any liabilities the parties to this Agreement may be subject to pursuant to applicable law.

(ix)          Once a Loss (including any associated Expenses) is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Section 4(m), the Indemnifying Party shall satisfy its obligations within twenty (20) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

(x)           The representations, warranties and covenants of each party hereto, and the other party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party's waiver of any condition set forth in Section 6(a)(iii) or Section 6(a)(iv) or Section 7(a)(iii) or Section 7(a)(iv), as applicable.

(n)           CFIUS.

(i)          As soon as practicable after the date of this Agreement, the parties hereto shall prepare, prefile, then no earlier than five (5) Business Days thereafter, file with CFIUS a joint voluntary notice pursuant to Exon-Florio with respect to the transactions contemplated by this Agreement.  The parties hereto shall provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the Exon-Florio review (and, if applicable, investigation) process within three business days of receiving such request, or within such longer period as permitted by CFIUS.

(ii)          Notwithstanding anything to the contrary in this Agreement, with respect to the CFIUS Approval, (1) the Buyer shall have no obligation to (A) propose, negotiate, commit to or effect, by consent decree, hold separate order, agreement or otherwise, the sale, transfer, license, divestiture or other disposition of, or any prohibition or limitation on the ownership, operation, effective control or exercise of full rights of ownership of, any of the businesses, product lines or assets of the Buyer or any of its Affiliates or of the Company or any of its Subsidiaries, (B) terminate existing, or create new, relationships, contractual rights or obligations of the Buyer or its Affiliates or, following Closing, the Company or its Subsidiaries, (C) effect any other change or restructuring of Buyer, its Affiliates, the Company, or their respective Subsidiaries, or (D) otherwise take or commit to take any actions that interfere with the Buyer’s ability to control, manage or exercise full rights of ownership of the Company or its Subsidiaries, or limit the freedom of action of the Buyer, its Affiliates, the Company, or their respective Subsidiaries, with respect to, or their ability to retain, or enjoy the rights and benefits of any assets or businesses, including, without limitation, the freedom to provide services to, or otherwise enter into, a commercial relationship with any Person and (2) the Company shall not, and shall cause its Subsidiaries not to, take or agree to take any of the foregoing actions without the prior written consent of Buyer.  To the extent that any of the actions described in Section 4(n)(ii) are proposed by CFIUS as a condition to obtaining CFIUS Approval, the Buyer shall in good faith evaluate and at its discretion consider undertaking the proposed actions.

(o)           Board of Directors.    The Company shall take all actions preceding and at the Closing as are necessary to cause the following, effective as of the Closing:  (i) the Board of Directors shall consist of up to nine (9) directors, including five (5) directors (or such lesser number as may be nominated by the Buyer) nominated by Buyer in accordance with the provisions of the Stockholders’ Agreement (each, a “Buyer Nominee”); (ii) each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors shall include at least one (1) Buyer Nominee designated by the Buyer; and (iii) James Kirsch and Jing Bo Song shall have been appointed to serve as co-chairpersons of the Board of Directors, including:  (1) in the case of (i) and (ii), by causing the resignations of up to five (5) existing directors from the Board of Directors and or one or more committees thereof, effective as of the Closing, if necessary to create sufficient vacancies on the Board of Directors or any of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee to accommodate the appointment of the Buyer Nominees as contemplated hereby and (2) in the case of (iii), by making necessary amendments to the Bylaws to provide for two co-chairpersons of the Board of Directors.

(p)           Credit Facility.    Following the date of this Agreement, the Company shall take all actions as are necessary (i) to pay in full all amounts owed under that certain Master Credit Facility (the “Master Credit Facility”), dated as of March 30, 2016, among the Company, its Subsidiaries and White Winston Select Asset Funds, LLC (“WWSAF”), (ii) to cause the Master Credit Facility to be terminated, (iii) to cause the release of all security interests created under the Master Credit Facility, and (iv) to cause that certain Board Representation Agreement, dated as of June 30, 2016, by and between the Company and WWSAF to be terminated and of no further effect, in each cases (i) through (iv), effective as of the Closing, and deliver to the Buyer at Closing documents in form and substance reasonably satisfactory to the Buyer evidencing such payment, release and terminations.

(q)           Domain Names.    The Company shall promptly (and no later than the Closing) take all actions as are necessary to effectuate and provide evidence of the transfer of the domain name registration for noblevoice.com to the Company or one of its Subsidiaries.

(r)            Escrow Account.  Substantially contemporaneously with or as promptly as practicable following the execution and delivery of this Agreement (but in any event no later than five (5) Business Days thereafter), the Buyer shall deliver the Escrow Amount to the Escrow Agent, by wire transfer of immediately available funds to an account designated by the Escrow Agent.

5.	LEGEND.

(a)           Legends.  The Buyer understands that the Common Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, are “restricted securities” as that term is defined in Rule 144 and except as set forth below, the Common Shares shall bear any legend as required by the “blue sky” laws of any state, any legends required under the Stockholders’ Agreement or any other agreement between the Buyer and the Company, and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of all the Common Shares):

THE SECURITIES REPRESENTED HEREBY NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW.   THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) TO PROFESSIONAL DIVERSITY NETWORK, INC. OR ANY OF ITS SUBSIDIARIES, (3) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (4) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE  ACT, (5) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE), (6) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT) OR (7) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.  FOR PURPOSES OF CLAUSES (3) THROUGH (7) ABOVE, PROFESSIONAL DIVERSITY NETWORK, INC. MAY REQUEST AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT.

(b)           Removal of Legends.  Subject to applicable law and the terms of the Stockholders’ Agreement, certificates evidencing the Common Shares shall not be required to contain the legend set forth in Section 5(a) above (i) following any sale of such Common Shares pursuant an effective registration statement under, and in compliance with the prospectus delivery requirements under, the 1933 Act, (ii) following any sale of such Common Shares pursuant to Rule 144, (iii) if such Common Shares are eligible to be sold, assigned or transferred under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Shares and without volume or manner-of-sale restrictions (provided that the Buyer provides the Company with reasonable assurances that such Common Shares are eligible for sale, assignment or transfer under Rule 144), or (iv) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)           The obligation of the Company hereunder to issue and sell the Common Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion (if permissible under applicable law) by providing the Buyer with prior written notice thereof:

(i)            The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           The Buyer shall have delivered to the Company an amount in cash equal to the Purchase Price for the Common Shares less the Escrow Amount, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, and (B) each of the Buyer and the Company shall have caused the Escrow Agent to release the Escrow Amount to the Company in accordance with the terms of the Escrow Agreement.

(iii)          The representations and warranties of Buyer contained in Section 2(a) (Organization; Authority), Section 2(b) (No Public Sale or Distribution), Section 2(c) (Accredited Investor Status), Section 2(f) (Transfer or Resale), Section 2(g) (Validity; Enforcement), Section 2(k) (General Solicitation), Section 2(l) (Experience of the Buyer), Section 2(m) (Access to Information) and Section 2(r) (Availability of Funds) (collectively, the “Buyer Excepted Representations”) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.  All other representations and warranties of Buyer contained in this Agreement, in each case disregarding and without giving any effect to all qualifications and exceptions contained therein relating to materiality or material adverse effect or any similar standard or qualification, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date and except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Buyer or its ability to perform any of its obligations under this Agreement or any of the other Transaction Documents to which it is a party.

(iv)          The Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(v)           The Buyer shall have delivered to the Company all of the documents and other items required to be delivered by the Buyer pursuant to Section 1(d)(i).

(vi)          Each of the Authorized Shares Proposal and the Nasdaq Approval Proposal shall have been approved by the requisite vote of the Company’s stockholders as determined in accordance with applicable law and the Certificate of Incorporation and Bylaws.

(vii)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance and sale of the Common Shares to the Buyer.

(viii)        No Governmental Authority of competent jurisdiction shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits the consummation of the Proposed Transactions, including, without limitation, the Share Issuance and Sale, which order, injunction, legal restraint or prohibition shall have become final and non-appealable.

(ix)          The parties hereto shall have received CFIUS Approval.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)          The obligation of the Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion (if permissible under applicable law) by providing the Company with prior written notice thereof:

(i)            The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party.

(ii)           The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form reasonably acceptable to the Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iii)          The representations and warranties of the Company set forth in Section 3(a) (Organization and Qualification), Section 3(b) (Subsidiaries), Section 3(c) (Authorization; Enforcement; Validity), Section 3(d) (Issuance of Common Shares), Section 3(q) (Equity Capitalization) (except for any changes in capitalization that  either (1) decrease the Fully Diluted Shares Outstanding or (2) do not, individually or in the aggregate, increase the Fully Diluted Shares Outstanding by more than three-fourths of a percent (0.75%)), Section 3(hh) (No Disqualification Events) and the second sentence of Section 3(h) (No General Solicitation; Placement Agent’s Fees) (collectively, the “Company Excepted Representations”) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.  All of the other representations and warranties of the Company contained in this Agreement, in each case disregarding and without giving any effect to all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date and except for such failures to be true and correct that, individually and in the aggregate, have not had, and would not be likely to have, a Company Material Adverse Effect.

(iv)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(v)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance and sale of the Common Shares to the Buyer.

(vi)          The Company shall have delivered to the Buyer all of the documents and other items required to be delivered by the Company pursuant to Section 1(d)(ii).

(vii)         Each of the Authorized Shares Proposal and the Nasdaq Approval Proposal shall have been approved by the requisite vote of the Company’s stockholders as determined in accordance with applicable law and the Certificate of Incorporation and Bylaws;

(viii)        No Governmental Authority of competent jurisdiction shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits the consummation of the Proposed Transactions, including, without limitation, the Share Issuance and Sale, which order, injunction, legal restraint or prohibition shall have become final and non-appealable.

(ix)          Since the date hereof, no change or event shall have occurred and no circumstances shall exist which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(x)          The parties hereto shall have received CFIUS Approval.

8.	TERMINATION.

(a)            Termination.  This Agreement may be terminated and the Proposed Transactions may be abandoned at any time before the Closing:

(i)            by mutual written consent of the Buyer and the Company, by action of the Buyer’s board of directors (or similar governing body) and the Board of Directors, respectively;

(ii)           by either the Buyer or the Company:

(1)	if any Governmental Authority of competent jurisdiction shall have enacted, issued or entered any restraining order, injunction or similar order or legal restraint or prohibition which remains in effect that enjoins or otherwise prohibits the consummation of the Proposed Transactions, including, without limitation, the Share Issuance and Sale, and such order, injunction, legal restraint or prohibition shall have become final and non-appealable;

(2)	if the Company’s stockholders shall not have approved either the Authorized Shares Proposal or the Nasdaq Approval Proposal at the special meeting of stockholders held pursuant to Section 4(i); or

(3)	if the Closing shall not have occurred by December 30, 2016 (the “Outside Date”); provided that the party seeking to terminate this Agreement pursuant to this Section 8(a)(ii)(3) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Closing to occur on or before the Outside Date;

(iii)          by the Buyer:

(1)	if a breach of any representation or warranty or failure to perform any covenant or agreement of the Company set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 7(a)(iv) or Section 7(a)(v) not to be satisfied, and such breach or failure to perform either cannot be cured or, if curable, has not been cured prior to the earlier of (A) the fifteenth (15th) calendar day following receipt by the Company of written notice of such breach or failure to perform from the Buyer and (B) the calendar day immediately prior to the Outside Date;

(2)	if the Company shall have breached in any material respect any of its obligations under Section 4(k); or

(3)	if the Board of Directors or any committee thereof, for any reason, shall have (A) effected a Company Recommendation Change, (B) failed to recommend against an Acquisition Proposal or reaffirm (publicly, if so requested by the Buyer) the Stockholder Vote Recommendations on or prior to the third (3rd) Business Day after the Acquisition Proposal shall have been publicly announced or disclosed, including, in the case of a tender or exchange offer relating to securities of the Company involving a person or group unaffiliated with the Buyer which has first been published or announced, having failed to send or give to stockholders of the Company pursuant to Rule 14e-2 promulgated under the 1934 Act a statement disclosing that the Board of Directors recommends rejection of such tender or exchange offer within such three (3) Business Day period, or (C) after a reasonable request by the Buyer and following the occurrence of a publicly disclosed material development that would reasonably be expected to have a material impact on the outcome of the Authorized Shares Proposal or the Nasdaq Approval Proposal (other than in connection with an Acquisition Proposal), to reaffirm the Stockholder Vote Recommendations on or prior to the third (3rd) Business Day after receipt by the Company of such request;

(iv)          by the Company:

(1)	if a breach of any representation or warranty or failure to perform any covenant or agreement of the Buyer set forth in this Agreement shall have occurred and such breach or failure to perform would cause any of the conditions set forth in Section 6(a)(iii) or Section 6(a)(iv) not to be satisfied, and such breach or failure to perform either cannot be cured or has not been cured prior to the earlier of (A) the fifteenth (15th) calendar day following receipt by the Buyer of written notice of such breach or failure to perform from the Company and (B) the calendar day immediately prior to the Outside Date;

(2)	if (A) all of the conditions set forth in Sections 6 and 7 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), (B) the Buyer fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1(b), (C) the Company provided written notice to the Buyer that it was ready and willing to consummate the Closing during such period and (D) the Buyer fails to consummate the Closing within three (3) Business Days after delivery of the notice described in the immediately preceding clause (C); provided however that during such three (3) Business Day period referenced in clause (B), no party shall be entitled to terminate this Agreement pursuant to Section 8(a)(ii)(3); or

(3)	if (A) the Company shall have received a Superior Proposal, (B) the Company shall have complied with all of its material obligations under Section 4(k), (C) to the extent permitted by and effected in accordance with Section 4(k), the Board of Directors approves, and the Company concurrently with, or promptly following, the termination of this Agreement, enters into, a Definitive Transaction Agreement with respect to such Superior Proposal and (D) prior to or concurrently with such termination, the Company pays to the Buyer the amounts contemplated by Section 8(d)(i);

(b)           Notice of Termination.  Any party terminating this Agreement pursuant to this Section 8 shall give written notice of such termination to the other parties in accordance with this Agreement, specifying the provision or provisions hereof pursuant to which such termination is being effected.

(c)           Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to Section 8(a), this Agreement shall be void and have no effect, with no liability on the part of any party hereto or its Affiliates, directors, officers or stockholders to the other party, except that no such termination shall relieve any party hereto from (i) any liabilities or damages resulting from any fraud or willful breach of this Agreement prior to or in connection with such termination or (ii) any obligation to pay the Termination Fee pursuant to Section 8(d), if applicable.  This Section 8(c) and Section 9 shall survive any termination of this Agreement pursuant to Section 8.

(d)           Termination Fees.

(i)            (1) If this Agreement is terminated pursuant to Section 8(a)(iii)(3), (2) if this Agreement is terminated pursuant to Section 8(a)(iv)(3) or (3) (A) if this Agreement is terminated pursuant to Section 8(a)(ii)(2), Section 8(a)(ii)(3), Section 8(a)(iii)(1) or Section 8(a)(iii)(2) and, prior to such termination, an Acquisition Proposal has been made to the Company or any of its Representatives and has not been withdrawn, and (B) within twelve (12) months after such termination, the Company enters into a Definitive Transaction Agreement or consummates a transaction relating to an Acquisition Proposal, then the Company shall pay the Termination Fee to the Buyer (or its designee).  Any Termination Fee due under this Section 8(d)(i) shall be paid to the Buyer (or its designee) by wire transfer of same day funds to an account designated in writing by the Buyer (x) in the case of a termination pursuant to clause (1) above, within three (3) Business Days after the date of such termination, (y) in the case of a termination pursuant to clause (2) above, concurrently with such termination and (z) in the case of a termination pursuant to clause (3) above, within three (3) Business Days of the earlier of (I) the execution of a Definitive Transaction Agreement and (II) consummation of a transaction relating to an Acquisition Proposal.  As used herein the “Termination Fee” is an amount equal to $615,000.

(ii)           If this Agreement is terminated by the Company pursuant to Section 8(a)(iv)(1) or Section 8(a)(iv)(2), then the Escrow Amount shall be released to the Company by the Escrow Agent, on behalf of the Buyer, in accordance with the Escrow Agreement.

(iii)          In the event that this Agreement shall have been terminated under circumstances where the Termination Fee is payable by the Company or the Escrow Amount is payable by the Escrow Agent to the Company on behalf of the Buyer and the Buyer or the Company (as applicable) shall have received full payment of the Termination Fee or the Escrow Amount (as applicable) in accordance with this Section 8(d), the receipt of the full amount of the Termination Fee owing to the Buyer or the Escrow Amount owing to the Company (as applicable) shall be the sole and exclusive remedy of the Buyer or the Company (as applicable) against the Company or the Buyer (as applicable), its Affiliates and its and their respective Representatives in connection with this Agreement, the Proposed Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination (including any breach by the Company of its representations, warranties or covenants contained in this Agreement or any certificate or other document delivered or entered into pursuant to this Agreement), except in the case of fraud or willful breach.  Under no circumstances shall the Buyer or the Company (or their designees), as applicable, be entitled to collect the full amount of the Termination Fee or the Escrow Amount (as applicable) on more than one occasion and under no circumstances shall the Buyer or the Company, as applicable, be permitted or entitled to receive both a grant of specific performance of the obligation to close and any money damages, including all or any portion of the Termination Fee or the Escrow Amount (as applicable).

(iv)          The parties agree that the agreements contained in this Section 8(d) are an integral part of the Proposed Transactions and constitute liquidated damages and not a penalty.

9.	MISCELLANEOUS.

(a)          Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)          Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)          Headings; Gender.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)          Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)          Entire Agreement; Amendments.  This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein, except that the Non-Disclosure Agreement, dated July 20, 2016 (the “Non-Disclosure Agreement”), between the Company and the Buyer shall survive the execution and delivery of this Agreement.  For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyer.

(f)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by email; or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses for such communications shall be:

If to the Company:	Professional Diversity Network, Inc. 801 W. Adams Street Suite 600 Chicago, IL 60607 Attention: James Kirsch Email: jkirsch@ProDivNet.com

with a copy (for informational purposes only) to:	Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 Attention: Anthony J. Marsico Victor F. Semah Email: marsicoa@gtlaw.com semahv@gtlaw.com and

Greenberg Traurig, LLP 77 West Wacker Drive Chicago, IL 60601 Attention: Stacey T. Kern Email: kerns@gtlaw.com

If to the Buyer:	Cosmic Forward Limited P.O. Box 1239 Offshore Incorporations Centre Victoria, Mahe Republic of Seychelles Attention: Maoji (Michael) Wang Email: maoji.wang@gnetgroupplc.com
with a copy (for informational purposes only) to:	White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Attention: Francis Zou Chang-Do Gong F. Holt Goddard Email: francis.zou@whitecase.com cgong@whitecase.com holt.goddard@whitecase.com or to such other address and/or email and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither party shall assign this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other party.

(h)           No Third Party Beneficiaries.  Except as set forth in Section 4(l), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Proposed Transactions.

(j)            Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)           Specific Performance.

(i)          The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the termination of this Agreement, the parties shall be entitled, without posting a bond or similar indemnity, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court as specified in Section 9(a).

(ii)          Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to seek and obtain specific performance to cause the funding contemplated by the Equity Commitment Letter (the “Equity Financing”) to be funded and to cause Buyer to consummate the Share Issuance and Sale only in the event each of the following conditions has been satisfied:  (1) all of the conditions set forth in Section 6 and Section 7 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), (2) the Buyer fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1(b), (3) the Company provided written notice to the Buyer that it was ready and willing to consummate the Closing during such period, (4) the Buyer fails to consummate the Closing within three (3) Business Days after delivery of the notice described in the immediately preceding clause (3), (5) this Agreement has not been terminated by the Buyer or the Company in accordance with its terms and (6) if specific performance is granted and the Equity Financing is funded, the Buyer and the Company will consummate the Closing.

(l)            Agent for Service.  By the execution and delivery of this Agreement, the Buyer acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents that may be instituted in any state or federal court sitting in The City of New York, Borough of Manhattan, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. The Buyer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for so long as any of the representations, warranties, agreements and covenants of the parties hereto shall survive the Closing pursuant to this Agreement. It is hereby acknowledged and agreed by the Buyer that receipt by the Agent for Service of any summons, notice or other similar item shall be deemed effective receipt by the Buyer, whether or not forwarded to or received by the Buyer. If such Agent for Service ceases to be able to act as such, resigns as such Agent for Service or to have an address in New York, New York, the Buyer agrees to irrevocably appoint a new agent acceptable to the Company to receive on behalf of the Buyer service of any legal process and to deliver to the Company within seven (7) days a copy of a written acceptance of appointment by such agent.

 [signature pages follow]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ James R. Kirsch
	Name:	James R. Kirsch
	Title:	(ECB) Chairman

BUYER:

COSMIC FORWARD LIMITED

By:	/s/ Maoji (Michael) Wang
	Name:	Maoji (Michael) Wang
	Title:	Chief Executive Officer

APPENDIX B

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated as of [●], 2016, is by and among Professional Diversity Network, Inc., a Delaware corporation (the “Company”), Cosmic Forward Limited, a Republic of Seychelles company (the “Buyer”), Maoji (Michael) Wang (“Wang”), Jing Bo Song (“Song”), Yong Xiong Zheng (“Zheng”) and Nan Nan Kou (“Kou” and, together with Wang, Song and Zheng, collectively, the “Buyer Principals” and each a “Buyer Principal”).

RECITALS

A.          On the date hereof (the “Closing Date”), the Buyer is purchasing from the Company [●] shares (the “Purchased Shares”) of the Company’s Common Stock pursuant to a Stock Purchase Agreement, dated as of August 12, 2016, by and between the Company and the Buyer (the “Stock Purchase Agreement”).

B.          Pursuant to the Stock Purchase Agreement, the Company has commenced an issuer tender offer (the “Tender Offer”) to purchase up to 2,500,000 shares of Common Stock, which Tender Offer is expected to be consummated on or about the sixth (6th) Business Day (as defined below) following the date of this Agreement.

C.          The Purchased Shares represent [●]% of the Fully Diluted Common Stock as of the date hereof and, either alone or together with the Call Option Shares (as defined in the Stock Purchase Agreement), if purchased pursuant to the Stock Purchase Agreement, will represent 51% of the Fully Diluted Common Stock as of immediately following the consummation of the Tender Offer and, if applicable, the exercise of the Call Option (as defined in the Stock Purchase Agreement).

D.          The Buyer Principals collectively own 100% of the outstanding equity interests in, and collectively Control voting and dispositive decisions with respect to the Common Stock by, the Buyer.

E.          It is a material condition to the Company’s agreement to consummate the transactions contemplated by the Stock Purchase Agreement and the sale of the Purchased Shares to the Buyer thereunder that each of the Buyer Principals agrees to enter into this Agreement.

F.          The parties desire to enter into this Agreement to establish certain rights, restrictions and limitations with respect to the shares of Common Stock which currently are or may be in the future Beneficially Owned by the Buyer and the Buyer Principals (collectively, the “Buyer Parties”), and their respective Controlled Affiliates, as well as certain rights, restrictions and limitations on the Beneficial Ownership by the Buyer Parties and their respective Controlled Affiliates of any other Capital Stock and Debt Securities of the Company, and to further establish certain arrangements and agreements with respect to the voting of the Common Stock and corporate governance matters involving the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

ARTICLE I
 DEFINITIONS

Section 1.1            Certain Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth on Exhibit A attached hereto.

ARTICLE II
 SHARE OWNERSHIP

Section 2.1            Acquisition of Additional Securities.

(a)           Subject to the other provisions of this Section 2.1, each of the Buyer Parties hereby undertakes, covenants and agrees with the Company that it or he shall not, and that it or he shall not authorize or permit any of its or his respective Controlled Affiliates to, during the Effective Period, directly or indirectly, acquire, agree or publicly propose or offer to acquire from the Company, or commence any tender or exchange offer to acquire (hereinafter “Acquire”, and the terms “Acquired”, “Acquiring” and “Acquisition” shall have the correlative meanings), Beneficial Ownership of:

(i)          any shares of Common Stock, if any such shares so Acquired, when aggregated with all other shares of Common Stock then Beneficially Owned by the Buyer Parties and their respective Affiliates, would cause the Beneficial Ownership of Common Stock by the Buyer Parties and their respective Affiliates to exceed the Percentage Ownership Cap;

(ii)          any Capital Stock of the Company not constituting Common Stock; or

(iii)         any Debt Securities.

(b)           If at any time during the Effective Period, the Company engages in any open market share repurchase program conducted in accordance with Rule 10b-18 under the 1934 Act or the Board of Directors (including the affirmative vote of a majority of the Independent Directors (as defined below), which majority includes at least one Independent Director who is not a Stockholder Nominee (as defined below)) or a Special Committee authorizes and approves and the Company commences and conducts a self-tender offer conducted in accordance with Rule 13E-4 and Regulation 14E under the 1934 Act (other than the Tender Offer) to acquire less than 100% of the then-outstanding shares of Common Stock (a “Common Stock Repurchase Transaction”), and immediately after the consummation of such Common Stock Repurchase Transaction the shares of Common Stock then Beneficially Owned by the Buyer Parties and their respective Affiliates exceeds the Percentage Ownership Cap solely as a result of the consummation of such Common Stock Repurchase Transaction, no such Buyer Party shall be, or be deemed, in violation of Section 2.1(a), as a result thereof.

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(c)           The parties hereto acknowledge and agree that no Buyer Party shall be, or be deemed to be, in violation of Section 2.1(a) to the extent any Capital Stock or Debt Securities of the Company are Acquired by any of the Buyer Parties or any of their respective Affiliates solely pursuant to a dividend or other distribution of such securities approved by the Board of Directors or any committee thereof and declared and paid by the Company on a pro rata basis in direct proportion to the percentage of outstanding shares of Common Stock then owned by all holders of Common Stock on the relevant record date established for such dividend or distribution to all holders of Common Stock; provided that the Buyer Parties and their Controlled Affiliates are not otherwise in violation of any of the provisions of this Section 2.1.

(d)           Without limiting the generality of Section 2.1(a) of this Agreement, all Capital Stock of the Company and Debt Securities Beneficially Owned by the Buyer Parties or any of their respective Controlled Affiliates during the Effective Period (including, without limitation, Capital Stock issued after the Closing Date as a dividend or other distribution payable in Capital Stock of the Company or pursuant to the Call Option) shall be subject to all of the prohibitions and restrictions contained in this Agreement as fully as if such Capital Stock or Debt Securities were Acquired and Beneficially Owned by the Buyer Parties or such Affiliates, as the case may be, on the Closing Date.

(e)           Notwithstanding anything in this Section 2.1 to the contrary, (i) nothing in this Section 2.1 shall prohibit any person who is a director, officer or employee of the Company or any of its Subsidiaries, but who is a Buyer Principal or may be deemed to be an Affiliate of a Buyer Party, from receiving from the Company any grants or awards of any restricted stock units, restricted stock, stock options or other similar equity participation rights (“Equity Rights”), or from Acquiring from the Company any Common Stock upon the vesting, lapse of forfeiture restrictions or exercise by such employee of such Equity Rights, provided that such Equity Rights or Common Stock were issued by and received from the Company under an employee incentive compensation or similar arrangement or plan in effect on the date hereof, or hereafter established by the Company pursuant to the recommendation of the Compensation Committee of the Board of Directors of the Company, that is available for participation to all other directors, officers or employees, as applicable, of the Company or any of its Subsidiaries (in accordance with the eligibility provisions of such arrangement or plan) and (ii) any Equity Rights or Common Stock referred to in clause (i) of this Section 2.1(e) that are Acquired by any such employee (the “BP Equity Rights”) shall not be counted towards the calculation of the Percentage Ownership Cap of for purposes of Section 2.1(a).

(f)           Notwithstanding anything in this Agreement to the contrary, the restrictions in Section 2.1(a) of this Agreement shall not apply with respect to: (i) the Acquisition by the Buyer Parties or their Affiliates of Common Stock pursuant to the exercise of the Call Option under the Stock Purchase Agreement or (ii) (A) any purchase by the Buyer Parties or their Affiliates of Common Stock from any Person on the open market or (B) any negotiated purchase by the Buyer Parties or their Affiliates of Common Stock from any Company stockholder, provided that in the case of clauses (A) and (B), the Buyer Parties or their Affiliates shall not effect any such purchase to the extent such purchase will result in the Company having fewer than 350 Public Holders (as such term is defined in Rule 5005 of the Nasdaq Listing Rules) of Common Stock.

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(g)          (i)  Notwithstanding anything in this Section 2.1 to the contrary, for so long as the Buyer Parties together Beneficially Own greater than 25% of the Company’s then-outstanding Common Stock, exclusive of BP Equity Rights, if the Company proposes to issue additional shares of Common Stock, any other Capital Stock of the Company, or Debt Securities of the Company, to any Person (with the exception of any issuance (A) as consideration in any merger, acquisition or similar strategic transaction approved by the Board of Directors, (B) to directors, officers or employees, advisors or consultants pursuant to a compensation, incentive or similar plan approved by the Board of Directors, (C) as a result of the conversion of convertible securities or the exercise of any warrants, options or other rights or (D) subject to the other provisions of this Section 2.1(g), in an “at the market offering” or other continuous offering of equity securities, including without limitation an “equity line of credit”) (a “New Issuance” and, any such Common Stock or equity securities of the Company, “Newly Issued Securities”), the Company shall provide written notice to each Buyer Party of such anticipated issuance no later than five (5) Business Days prior to the anticipated sale date (the “Participation Rights Notice”).  The Participation Rights Notice shall set forth the material terms and conditions of the New Issuance, including the proposed purchase price for the Newly Issued Securities (which may be a range of prices determined based on market prices for the Common Stock or any other publicly traded securities of the Company), the anticipated sale and issuance dates, and the purpose of such New Issuance.  Subject to applicable law, each Buyer Party shall have the right to participate in such New Issuance by purchasing at the Closing thereof up to a portion of such Newly Issued Securities equal to such Buyer Party’s then-current ownership percentage based on then-outstanding Capital Stock, but no greater than the Percentage Ownership Cap, at the price and on the terms and conditions specified in the Preemptive Rights Notice (and in any event no more favorable to the Company than the terms applicable to any other investor participating in such New Issuance) by delivering an irrevocable written notice to the Company no later than two (2) Business Days before the anticipated issuance date, setting forth the number of such Newly Issued Securities for which such right is exercised; provided that (i) if the Participation Rights Notice did not specify a particular price but included a range of prices, then the purchase price to be paid by the Buyer Parties upon exercise of their participation rights under this Section 2.1(g) shall be, to the fullest extent practicable, equal to (A) if all the Newly Issued Securities sold by the Company to investors in such New Issuance were sold at the same price, the price paid by the other investors participating in such New Issuance or, (B) if Newly Issued Securities were sold by the Company to investors at more than one price in such New Issuance, the weighted average of the prices paid by the participating investors and (ii) in the case of the New Issuance described in Section 2.1(g)(i)(D) above, the Company shall be permitted to effect such New Issuance without first giving the Buyer Parties the right to participate in such New Issuance so long as the Company provides the Buyer Parties a reasonable opportunity to purchase the Newly Issued Securities promptly following the completion of such New Issuance, on substantially the same terms and conditions applicable to the investors who participated in such New Issuance.

(ii)           The election by a Buyer Party not to exercise its preemptive rights under this Section 2.1(g) in any one instance shall not affect its right to exercise its preemptive rights with respect to any future issuances under this Section 2.1(g).

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(iii)          For the elimination of doubt, the right of the Buyer to participate in a New Issuance as set forth in this Section 2.1(g) is contingent upon the consummation of such New Issuance.  In no event will the Company be required to issue or sell any securities to the Buyer under this Section 2.1(g) (a) unless the New Issuance is consummated, (b) to the extent that such issuance or sale that would cause Buyer Parties’ Beneficial Ownership percentage of the Company (based on then-outstanding Capital Stock) immediately following the consummation of such issuance or sale to be higher than the Buyer Parties’ Parties’ Beneficial Ownership percentage of the Company (based on then-outstanding Capital Stock) immediately prior to the consummation of such sale or (c) the extent that such issuance or sale that would cause Buyer’s Parties’ Beneficial Ownership percentage of the Company to exceed the Percentage Ownership Cap.

Section 2.2            Prohibition of Certain Actions.

(a)           Except as otherwise expressly permitted by this Agreement, during the Effective Period, the Buyer Parties shall not directly, or indirectly through one or more intermediaries or otherwise, and none of the Buyer Parties shall authorize or permit any of their Controlled Affiliates, directly or indirectly, to (each of the actions referred to in or contemplated by the following provisions of this Section 2.2(a) being hereafter referred to as “Prohibited Actions”):

(i)          facilitate, knowingly encourage, induce, support (including, without limitation, by means of any public statement, voting recommendation or voting advice), or become a “participant” in, or become a member of a Group (other than a Group formally acknowledged as such in a filing made by such Group pursuant to Section 13(d) of the 1934 Act and which includes only the Buyer Parties and their respective Controlled Affiliates and which Group is formed for purposes not in violation of any other provision of this Agreement) formed for the purpose of acting with respect to, any “solicitation” of “proxies” or “consents” (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to any proposal (including, without limitation, any proposal, whether precatory or binding, made pursuant to Rule 14a-8 under the 1934 Act) submitted to the holders of any Voting Securities for their consideration, vote or consent, other than a proposal that has been made by, and included in a definitive proxy statement of the Company containing the affirmative recommendation of, the Board of Directors or any committee thereof;

(ii)          submit to the Board of Directors, Company management or any of the Company’s security holders; induce, facilitate or knowingly encourage the making or submission by any Person to the Board of Directors, Company management or any of the Company’s security holders of any proposal or offer providing for or contemplating any merger, acquisition, sale (lease, mortgage, encumbrance, pledge or other transfer) of all, substantially all or a material portion of the assets, business combination, amalgamation, share exchange, tender or exchange offer, recapitalization, reorganization, spin-off, issuance or sale or purchase of shares of any class or series of capital stock (other than in connection with a capital raising transaction or a compensation plan in the ordinary course of business), dissolution (or liquidation or winding up) or any other similar transaction, in each case, involving the securities, assets, or businesses of the Company or any of its subsidiaries (each and any such foregoing transaction being hereafter referred to as a “Business Combination”); provided, however, notwithstanding any provision of this Agreement to the contrary, no Buyer Party (or any Group consisting entirely of one or more Buyer Parties and their Controlled Affiliates) shall be prohibited from submitting to the Board of Directors a written, bona fide proposal or offer to acquire all outstanding shares of Common Stock which are not Beneficially Owned by any Buyer Party or such Group,  if (and only if) such proposal or offer (1) contemplates the acquisition  of all such outstanding shares of Common Stock for 100% cash consideration (in a single-step merger or two-step tender offer and subsequent statutory merger transaction) and (2) is made expressly and irrevocably conditioned at the time and on the date such offer or proposal is first made and submitted to the Company on the approval of both a Special Committee and the affirmative vote of a majority of the outstanding shares of Common Stock not Beneficially Owned by any Buyer Party or Group or any of their respective Affiliates or associates; or

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(iii)          take any action, directly or indirectly, to change the composition of the Board of Directors and/or any of its committees such that the Board of Directors or any such committee no longer satisfies the requirements of Nasdaq Listing Rule 5605 or any similar rule of any other market or exchange on which the Company’s securities are then listed.

(b)           Nothing in this Agreement shall limit the ability of any Stockholder Nominee to vote or abstain from voting solely in his or her capacity as a Director (or, in any such case, any committee thereof on which such Stockholder Nominee sits) or to participate in deliberations of the Board of Directors (or, in any such case, any committee thereof on which such Stockholder Nominee sits) in such a manner as is consistent with such Director’s fiduciary duties under Applicable Law.

(c)           Nothing in this Agreement shall limit the ability of the Buyer Parties and their respective Affiliates to Transfer Capital Stock that is Beneficially Owned by such Buyer Parties and their respective Affiliates in accordance with and pursuant to a Third Party Tender Offer or a Business Combination with a third party; provided that such Third Party Tender Offer or such Business Combination (as the case may be) was not commenced or conducted as a result of any Prohibited Action; provided that such Transfer shall not be permitted during the Lock-Up Period unless such Third Party Tender Offer or Business Combination, as applicable, has been approved and recommended by the Board of Directors (including the affirmative vote of a majority of the Independent Directors, which majority includes at least one Independent Director who is not a Stockholder Nominee) or a Special Committee, as applicable.

ARTICLE III
 TRANSFER RESTRICTIONS

Section 3.1            General Transfer Restrictions.  The right of the Buyer Parties and their respective Affiliates to Transfer any Capital Stock of the Company Beneficially Owned by the Buyer Parties and their respective Affiliates is subject to the restrictions set forth in this Article III and the transfer restrictions described in Section 2(f) and Section 5 of the Stock Purchase Agreement.  No Transfer by the Buyer Parties or any of their respective Affiliates of any Capital Stock of the Company Beneficially Owned by the Buyer Parties and their respective Affiliates shall be effected except in compliance with this Article III and the Stock Purchase Agreement.  Any attempted Transfer in violation of this Agreement shall be of no effect and shall be null and void, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and such purported Transfer shall not be recorded on the stock transfer books of the Company.

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Section 3.2            Specific Restrictions on Transfer.

(a)           During the Lock-Up Period, the Buyer Parties shall not, and shall not authorize or permit any of their respective Controlled Affiliates to, directly or (except as set forth in Section 3.2(c)) indirectly, Transfer any Capital Stock of the Company Beneficially Owned by the Buyer Parties and their respective Affiliates; provided that the foregoing restriction shall not be applicable to Transfers:

(i)          to one or more Buyer Parties, any of their Controlled Affiliates or, in the case if a Transfer by a Buyer Party that is a natural person, any of its Family Members;

(ii)          pursuant to transactions expressly permitted by Section 2.2(c) hereof;

(iii)          to the Company or any of its Subsidiaries pursuant to any Common Stock Repurchase Transaction; or

(iv)          pursuant to transactions approved in advance by the Board of Directors (including the affirmative vote of a majority of the Independent Directors, which majority includes at least one Independent Director who is not a Stockholder Nominee) or a Special Committee.

(b)           From and after the expiration of the Lock-Up Period, during the Effective Period the Buyer Parties shall be permitted to Transfer any Capital Stock of the Company Beneficially Owned by the Buyer Parties and their respective Controlled Affiliates, subject to Applicable Law, to any Person, or Persons acting in a Group, who after consummation of such Transfer, to the knowledge of the Buyer Parties after due inquiry, would not have Beneficial Ownership in the aggregate of more than 14.9% of the outstanding shares of Common Stock.

(c)           Nothing in this Section 3.2 or any other provision of this Agreement shall limit the ability (i) of the Buyer to issue new shares of capital stock of the Buyer to any Person or (ii) of the Buyer Principals or their Affiliates to transfer their respective shares of capital stock of the Buyer to any Person, so long as, in each case, the Buyer Principals continue to own at least a majority of the outstanding capital stock and voting power of the Buyer.

(d)           Nothing in this Section 3.2 or any other provision of this Agreement shall limit the ability of the Buyer Parties or their Affiliates to Transfer up to an aggregate of 10% of the outstanding Common Stock at any time, including, for the avoidance of doubt, during the Lock-Up Period.  For the elimination of doubt, the aggregate number of shares of Common Stock that may be Transferred by the Buyer Parties for all Transfers made pursuant to this Section 3.2(d) shall in no event exceed 10% of the outstanding Common Stock.

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Section 3.3            Legend on Securities.

(a)           Each certificate representing Capital Stock of the Company Beneficially Owned by the Buyer Parties or any of their respective Affiliates and subject to the terms of this Agreement shall bear the following legend on the face thereof, together with any additional legends required under the Stock Purchase Agreement or under Applicable Law:

“THE PLEDGE, SALE, ASSIGNMENT, TRANSFER OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS AND LIMITATIONS CONTAINED IN A STOCKHOLDERS’ AGREEMENT, DATED [●], 2016, BY AND AMONG THE ISSUER OF THESE SECURITIES, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED, SUPPLEMENTED, RESTATED OR MODIFIED (THE “STOCKHOLDERS’ AGREEMENT”), A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ISSUER.  ANY ATTEMPTED TRANSFER OR DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN VIOLATION OF THE STOCKHOLDERS’ AGREEMENT SHALL BE NULL, VOID AND OF NO EFFECT.”

(b)           Upon any Acquisition of Beneficial Ownership by any of the Buyer Parties or any of its Affiliates of any additional Capital Stock of the Company that is subject to this Agreement, such Buyer Party shall, or shall cause such Affiliate to, submit the certificate(s) representing such Capital Stock to the Company so that the legend required by this Section 3.3 may be placed thereon (if not so endorsed upon issuance).

(c)           The Company shall make a notation on its records or give instructions to any transfer agents or registrars for the Capital Stock of the Company in order to implement the restrictions on Transfer set forth in this Agreement.

(d)           In connection with any Transfer of Capital Stock of the Company pursuant to this Agreement, the Transferring Person shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other laws.

Section 3.4            Other Capital Stock. For the elimination of doubt, all Capital Stock of the Company Beneficially Owned by the Buyer Parties or any of their respective Affiliates during the Lock-Up Period (including, without limitation, Capital Stock issued after the Closing Date as a dividend or other distribution payable in Capital Stock of the Company) shall be subject to all of the prohibitions and restrictions contained in this Agreement as fully as if such Capital Stock were Acquired and Beneficially Owned by the Buyer Parties or such Affiliates, as the case may be, on the Closing Date.

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ARTICLE IV
 CORPORATE GOVERNANCE

Section 4.1            Board of Directors Representation.

(a)           During the Effective Period, for so long as the Buyer Parties, together with their Controlled Affiliates, collectively Beneficially Own shares of Common Stock representing at least 9.9% of the Total Voting Power, (i) the number of Directors constituting the Board of Directors shall remain fixed at nine Directors and (ii) the Buyer Parties shall have the right to nominate one Stockholder Nominee for every 9.9% of the Total Voting Power Beneficially Owned by the Buyer Parties; provided that the total number of Stockholder Nominees that the Buyer Parties shall be entitled to nominate shall be limited to five out of a total of nine Directors following the date of this Agreement unless the Buyer Parties shall have acquired more Common Stock following the date of this Agreement.  The maximum number of Stockholder Nominees that the Buyer Parties shall be entitled to nominate hereunder shall be six out of a total of nine Directors.  So long as the Buyer Parties’ Total Voting Power is equal to or greater than (1) 9.9%, the Buyer Parties shall collectively have the right to nominate one (1) Stockholder Nominee, (2) 19.8%, the Buyer Parties shall collectively have the right to nominate two (2) Stockholder Nominees, (3) 29.7%, the Buyer Parties shall collectively have the right to nominate three (3) Stockholder Nominees, (4) 39.6%, the Buyer Parties shall collectively have the right to nominate four (4) Stockholder Nominees, (5) 49.5%, the Buyer Parties shall collectively have the right to nominate five (5) Stockholder Nominees, and (6) 59.4% as a result of additional purchases of Common Stock following the date of this Agreement, the Buyer Parties shall collectively have the right to nominate six (6) Stockholder Nominees (in each such case, less the number of Stockholder Nominees, if any, that are then serving as a Directors) in accordance with the terms and subject to the conditions set forth in this Agreement.

(b)           Each Stockholder Nominee shall be reasonably acceptable to the Nominating and Governance Committee of the Board of Directors and shall conform with the Company’s director-nominee criteria and qualifications specified in its Nominating and Governance Committee Charter, the Certificate of Incorporation, the Bylaws, and the Company’s corporate governance policies and procedures (each such Stockholder Nominee satisfying the requirement set forth above, an “Eligible Stockholder Nominee”).  For so long as the Buyer is the record holder of the Common Stock that is Beneficially Owned by the Buyer Principals and their Controlled Affiliates, the Buyer Principals shall exercise their rights under this Section 4.1 through the Buyer.  If the Buyer Principals cause the Buyer to distribute the Common Stock such that the Buyer ceases to be the record holder of the Common Stock that is Beneficially Owned by the Buyer Principals and their Controlled Affiliates, the Buyer Parties shall promptly designate a single Buyer Party to be the representative of the Buyer Parties for all purposes under this Article IV (such representative, the “BP Representative”) and provide written notice of such appointment to the Company.  The Company shall be entitled to rely on any instructions received from the BP Representative, without any investigation or inquiry, as having been taken or not taken upon the authority of the Buyer Parties, and shall not be required to take instructions from any other Buyer Party once a BP Representative has been appointed.  In the event of the death, resignation, incapacity or removal of the BP Representative, the Buyer Parties shall promptly appoint a replacement BP Representative and provide written notice of such appointment to the Company.

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(c)           During the Effective Period, so long as the Buyer Parties’ Total Voting Power is less than 29.7%, the Buyer Parties shall have no obligation to appoint any “independent directors” (as such term is defined in Rule 5605 of the Nasdaq Listing Rules, an “Independent Director”).  So long as Buyer Parties’ Total Voting Power is equal to or greater than: (i) 29.7% but is less than 39.6%, the Buyer Parties shall be obligated to nominate one (1) Independent Director; (ii) 39.6% but is less than 49.5%, the Buyer Parties shall be obligated to nominate two (2) Independent Directors; and (iii) 49.5%, the Buyer Parties shall be obligated to nominate three (3) Independent Directors.

(d)           During the Effective Period, so long as the Buyer Parties’ Total Voting Power is equal to or greater than 19.8%, the Buyer Parties shall have the right to appoint at least one (1) Eligible Stockholder Nominee to each of the Audit Committee, Compensation Committee and the Nominating and Governance Committee and any other committees of the Board of Directors formed after the date of this Agreement, provided, that such Eligible Stockholder Nominee shall qualify as an Independent Director.  The Company shall, to the fullest extent permitted by Applicable Law, use its best efforts to appoint at least one Eligible Stockholder Nominee to each committee of the Board of Directors in accordance with the foregoing sentence.  During the Effective Period, the Company and the Board of Directors shall cause the Audit Committee, Nominating and Governance Committee and the Compensation Committee to be comprised of three (3) Directors, including at least one Eligible Stockholder Nominee as required in accordance with this Section 4.1.

(e)           In furtherance of the foregoing, during the Effective Period, the Company shall, with respect to each Eligible Stockholder Nominee nominated for election at any meeting of the Company’s stockholders at which Directors are to be elected, including his or her name in any proxy materials prepared by or on behalf of the Company and recommending that the stockholders of the Company vote to elect such Eligible Stockholder Nominee as a Director of the Company.

(f)           In the event that a vacancy is created on the Board of Directors at any time during the Effective Period due to the death, disability, retirement, resignation or removal of any Stockholder Nominee, then the Buyer Parties shall have the right to nominate an individual to fill such vacancy, which individual shall be an Eligible Stockholder Nominee.

(g)           During the Effective Period, if at any time the Buyer Parties and their respective Controlled Affiliates cease to Beneficially Own shares of Common Stock commensurate with the number of Stockholder Nominees provided for in Section 4.1(a) above such that there are too many Stockholder Nominees on the Board of Directors in relation to the Total Voting Power then Beneficially Owned by the Buyer Parties and their Controlled Affiliates, then the Buyer Parties promptly shall cause such excess Stockholder Nominees to resign from the Board of Directors.

(h)           The Buyer Parties shall obtain from each Stockholder Nominee elected by the stockholders of the Company or appointed by the Board of Directors to fill a vacancy in the Board an irrevocable written resignation from the Board of Directors, binding in accordance with Applicable Law and the Company’s Bylaws, to be released by the Buyer Parties in the event that any Stockholder Nominee refuses to promptly resign from the Board when required to do so pursuant to Section 4.1(g) hereof.

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(i)            The Buyer Parties shall be entitled to assign their respective rights under this Section 4.1 to any Person in connection with a Transfer to such Person in accordance with the terms of this Agreement of shares of Common Stock representing at least 9.9% of the Total Voting Power; provided that in no event shall such person be entitled to nominate more than one Stockholder Nominee for each 9.9% of the Total Voting Power acquired by such Person from the Buyer Parties.

(j)            Effective as of the date of this Agreement, the Board of Directors shall (i) amend Section 5.8 of the Bylaws to provide for two Co-Chairpersons of the Board (the “Co-Chairpersons”) and (ii) use its best efforts to appoint Song and James Kirsch (“Kirsch”) as Co-Chairpersons.  During the Effective Period, if at any time Kirsch ceases to be a member of the Board of Directors other than as a result of a breach of this Agreement by any of the Buyer Parties, the Board of Directors shall promptly (i) amend Section 5.8 of the Bylaws to provide for a single Chairperson and (ii) appoint Song (or such other Stockholder Nominee as designated by the Buyer Parties) as Chairperson.

(k)           The Company shall enter into indemnification agreements and maintain Directors and Officers liability insurance for the benefit of each Stockholder Nominee elected to the Board of Directors with respect to all periods during which such Stockholder Nominee is a Director, on terms, conditions and amounts substantially similar to the terms, conditions and amounts of the Company’s current Directors and Officers liability insurance policy (as the same may be modified and/or replaced from time to time in accordance with the terms set forth in the Stockholders’ Agreement), and shall use commercially reasonable efforts to cause such indemnification and insurance to be maintained in full force and effect.  The Company shall provide such Stockholder Nominee with all benefits (including all fees and entitlements) on substantially the same terms and conditions as are provided to other members of the Board of Directors performing similar roles.

Section 4.2            Voting Arrangements.

(a)           Notwithstanding anything to the contrary in this Agreement, during the Effective Period, the Buyer Parties shall, and shall cause each of their respective Affiliates to, vote or act by written consent with respect to all Voting Securities Beneficially Owned by the Buyer Parties and their respective Affiliates: (i) against the approval or adoption of all proposals and matters (including, without limitation, all Prohibited Actions) that would, if approved or adopted, have the effect of circumventing or rendering ineffective any provision of this Agreement, except as otherwise expressly provided in this Section 4.2 and (ii) so long as the Company is then in compliance in all material respects with the terms and provisions of this Agreement, for the election of the Director nominees approved and recommended by the Board of Directors in compliance with this Agreement.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, except as otherwise expressly set forth herein, the Buyer Parties may, and may cause each of their respective Affiliates to, vote or act by written consent with respect to all of the shares of the Voting Securities Beneficially Owned by them and their respective Affiliates in their sole discretion.

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(c)           During the Effective Period, other than with respect to any Prohibited Actions, or any other proposal or matter that would, if approved or adopted, have the effect of circumventing or rendering ineffective any provision of this Agreement, the Buyer Parties shall be, and shall cause each of their respective Affiliates who hold Voting Securities to be, present in person or represented by proxy at all annual and special meetings of stockholders of the Company to the extent necessary so that all Voting Securities Beneficially Owned by the Buyer Parties and their respective Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meeting and to vote such shares in accordance with this Section 4.2.

(d)           Notwithstanding any other provisions in this Agreement, the Buyer Parties shall, and shall cause their respective Affiliates to, vote all Voting Securities held by them to make any changes as are necessary or desirable to amend the Certificate of Incorporation and Bylaws of the Company to remove any inconsistency between such documents and the provisions of this Agreement.

Section 4.3            Controlled Company.  During the Effective Period, except as otherwise approved by the Board of Directors (including the affirmative vote of a majority of the Independent Directors, which majority includes at least one Independent Director who is not a Stockholder Nominee), the Company shall not utilize any “controlled company” exceptions to the corporate governance requirements of the Nasdaq Capital Market, LLC or any other exchange on which the Company’s securities are then listed.

ARTICLE V
 REGISTRATION RIGHTS

Section 5.1            Demand Registration.  (a) At any time after the expiration of the Lock-Up Period, one or more Buyer Parties (the “Requesting Parties”) then holding a majority of the Registrable Securities then held by all Buyer Parties may request in writing (a “Demand Request”) that the Company effect a registration (a “Demand Registration”) under the 1933 Act of Registrable Securities held by such Buyer Parties.  The Demand Request shall be in writing and shall specify the Registrable Securities to be sold and the intended method of disposition thereof.  Upon receipt of a Demand Request, the Company shall deliver within five Business Days a written notice (a “Demand Notice”) to each Buyer Party that did not make such Demand Request stating that the Company intends to comply with a Demand Request and informing each such Buyer Party of its right to include Registrable Securities in such Demand Registration.  Within five Business Days after receipt of a Demand Notice, each Buyer Party who received such Demand Notice shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such Buyer Party in such Demand Registration.  The Company shall file a registration statement including (subject to Section 5.1(c)) all Registrable Securities requested to be included therein by the Requesting Parties and any other Buyer Party who validly exercises its rights under this Section5.1(a) on the appropriate form as promptly as practicable (but no later than 90 days after the date the Demand Request is delivered in the case of a Form S-1 and 60 days after the date the Demand Request is delivered in the case of a Form S-3) and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter; provided, however, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 5.1:

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(i)          unless the Registrable Securities requested to be registered pursuant to such request (x) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $25,000,000 or (y) represent at least 15% of the total shares of Common Stock then outstanding that are not Registrable Securities;

(ii)         within 120 days of any other Demand Registration or a Shelf Underwritten Offering;

(iii)        within 120 days of a Piggyback Offering in which all Buyer Parties were given the right to include Registrable Securities to the extent required under this Agreement and at least 80% of the Registrable Securities requested by such Buyer Parties to be included in such Piggyback Offering were included;

(iv)        during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date 120 days immediately following a Piggyback Offering, provided that during the 30-day period prior to such filing the Company is actively employing in good faith all reasonable efforts to consummate such Piggyback Offering; provided, further, that the Company may only delay an offering pursuant to this subsection (a)(iv) for a period of not more than 120 days if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any 12-month period; or

(v)         during any Suspension Period.

(b)           Underwritten Offering.  If the Requesting Parties intend to distribute the Registrable Securities in a Demand Registration by means of an underwriting, they shall so advise the Company as a part of their Demand Request.  In such event, the underwriters of such Demand Registration shall be one or more underwriting firms of nationally recognized standing selected by the Requesting Parties and reasonably acceptable to the Company.  The right of each Buyer Party to include securities in such Demand Registration shall be conditioned upon such Buyer Party entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

(c)           Priority on Underwritten Offerings.  In the case of any Demand Registration that is an Underwritten Offering, if the managing underwriter for the Demand Registration shall advise the Company that, in such underwriter’s opinion, the number of securities requested to be included in such Demand Registration would adversely affect the Demand Registration and sale (including pricing) of such Registrable Securities, the Company shall include in such Demand Registration the number of Registrable Securities that the Company is so advised can be sold in such Demand Registration, in the following amounts and order of priority:

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(i)          first, all Registrable Securities requested to be sold by all holders of Registrable Securities pursuant to this Section 5.1 pro rata among such holders on the basis of the number of Registrable Securities requested to be registered by such holders; and

(ii)         second, securities proposed to be sold by the Company for its own account and other equity securities held by any other Person (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree).

Section 5.2            Piggyback Rights.  (a) Company and Other Offerings.  If, at any time after the expiration of the Lock-Up Period, the Company proposes to offer, for its own account or the account of another Person, any of its securities (a “Piggyback Offering”) under the 1933 Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, in an offering subject to Section 5.1 hereof or in an “at the market offering” or other continuous offering of equity securities, including without limitation an “equity line of credit”), for sale to the public in an Underwritten Offering (including a “registered direct offering”) it will at each such time give prompt written notice to all Buyer Parties of its intention to do so (a “Piggyback Notice”).  In the case of a Piggyback Offering under a shelf registration statement filed by the Company pursuant to Rule 415 under the 1933 Act, such Piggyback Notice shall be sent not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Offering.  In the case of a Piggyback Offering under a registration statement that is not a shelf registration statement, such Piggyback Notice shall be given not less than ten Business Days prior to the expected date of filing of such registration statement.  Upon the written request of any Buyer Party to include Registrable Securities held by it under such registration statement (which request shall (i) be made within six Business Days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such Buyer Party), the Company will use its commercially reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Buyer Party; provided, however, that if, at any time after giving written notice of its intention to offer any securities and prior to the pricing of such Piggyback Offering, the Company shall determine for any reason not to consummate such offering, the Company may, at its election, give written notice of such determination to each such Buyer Party and, thereupon, shall be relieved of its obligation to register or offer any Registrable Securities of such Persons in connection with such proposed offering.

(b)           Underwritten Offering.  If Company intends to distribute the Registrable Securities in a Piggyback Offering by means of an underwriting, it shall so advise the Buyer Parties as a part of its Piggyback Notice.  In such event, the underwriters of such Piggyback Offering shall be one or more underwriting firms of nationally recognized standing selected by the Company.  The right of each Buyer Party to include securities in such Piggyback Offering shall be conditioned upon such Buyer Party entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

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(c)           Priority on Piggyback Offerings.  If the managing underwriter for an Underwritten Offering pursuant to this Section 5.2 shall advise the Company that, in such underwriter’s opinion, the number of securities requested to be included in such Piggyback Offering would adversely affect such offering and sale (including pricing) of such securities, the Company shall include in such Piggyback Offering the number of securities that the Company is so advised can be sold in such offering, in the following amounts and order of priority:

(i)          if the Piggyback Offering relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company for its own account, (B) second, Registrable Securities of Buyer Parties pro rata among such Buyer Parties on the basis of the number of Registrable Securities requested to be sold by such Buyer Parties pursuant to this Section 5.2, and (C) third, other equity securities held by any other Person; or

(ii)         if the Piggyback Offering relates to an offering for holders other than for the Company’s own account (“Other Holders”), then (A) first, such number of equity securities sought to be registered by each such Other Holder, (B) second, Registrable Securities of Buyer Parties pro rata among such Buyer Parties on the basis of the number of Registrable Securities requested to be sold by such Buyer Parties pursuant to this Section 5.2, and (C) third, other equity securities held by any other Person.

Section 5.3            Shelf Registration.  (a) At any time after the expiration of the Lock-Up Period that the Company is eligible to file a registration statement on Form S-3, one or more Buyer Parties (the “Shelf Requesting Parties”) then holding at least 30% of the Registrable Securities then held by all Buyer Parties may request in writing (a “Shelf Request”) that the Company effect a registration (a “Shelf Registration”) under the 1933 Act of Registrable Securities held by such Buyer Parties for sale on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act.  The Shelf Request shall be in writing and shall specify the Registrable Securities to be sold and the intended method of disposition thereof.  Upon receipt of a Shelf Request, the Company shall deliver within five Business Days a written notice (a “Shelf Notice”) to each Buyer Party that did not make such Shelf Request stating that the Company intends to comply with a Shelf Request and informing each such Buyer Party of its right to include Registrable Securities in such Shelf Registration.  Within five Business Days after receipt of a Shelf Notice, each Buyer Party who received such Shelf Notice shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such Buyer Party in such Shelf Registration.  The Company shall as promptly as practicable (but no later than 60 days after the date the Shelf Request is delivered) file a registration statement on Form S-3 including all Registrable Securities requested to be included therein by the Shelf Requesting Parties and any other Buyer Party who validly exercises its rights under this Section 5.3(a) and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter, or designate for use an existing registration statement filed with the SEC, in each case providing for offers and sales to be made on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act with respect to the Registrable Securities held by the Buyer Parties that elect to participate therein (the “Shelf Registration Statement”).

(b)           Subject to Section 5.3(c), the Company will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise, or cease to constitute Registrable Securities (the “Shelf Registration Effectiveness Period”).

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(c)           Notwithstanding anything to the contrary contained in this Agreement, the Company may require such Buyer Parties to suspend sales of Registrable Securities under the Shelf Registration Statement during any Suspension Period by written notice to the Buyer Parties whose Registrable Securities are covered by the Shelf Registration Statement.  Immediately upon receipt of such notice, such Buyer Parties shall suspend sales of Registrable Securities under the Shelf Registration Statement until the requisite changes to the prospectus have been made as required below.  Any such Suspension Period shall terminate at such time as the public disclosure of such information is made.  After the expiration of any Suspension Period and without any further request from a Buyer Party, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the related prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), one or more Buyer Parties (the “Takedown Requesting Parties”) then holding at least 30% of the Registrable Securities then held by all Buyer Parties may request in writing (the “Takedown Request”) to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”).  Such notice shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering.  Within two Business Days of receipt by the Company of such notice, the Company shall deliver a written notice (a “Takedown Notice”) to each Buyer Party, who did not make such Takedown Request informing each such Buyer Party of its right to include Registrable Securities in such Shelf Underwritten Offering.  Within five Business Days after receipt of a Takedown Notice, each Buyer Party who received such Takedown Notice shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such Buyer Party in such Shelf Underwritten Offering and the Company shall include such Registrable Securities in such Shelf Underwritten Offering.  The underwriters of such Shelf Underwritten Offering shall be one or more underwriting firms of nationally recognized standing selected by Buyer Party and reasonably acceptable to the Company.  The right of each other Buyer Party to include securities in such Shelf Underwritten Offering shall be conditioned upon such Buyer Party entering into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant hereto.

(e)           The Company shall not be obligated to effect, or take any action to effect, any a Shelf Underwritten Offering:

(i)          unless the Registrable Securities requested to be sold pursuant to such Shelf Underwritten Offering (x) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $25,000,000 or (y) represent at least 15% of the total shares of Common Stock then outstanding that are not Registrable Securities;

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(ii)         within 120 days of any other Demand Registration or Shelf Underwritten Offering;

(iii)        within 120 days of a Piggyback Offering in which all Buyer Parties were given the right to include Registrable Securities and at least 90% of the Registrable Securities requested by such Buyer Parties to be included in such Piggyback Offering were included;

(iv)        during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on the date 120 days immediately following a Piggyback Offering, provided that during the 30-day period prior to such filing the Company is actively employing in good faith all reasonable efforts to consummate such Piggyback Offering; provided, further, that the Company may only delay an offering pursuant to this subsection (e)(iv) for a period of not more than 120 days if a filing of any other registration statement is not made within that period and the Company may only exercise this right once in any 12-month period; or

(v)         during any Suspension Period.

Section 5.4            Registration Procedures.  The Company will use its commercially reasonable efforts to effect each Demand Registration pursuant to Section 5.1, each Piggyback Offering pursuant to Section 5.2, any Shelf Registration and any Shelf Underwritten Offering pursuant to Section 5.3, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and the Company will as expeditiously as possible:

(i)           subject, in the case of an Piggyback Offering, to the proviso to Section 5.2(a), prepare and file with the SEC the registration statement and use its commercially reasonable efforts to cause the registration statement to become effective; provided, however, that, to the extent practicable, at least five Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement, prospectus, supplement or amendment.

(ii)          subject, in the case of an Piggyback Offering, to the proviso to Section 5.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of the time such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or (i) in the case of a Demand Registration pursuant to Section 5.1, the expiration of 120 days after such registration statement becomes effective or (ii) in the case of a Shelf Registration pursuant to Section 5.3, the Shelf Registration Effectiveness Period, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act;

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(iii)         furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the 1933 Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the public offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(iv)          promptly notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:

(1)          of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at as promptly as practicable if entered;

(2)          when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(3)          of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and

(4)          of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

(v)          if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration Statement in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

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(vi)          on or prior to the date on which a Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(vii)          in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(viii)          use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

(ix)          use its commercially reasonable efforts to obtain:

(1)          at the time of pricing of any Underwritten Offering (including a “registered direct offering”) a “cold comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the Requisite Holders and the underwriters reasonably request; and

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(2)          at the time of any underwritten sale pursuant to the registration statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by “bring-down comfort letters” as the Requisite Holders and the underwriters reasonably request;

(x)          use its commercially reasonable efforts to obtain, at the time of effectiveness of each Registration or, in the case of a Shelf Registration, at the time of pricing, and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for the Company (who may be its internal counsel);

(xi)          promptly notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

(xii)          otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the 1933 Act) an earnings statement satisfying the provisions of Rule 158 under the 1933 Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12-month period;

(xiii)          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

(xiv)          use its commercially reasonable efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Company’s securities are then listed;

(xv)          enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary holdback / lock-up provisions; and

(xvi)          use its commercially reasonable efforts to cause its employees and personnel to support the marketing of the Registrable Securities (including, without limitation, the participation in “road shows,” at the request of the underwriters or the Requisite Holders) to the extent possible taking into account the Company’s business needs and the requirements of the marketing process.

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The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by Applicable Law.

Section 5.5            Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, the Company shall give, upon reasonable notice and during normal business hours, the holders of such Registrable Securities to be registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ or such underwriters’ counsel to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the 1933 Act.

Section 5.6            Rights of Requesting Holders.  Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 5.1 or 5.3, as the case may be, shall have the right to receive within 30 days of receipt by the Company of such request copies of the information, notices and other documents described in Section 5.4.

Section 5.7            Registration Expenses.  The Company will pay all Registration Expenses in connection with each Registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

Section 5.8            Indemnification; Contribution.  (a) The Company agrees to indemnify and hold harmless each Buyer Party holding Registrable Securities, the Affiliates, directors, officers, employees, stockholders, managers and agents of each such Buyer Party and each Person who controls any such Buyer Party within the meaning of either the 1933 Act or the 1934 Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities and expenses to which they or any of them may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or expense arises (i) out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Buyer Party specifically for inclusion therein including, without limitation, any notice and questionnaire, (ii) out of or is based upon any Buyer Party’s failure to deliver a copy of the Registration Statement, the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such Registration Statement or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Buyer Party with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities or (iii) out of sales of Registrable Securities made during a Suspension Period after notice is given pursuant to Section 5.3(c) hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(b)          Each Buyer Party severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, stockholders, managers and agents and each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Buyer Party Free Writing Prospectus, preliminary, final or summary prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such Registration Statement, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Buyer Party furnished to the Company by or on behalf of such Buyer Party specifically for inclusion therein or (ii) Buyer Party’s failure to deliver a copy of the Registration Statement, the Disclosure Package, or any preliminary, final or summary prospectus or Free Writing Prospectus included in any such Registration Statement or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Buyer Party with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities; provided, however, that the total amount to be indemnified by such Buyer Party pursuant to this Section 5.8(b) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Buyer Party in the offering to which such Registration Statement or Prospectus relates.

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(c)          Promptly after receipt by an indemnified party under this Section 5.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5.8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s rights in the prior sentence, the indemnified party shall have the right to employ its own counsel (and one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties.  An indemnifying party shall not be liable under this Section 5.8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          In the event that the indemnity provided in Section 5.8(a) or 5.8(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or defending same) to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.8(d) were determined by pro rata allocation (even if the Buyer Parties holding Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Article V shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 5.8(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5.8, each Person who controls any Buyer Party holding Registrable Securities, agent or underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of any such Buyer Party, agent or underwriter shall have the same rights to contribution as such Buyer Party, agent or underwriter, and each Person who controls the Company within the meaning of either the 1933 Act or the 1934 Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5.8(d).  Notwithstanding the foregoing, the total amount to be contributed by any Buyer Party pursuant to this Section 5.8(d) shall be limited to the net proceeds (after deducting underwriters’ discounts and commissions) received by such Buyer Party in the offering to which such Registration Statement or prospectus relates.

(e)          The provisions of this Section 5.8 will remain in full force and effect, regardless of any investigation made by or on behalf of any Buyer Party holding Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 5.8, and will survive the transfer of Registrable Securities.

(f)          To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 5.8 to the fullest extent permitted by Applicable Law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.

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Section 5.9            Holdback Agreements.  In the event and to the extent requested by the managing underwriter of an Underwritten Offering (whether on behalf of the Buyer Parties or any other Person), each Buyer Party agrees that it will enter into a customary “lock-up agreement” with such managing underwriter pursuant to which it will agree not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company, other than those Registrable Securities included in such Registration pursuant to the terms hereof for the 14 days prior to (x) the effectiveness of a registration statement (other than a Shelf Registration Statement) pursuant to which such Public Offering shall be made, or (y) the pricing of an Underwritten Offering and ending on the date that is 90 days after the pricing of such Underwritten Offering (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter, to complete the sale and distribution of the securities included in such Underwritten Offering) (subject, in each case, to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) (the “Underwritten Offering Lock-Up Period”); provided, further, that if any other holder of securities of the Company is or becomes subject to a shorter Underwritten Offering Lock-Up Period or receives more advantageous terms relating to the Underwritten Offering Lock-Up Period under any lock-up agreement (including but not limited to as a result of any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters), then the Underwritten Offering Lock-Up Period shall be such shorter period and also on such more advantageous terms.

Section 5.10           Availability of Information.  The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the 1934 Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the 1933 Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the 1933 Act).  The Company shall facilitate the provision of such documents and legal opinions as may be necessary for any Buyer Party to complete a sale of Registrable Securities pursuant to Rule 144 and Rule 144A.  The Company shall also cooperate with each holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the 1933 Act for the sale of any Registrable Securities.

Section 5.11           Other Registration Rights.  The Company represents and warrants that, other than as disclosed in its current and periodic reports filed with the SEC (such disclosed registration rights, the “Disclosed Registration Rights”), it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any Common Stock or Common Stock equivalents.  Except as provided in this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities, grant to any Person any other registration rights  which are more favorable than or inconsistent with or would be senior to the rights expressly granted to the holders of Registrable Securities in this Agreement.  For the elimination of doubt, notwithstanding anything in this Agreement to the contrary: (a) the Company may effect any and all registrations that it is required to effect under (and pursuant to the terms of) the Disclosed Registration Rights, and (b) no such registration shall be deemed to violate this Agreement.

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Section 5.12           Rule 415 Cutback.  Notwithstanding the registration obligations set forth in this Agreement, if in the case of any Registration hereunder for an offering of securities to  be made on a delayed or continuous basis in accordance with Rule 415 under the 1933 Act, the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company will use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities for resale as a secondary offering on a single registration statement in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.  Notwithstanding any other provision of this Agreement, if the SEC or any SEC guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used its commercially reasonable efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a holder of Registrable Securities as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced to the maximum number of securities which the SEC permits to be registered therein (which reduction shall not result in any violation of this Agreement) as follows: (a) in the case of a Registration other than a Piggyback Registration, in accordance with the priorities set forth in Section 5.1(c), and (b) in the case of a Piggyback Registration,  in accordance with the priorities set forth in Section 5.2(c).

ARTICLE VI
MISCELLANEOUS

Section 6.1            Conflicting Agreements.  Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 6.2            Termination.  This Agreement shall terminate and be of no further force or effect (i) upon the unanimous written consent of the parties hereto, (ii) automatically and without any further action by the parties hereto upon the dissolution of the Company in accordance with Applicable Law and (iii) automatically and without any further action by the parties hereto upon the 181st day next following the first day as of which the Buyer Parties and their respective Affiliates or any Group containing one or more Buyer Parties or their respective Affiliates Beneficially Own shares of Common Stock representing less than 9.9% of the Total Voting Power (other than in respect of the provisions of Article V, which shall terminate and be of no further force or effect with respect to a Buyer Party once it and its Affiliates no longer hold any Registrable Securities, and with respect to the Company once no Registrable Securities remain outstanding).  In addition, this Agreement shall terminate and be of no further effect with respect to a Buyer Party when it ceases to be a direct or indirect stockholder of, and no longer exercises joint or sole Control over Buyer, and ceases to hold any Registrable Securities.  Nothing in this Section 6.2 shall be deemed to release any party from any liability for any fraud or willful breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.  Nothing in this Section 6.2 shall be deemed to release any party from any liability for any fraud or willful breach of this Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

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Section 6.3            Representations and Warranties of Buyer Principals.  Each Buyer Principal hereby represents and warrants to the Company that (a) he has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder and (b) assuming the due authorization and valid execution and delivery by the other parties hereto, this Agreement is a valid and binding obligation of such Buyer Principal, enforceable against him in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.  If such Buyer Principal is married, and such Buyer Principal needs spousal or other approval for this Agreement to be valid and binding, the execution and delivery of this Agreement and the performance of his obligations hereunder have been duly authorized by such Buyer Principal’s spouse.

Section 6.4            Ownership Information.  For purposes of this Agreement, all determinations of the amount of outstanding Capital Stock of the Company or Debt Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the SEC, unless the Company shall have updated such information by delivery of written notice to the Buyer Parties.  For purposes of calculating the number of outstanding shares of Capital Stock of the Company, Common Stock or Voting Securities and the number of shares of Capital Stock of the Company, Common Stock or Voting Securities Beneficially Owned by any Person as of any date, any shares of Capital Stock of the Company, Common Stock or Voting Securities held in the Company’s treasury or belonging to any subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law (or any successor statute) shall be disregarded.

Section 6.5            Savings Clause.  No provision of this Agreement shall be construed to require or permit any party or its Affiliates to take any action that would violate any Applicable Law.

Section 6.6            Amendment and Waiver.  No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and each of the Buyer Parties.  No modification, amendment or waiver of any provision of this Agreement, and no giving of any consent provided for hereunder, in either case, with respect to the Company shall be effective unless such modification, amendment, waiver or consent is approved by a majority of the Directors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.7            Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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Section 6.8            Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, the Stock Purchase Agreement, the other Transaction Documents (as described in the Stock Purchase Agreement) and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Buyer Parties, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein, except that the Non-Disclosure Agreement (as defined in the Stockholders’ Agreement) shall survive the execution and delivery of this Agreement.  For clarification purposes, the Recitals are part of this Agreement.  Without limiting the generality of the foregoing, to the extent that any of the terms hereof are inconsistent with the rights or obligations of the Buyer Parties under any other agreement with the Company, the terms of this Agreement shall govern with respect to the subject matter hereof.

Section 6.9            Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties (which, in the case of the Company’s consent, shall require approval of a majority of the Directors), and any attempt to make any such assignment without such consent shall be null and void; provided that an assignment by the Company shall require the consent of the Buyer only and not of the other Buyer Parties.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors (including any executor or administrator of a party’s estate) and permitted assigns.

Section 6.10           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 6.11          Remedies.

(a)          Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

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(b)          All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.12          Notices.  All notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email ; or (c) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:	Professional Diversity Network, Inc. 801 W. Adams Street Suite 600 Chicago, IL 60607 Attention: James Kirsch Telephone: (312) 614-0950 Email: jkirsch@prodivnet.com with a copy (for informational purposes only) to:
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attention:  Anthony J. Marsico
                    Victor F. Semah
Telephone:  (212) 801-9362
Email:   marsicoa@gtlaw.com
semahv@gtlaw.com

Greenberg Traurig, LLP
77 West Wacker Drive, Suite 3100
Chicago IL 60601
Attention:  Stacey T. Kern
Telephone:  (312) 476-5020
Email:   kerns@gtlaw.com

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If to the Buyer Parties:	Cosmic Forward Limited P.O. Box 1239 Offshore Incorporations Centre Victoria, Mahe Republic of Seychelles Attention: Maoji (Michael) Wang Email: maoji.wang@gnetgroupplc.com

with a copy (for informational purposes only) to:	White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Attention: Francis Zou Chang-Do Gong F. Holt Goddard Email: francis.zou@whitecase.com cgong@whitecase.com holt.goddard@whitecase.com or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (i) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

Section 6.13         Governing Law.  THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION, WITHOUT GIVING EFFECT  TO THE CONFLICTS OF LAW RULES THEREOF.

Section 6.14          Consent to Jurisdiction.

(a)           Each party to this Agreement, by its execution hereof, hereby:

(i)            irrevocably and unconditionally submits to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;

(ii)           waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and

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(iii)          agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise.

(b)           By the execution and delivery of this Agreement, each Buyer Party acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court sitting in The City of New York, Borough of Manhattan, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. Each Buyer Party further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for the term of this Agreement.  It is hereby acknowledged and agreed by each of the Buyer Parties that receipt by the Agent for Service of any summons, notice or other similar item shall be deemed effective receipt by such Buyer Party, whether or not forwarded to or received by such Buyer Party. If such Agent for Service ceases to be able to act as such, resigns as such Agent for Service or to have an address in New York, New York, the Buyer Parties agree to irrevocably appoint a new agent acceptable to the Company to receive on behalf of the Buyer Parties service of any legal process and to deliver to the Company within seven (7) days a copy of a written acceptance of appointment by such agent.

Section 6.15          Interpretation.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 6.16          Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 6.17          Stockholder Capacity.  Each Buyer Party executes this Agreement solely in such Person’s capacity as a stockholder of or Beneficial Owner of securities of the Company, and nothing in this Agreement shall limit or restrict any Buyer Party who is or becomes during the term hereof a member of the Board of Directors, or a member of the board of directors of Buyer or any Transferred Entity, from acting, omitting to act or refraining from taking any action, solely in such Person’s capacity as a member of the Board of Directors, or a member of the board of directors of Buyer or any Transferred Entity, in each case, consistent with his fiduciary duties in such capacity under Applicable Law.  Each Buyer Party agrees that he or it shall be jointly and severally liable for any breach of this Agreement by any of his or its Controlled Affiliates.

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Section 6.18          Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Proposed Transactions.

Section 6.19           Compliance with Laws.  Each party shall at all times comply with all federal, state and local laws, ordinances, regulations, and orders that are applicable to this Agreement and the performance of its obligations and/or the exercise of its rights hereunder.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first written above.

COMPANY: PROFESSIONAL DIVERSITY NETWORK, INC.

By:
Name: Title:

BUYER: COSMIC FORWARD LIMITED

By:
Name: Title:

BUYER PRINCIPALS:

MAOJI (MICHAEL) WANG

JING BO SONG

YONG XIONG ZHENG

NAN NAN KOU

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EXHIBIT A
DEFINED TERMS

“1933 Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder from time to time (or any successor statute).

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder from time to time (or under any successor statute).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person and, with respect to a natural Person, shall also include such person’s Family Members.

“Agreement” means this Stockholders’ Agreement, as it hereafter may be amended, supplemented, restated or modified from time to time in accordance with Section 6.6 hereto.

“Applicable Law” means all domestic and foreign federal, state or local statutes, laws, ordinances, rules, administrative codes, administrative interpretations, regulations, orders, writs, injunctions, directives, judgments, decrees, policies, ordinances, decisions, guidelines and other requirements or stock exchange rules (including those of the SEC and any national securities exchange on which the Common Stock is listed for trading or included for quotation) applicable to any of the parties to this Agreement or any of their respective Affiliates (or their respective properties or assets).

“Beneficial Ownership” by a Person of any securities means ownership by any Person who directly, or indirectly through any contract, agreement, arrangement, understanding, plan, commitment, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct, influence or cause the voting, of such security, and/or (ii) dispositive power, which includes the power to dispose, or to direct, influence or cause the disposition, of such security; and the use in this Agreement of such term (and all correlative terms as referred to in the last sentence of this definition) shall be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the 1934 Act, except that irrespective of Rule 13d-3 and for all purposes of determining Beneficial Ownership under this Agreement, a Person also shall be deemed to be the Beneficial Owner of all securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, preemptive or subscription rights, exchange rights, or pursuant to any warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event, or any combination of the foregoing).  For further purposes of this Agreement, a Person shall be deemed to Beneficially Own (a) all securities Beneficially Owned by its Affiliates (including its officers, directors, managing members, managers and general partners, as applicable) or any Group of which such Person or any such Affiliate is or becomes a member, (b) all securities that are the subject of any trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such Person’s Beneficial Ownership of such securities or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the 1934 Act, and (c) all securities that are the subject of any derivative transaction entered into by such Person (or any of such Person’s Affiliates), or any derivative security acquired by such Person (or any of such Person’s Affiliates) which gives such Person (or any of such Person’s Affiliates) the economic equivalent of ownership of an amount of or interest in any such securities by reason of the fact that the value of the derivative is determined by reference to the price or value of any underlying, referenced or subject security, without regard to whether (1) such derivative conveys any voting rights in such securities to such Person (or any of such Person’s Affiliates), (2) such derivative is required to be, or is capable of being, settled through physical or book-entry delivery of such securities, or (3) such Person (or any of such Person’s Affiliates) may have entered into any transaction that hedges the economic effect of such derivative.  In determining the amount of the Common Stock deemed Beneficially Owned by virtue of the operation of clause (iii) of the immediately preceding sentence, the subject Person shall be deemed to beneficially own (without duplication) the amount of Common Stock that is synthetically owned pursuant to such derivative transactions or such derivative securities. The terms “Beneficially Own” and “Beneficially Owned” shall have correlative meanings to “Beneficial Ownership.”

“Board of Directors” means the Board of Directors of the Company, as the same on the Closing Date, or at any time thereafter, is constituted in accordance with Applicable Law, the Certificate of Incorporation and the Bylaws.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Buyer Party Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Buyer Party or used or referred to by such Buyer Party in connection with an offering of Registrable Securities.

“Bylaws” means the Bylaws of the Company, as in effect on the Closing Date and as the same thereafter may be amended, supplemented, restated or otherwise modified from time to time.

“Capital Stock” means, with respect to any Person at any time, any and all shares, equity interests, rights to share in capital surplus or profits or receive a distribution of assets upon liquidation or dissolution, or other equivalents (however designated or classified, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company interests or units, member interests or equivalent ownership interests in or issued by such Person, and any and all warrants, options or other securities (including debt securities) exercisable or exchangeable for, or convertible into, any of the foregoing.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect immediately following the Closing Date and as the same thereafter may be amended, supplemented, restated or otherwise modified from time to time.

“Common Stock” means the shares of common stock, $0.01 par value per share, of the Company, and any securities (or rights thereto or interests therein) issued in respect thereof, or in substitution therefor, pursuant to any stock split, dividend, subdivision or combination, or pursuant to any reclassification, recapitalization, reorganization, merger, consolidation, share exchange or other similar transaction involving the Company and authorized and approved by the Board of Directors.

“Control” (including the correlative terms “Controlled by” and “under common Control with”), as applied to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership or voting securities, by contract or otherwise.

“Debt Securities” means any and all indebtedness (and instruments that evidence the same) issued by or on behalf of, or which are guaranteed (whether on a contingent basis or otherwise) by, the Company which constitutes a security within the meaning of Section 2(a)(1) of the 1933 Act, and any and all warrants, options, rights and other securities exercisable or exchangeable for, or convertible into, any such security or indebtedness.

“Director” means any member of the Board of Directors (other than any advisory, honorary or other non-voting member of, or Person with observer rights in respect of, the Board of Directors).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Effective Period” means all times from and after the Closing Date until the termination of this Agreement as provided in Section 6.2.

”Family Members” means, with respect to any Person, the spouse and minor children of such natural Person who share a household with such natural Person, together with any other Person controlled by them and any revocable trust settled by them or any trust of which such Person is a trustee.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Fully Diluted Common Stock” means, as of any given date, the sum of (i) the aggregate number of shares of Common Stock outstanding as of such date and (ii) the aggregate number of shares of Common Stock issuable upon the exercise or conversion of or otherwise pursuant to any and all options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, Common Stock.

“Group” has the meaning assigned to it in Section 13(d)(3) of the 1934 Act.

“Lock-Up Period” means the period beginning on the Closing Date and ending on the first anniversary thereof.

“Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws or bye-laws, as the case may be; with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document; and with respect to any other Person, its comparable organizational and constituent documents, in each case, as the same may be amended or restated.

“Percentage Ownership Cap” means, on any date, with respect to the Buyer Parties and their respective Affiliates, 51.0% of the outstanding Fully Diluted Common Stock.

“Person” means any individual, corporation, limited liability company, limited or general partnership, association, joint-stock company, trust, unincorporated organization, other entity, or government or any agency or political subdivision thereof.

“Registrable Securities” means, at any time:

(a)          any shares of Common Stock issued to, purchased or acquired by any Buyer Party other than in violation of the provisions of this Agreement; and

(b)          any securities issued or issuable to any Buyer Party with respect to any shares of Common Stock (including, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

As to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities upon the earliest to occur of:

(i)           the date on which such securities are disposed of pursuant to an effective registration statement under the 1933 Act;

(ii)          the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the 1933 Act;

(iii)         the date on which such securities may be sold without volume limitations or manner of sale restrictions pursuant to Rule 144 (or any successor provision) promulgated under the 1933 Act, without the requirement for the Company to be in compliance with the current public information requirement of Rule 144 (or any successor provision) promulgated under the 1933 Act

(iv)          the date on which the Buyer Party that holds such securities ceases to hold, together with its Affiliates, at least 10% of the then outstanding Common Stock; and

(v)           the date on which such securities cease to be outstanding.

“Registration” means each Demand Registration and each Incidental Registration.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Article V of this Agreement including, all registration, filing and FINRA fees, including fees payable in connection with the listing of securities on any securities change, fees and expenses relating to compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, all word processing, duplicating and printing expenses, messenger and delivery expenses, internal expenses (including, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and of its independent certified public accountants (including the expenses of any management review, special audits or “cold comfort letters” required by or incident to such performance and compliance), 1933 Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one counsel (the “Holders’ Counsel”) and applicable local counsel for the holders of Registrable Securities to be included in each relevant Registration, selected by the holders of a majority of the Registrable Securities to be included in such Registration (except that, where a Registration is a Demand Registration, such selection may only be made by Buyer Parties holding a majority of the Registrable Securities set forth in the relevant Demand Request); but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel and applicable local counsel) incurred in connection with the sale of Registrable Securities.

“SEC” means the United States Securities and Exchange Commission.

“Special Committee” means a committee of the Board of Directors comprised solely of independent directors, a majority of which are not Stockholder Nominees.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person, do not represent a majority of the voting or equivalent interests in such partnership), or (ii) (a) a majority of the Capital Stock of which is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or (b) the Capital Stock of which is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and have by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

“Suspension Period” means for any period during which the Company has furnished to the Buyer Parties a certificate signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board any Demand Registration or the continuing availability of a Shelf Registration Statement would (i) require the disclosure of a material transaction or other matter and such disclosure would not be in the best interests of the Company or (ii) adversely affect a material financing, acquisition, disposition of assets, merger or other comparable transaction; provided, however, that (a) such period may not last more than 90 days, (b) the Company shall not exercise such right more than twice in any 12-month period, and (c) there may not be more than 120 days of Suspension Periods in any 12-month period.

“Third Party Tender Offer” means a bona fide offer commenced and conducted in accordance with Regulation 14D or 14E under the 1934 Act, by a Person (that is not made by and does not include the Buyer Parties or any of their respective Affiliates, or the Company or any of its Affiliates, or any Group that includes as a member thereof any Buyer Party or any of its Affiliates) to purchase or exchange for cash, securities and/or any other property all of the then outstanding Common Stock of the Company.

“Total Voting Power” means, on any date, the total number of votes represented by, and entitled to be cast by holders of, outstanding Voting Securities; provided, that when determining the percentage of Total Voting Power Beneficially Owned by the Buyer Parties and their respective Affiliates for purposes of this Agreement, such percentage shall be determined as if purchases to be made subsequent to the date of determination pursuant to Section 2.1 had been made on the date of determination of such percentage.

“Transfer” (including the correlative terms “Transferring”, “Transferee” and “Transferred”) means the sale, transfer, assignment, pledge, conveyance, encumbrance, hypothecation or other disposition (whether by operation of law or otherwise, whether or not for consideration, and whether voluntarily or involuntarily), or the entry into any contract, plan, commitment, arrangement, option, agreement, understanding or other arrangement with respect to the sale, transfer, assignment, pledge, conveyance, encumbrance, hypothecation or other disposition (whether by operation of law, by foreclosure or otherwise, whether or not for consideration and whether voluntarily or involuntarily), of any Capital Stock of the Company or any interest in or right to any Capital Stock of the Company; provided, that for purposes of this Agreement, the term Transfer also shall include the transfer (including, without limitation, by way of sale, disposition or any other means) to a third party of Buyer or any Affiliate of any Buyer Party which Beneficially Owns Common Stock, or of any interest therein. as a result of which the Buyer or such Affiliate ceases to be an Affiliate of any of the Buyer Parties.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means, at any time, the total number of shares of all classes and series of Capital Stock of the Company and Debt Securities which are entitled to vote on any Company matter, whether pursuant to Applicable Law, the Certificate of Incorporation, the Bylaws or any other instrument or agreement, including all securities convertible into, or exercisable or exchangeable for, such shares of Capital Stock or Debt Securities.

APPENDIX C

CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PROFESSIONAL DIVERSITY NETWORK, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Professional Diversity Network, Inc., a Delaware corporation (the “Corporation”), in order to amend its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

FIRST:  The name of the Corporation is PROFESSIONAL DIVERSITY NETWORK, INC.

SECOND:  That the Board of Directors of the Corporation approved proposed amendments to the Amended and Restated Certificate of Incorporation, declaring said amendments to be advisable and in the best interest of the Corporation, and directing that such amendments be submitted to a vote of the stockholders of the Corporation at a special meeting of stockholders.

THIRD: Paragraph 4.1 of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“4.1 Classes of Stock.  The Corporation is authorized to issue two classes of stock to be designated, respectively, common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The total number of shares of all classes of stock that the Corporation is authorized to issue is 46,000,000.”

FOURTH: Paragraph 4.2 of the Amended and Restated Certificate of Incorporation is hereby amended by replacing the first sentence with the following:

“The total number of shares of Common Stock that the Corporation shall have authority to issue is 45,000,000 shares, $0.01 par value per share.”

FIFTH: That the foregoing amendments were approved by the stockholders of the Corporation at a special meeting of stockholders.

SIXTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed and acknowledged this [●] day of [●], 2016.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:
Name:
Title:

PROFESSIONAL DIVERSITY NETWORK, INC. 801 W. ADAMS STREET, SUITE 600 CHICAGO, IL 60607
VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 16, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 16, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:         ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS   PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

PROFESSIONAL DIVERSITY NETWORK, INC.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
						For	Against	Abstain
1. The Nasdaq Approval Proposal— To approve, in accordance with Nasdaq Listing Rule 5635(b), the issuance and sale to Cosmic Forward Limited (“CFL”) at a price of $1.20 per share, a number of shares of our common stock, par value $0.01 per share (the “Common Stock”), such that, after giving effect to the consummation of the transactions contemplated by the Stock Purchase Agreement dated August 12, 2016, by and between CFL and the Company, CFL will beneficially own 51% of the outstanding shares of Common Stock on a fully-diluted basis.
						☐	☐	☐

2. The Authorized Shares Proposal—To approve and adopt an amendment to the Company’s certificate of incorporation, as amended to date, to increase the number of authorized shares of Common Stock from 25,000,000 to 45,000,000.
						☐	☐	☐

3. The Adjournment Proposal—To approve the adjournment of the Special Meeting to a later date or time, if necessary, to solicit additional proxies in the event that (a) a quorum is not present at the Special Meeting or (b) there are not sufficient affirmative votes present at the Special Meeting to adopt the Nasdaq Approval Proposal or Authorized Shares Proposal.

						☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
The Notice and Proxy Statement are available at www.proxyvote.com.

PROFESSIONAL DIVERSITY NETWORK, INC. Special Meeting of Stockholders Monday, October 17, 2016 8:00 AM Central Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James Kirsch and Katherine Butkevich, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROFESSIONAL DIVERSITY NETWORK, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 8:00 AM, CDT on Monday, October 17, 2016, at the offices of the company located at 801 W. Adams Street, Suite 600, Chicago, IL 60607, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side